Exhibit 4.2

EXECUTION VERSION

INDENTURE

by and among

Jefferies Credit Partners BDC CLO I LTD.
Issuer

Jefferies Credit Partners BDC CLO I LLC
Co-Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
Trustee

Dated March 20, 2025

TABLE OF CONTENTS

-i-

-ii-

-iii-

-iv-

Section 12.3 Conditions Applicable to All Sale and Purchase Transactions	222
Section 12.4 The Advisory Committee	222
Section 12.5 Optional Repurchase or Substitution	223
ARTICLE XIII DEBTHOLDERS’ RELATIONS
Section 13.1 Subordination	225
Section 13.2 Standard of Conduct	226
ARTICLE XIV MISCELLANEOUS
Section 14.1 Form of Documents Delivered to Trustee	226
Section 14.2 Acts of Holders	227
Section 14.3 Notices, etc., to Trustee, the Co-Issuers, the Portfolio Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, the Administrator, each Hedge Counterparty and each Rating Agency	228
Section 14.4 Notices to Holders; Waiver	230
Section 14.5 Effect of Headings and Table of Contents	231
Section 14.6 Successors and Assigns	231
Section 14.7 Severability	231
Section 14.8 Benefits of	231
Section 14.9 Legal Holidays	231
Section 14.10 Governing Law	231
Section 14.11 Submission to Jurisdiction	232
Section 14.12 Waiver of Jury Trial	232
Section 14.13 Counterparts	232
Section 14.14 Acts of Issuer	232
Section 14.15 Confidential Information	233
Section 14.16 Liability of Co-Issuers	234
Section 14.17 Communications with the Rating Agencies	235
Section 14.18 [Reserved].	235
Section 14.19 Contributions	235
ARTICLE XV ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT
Section 15.1 Assignment of Portfolio Management Agreement	236

-v-

ARTICLE XVI HEDGE AGREEMENTS
Section 16.1 Hedge Agreements	238

Schedules and Exhibits

Schedule 1 Eligible Loan Indices

Schedule 2 [Reserved]

Schedule 3 S&P Industry Classifications

Schedule 4 [Reserved]

Schedule 5 [Reserved]

Schedule 6 S&P Recovery Rate Tables

Exhibit A Forms of Notes

A-1 Form of Secured Note

A-2 Form of Subordinated Note

Exhibit B Forms of Transfer and Exchange Certificates

B-1 Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note

B-2 Form of Purchaser Representation Letter for Secured Notes

B-3 Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note

B-4 Form of Purchaser Representation Letter for Subordinated Notes

B-5 Form of Note ERISA Certificate

Exhibit C Form of Note Owner Certificate

Exhibit D Form of Contribution Notice

Exhibit E [Reserved]

Exhibit F Advisory Committee Guidelines

Exhibit G Form of NRSRO Certification

-vi-

INDENTURE, dated as of March 20, 2025 among Jefferies Credit Partners BDC CLO I Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Jefferies Credit Partners BDC CLO I LLC, a limited liability company organized under the laws of the State of Delaware (the “Co‑Issuer,” and together with the Issuer, the “Co-Issuers”) and U.S. Bank Trust Company, National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Bank, the Portfolio Manager, the Administrator, each Hedge Counterparty (if any) and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, all personal property and real property of the Issuer, in each case, whether now owned or existing, or hereafter acquired or arising and wherever located including, without limitation, (a) the Collateral Obligations, the Loss Mitigation Obligations, the Specified Defaulted Obligations and the Specified Equity Securities which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations, Loss Mitigation Obligations, Specified Defaulted Obligations and Specified Equity Securities which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) subject to the rights of the Hedge Counterparty therein, each Hedge Counterparty Collateral Account, and any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein, (d) the Portfolio Management Agreement as set forth in Article XV hereof, the Hedge Agreements, the Administration Agreement, the Risk Retention Letter, the Collateral Administration Agreement, the JCP BDC SPV Sale Agreement and the Master Loan Sale Agreement, (e) all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (f) all accounts, chattel paper, commodity accounts, commodity contracts, deposit accounts, equipment, farm products, financial assets, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, manufactured homes, money, payment intangibles, promissory notes and all supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting

Collateral Obligations or Eligible Investments), (h) any Equity Securities received by the Issuer and (i) all proceeds with respect to the foregoing (the assets referred to in (a) through (i) above, are collectively referred to as the “Assets”); provided that such Grants shall not include the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Notes, the funds attributable to the issuance and allotment of the Issuer’s ordinary shares or the bank account in the Cayman Islands in which such funds are deposited (or any interest thereon) (collectively, the “Excepted Property”).

The above Grant is made to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Debt and any other Secured Debt by reason of difference in time of issuance, incurrence or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Portfolio Management Agreement, the Account Control Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture (the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references in this Indenture to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

“25% Limitation”: A limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the total value of any class of equity interest in the Issuer, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Account Control Agreement”: The Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and U.S. Bank National Association, as securities intermediary and depository bank.

“Accountants’ Effective Date AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(c).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp‑Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Interest Reserve Account, (vii) the Custodial Account, (viii) the Permitted Use Account and (ix) each Hedge Counterparty Collateral Account.

“Accredited Investor”: An “accredited investor” within the meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Additional Debt”: Any additional Debt issued or incurred, as applicable, pursuant to Section 2.13.

“Additional Retention Holder Issuance”: The meaning specified in Section 2.14(d).

“Adjusted Class Break-even Default Rate”: The rate equal to (a)(i) the Class Break-even Default Rate multiplied by (ii)(x) the Target Portfolio Par divided by (y) the S&P Collateral Principal Amount plus (b)(i)(x) the S&P Collateral Principal Amount minus (y) the Target Portfolio Par, divided by (ii)(x) the S&P Collateral Principal Amount multiplied by (y) 1 minus the Weighted Average S&P Recovery Rate.

“Adjusted Collateral Principal Amount”: As of any date of determination:

(a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations, Deferring Securities, Long-Dated Obligations and Post-Effective Date Excepted Participation Interests); plus

(b) unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations); plus

(c) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds; plus

(d) the aggregate, for each Defaulted Obligation or Deferring Security, of the S&P Collateral Value of such Defaulted Obligation or Deferring Security; provided that the Adjusted Collateral Principal Amount shall be zero for any Defaulted Obligation which the Issuer has owned for more than three years after its default date (or for any Specified Defaulted Obligation which the Issuer has owned for more than three years after its designation as a “Specified Defaulted Obligation”); plus

(e) the aggregate, for each Discount Obligation, of the product of the (x) purchase price, excluding accrued interest, (expressed as a percentage of par) and (y) Principal Balance of such Discount Obligation; plus

(f) the aggregate, for each Long-Dated Obligation, of the lower of (i) the product of (x) 70% and (y) the Principal Balance of such Long-Dated Obligation and (ii) the Market Value of such Long-Dated Obligation; plus

(g) for each Post-Effective Date Excepted Participation Interest, an amount equal to its S&P Recovery Amount; minus

(h) the CCC Excess Adjustment Amount;

provided, further, that with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Deferring Security, Long-Dated Obligation, Post-Effective Date Excepted Participation Interest or any asset that falls into the CCC Excess Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administration Agreement”: An agreement dated as of the Closing Date, between the Administrator (as administrator and share owner) and the Issuer (as amended from time to time) relating to the various corporate management functions that the Administrator shall perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other corporate services in the Cayman Islands until termination of such agreement.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid as described in any of Section 10.2(d), Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iv)(A) during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.03% per annum (prorated for the related Interest Accrual Period on the basis of a 360 day year consisting of twelve 30 day months) of the Fee Basis Amount on the related Determination Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360 day year consisting of twelve 30 day months); provided that, with respect to any Payment Date on or after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to the Priority of Payments on the three immediately preceding Payment Dates (or, with respect to the third Payment Date, since the Closing Date) and during the related Collection Periods is less than the aggregate Administrative Expense Cap (determined without regard for this proviso) for such period, such excess amount shall be added to the amount determined above for purposes of calculating the Administrative Expense Cap for such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer or the Co-Issuer: first, to the Trustee and the Bank (in each of its capacities under the Transaction Documents) pursuant to Section 6.7 and other provisions of this Indenture, second, to the Collateral Administrator pursuant to the Collateral Administration Agreement, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i) the Independent accountants, agents (other than the Portfolio Manager) and counsel of the Co-Issuers for fees and expenses;

(ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations;

(iii) the Portfolio Manager under this Indenture and the Portfolio Management Agreement, including without limitation reasonable expenses of the Portfolio Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Assets, any other expenses incurred in connection with the Assets, including any Risk Retention Expenses and amounts payable pursuant to the Portfolio Management Agreement but excluding the Portfolio Management Fee;

(iv) the Administrator pursuant to the Administration Agreement;

(v) each member of the Advisory Committee under each Advisory Committee Member Agreement (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such Advisory Committee Member Agreement);

(vi) the independent manager of the Co-Issuer for fees and expenses;

(vii) any third-party reporting entity appointed by the Issuer in connection with the preparation and/or filing of such information and reports required by the EU Transparency and Reporting Requirements;

(viii) any other person (including the Portfolio Manager, the Retention Holder and/or the Collateral Administrator) for any (A) pecuniary sanctions arising under Article 32 of the EU Securitization Regulation and (B) administrative penalties imposed in respect of the EU Securitization Regulation or any national laws or regulations supplementing or implementing the EU Securitization Regulation in relation to a failure by the Issuer to meet the EU Transparency and Reporting Requirements; and

(ix) any Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including, without limitation, any expenses related to complying with FATCA or otherwise complying with the tax laws, the payment of facility rating fees, the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Assets and any other expenses incurred in connection with the Assets) and the Debt, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1, and any amounts due in respect of the listing of any Debt on any stock exchange or trading system;

and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that, for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt) shall not constitute Administrative Expenses.

“Administrator”: Appleby Global Services (Cayman) Limited and its successors.

“Advisory Committee”: An advisory committee of the Issuer formed, subject to the Advisory Committee Guidelines, to approve certain types of investments by the Issuer.

“Advisory Committee Guidelines”: The guidelines in respect of the Advisory Committee attached hereto as Exhibit F.

“Advisory Committee Member Agreement”: Any agreement between an Advisory Committee member and the Issuer relating to such Advisory Committee member’s service as such.

“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affected Debtholders”: For any supplemental indenture, all Holders of each Class of Debt excluding, if such supplemental indenture is in connection with an Optional Redemption by Refinancing of one or more Classes of Secured Debt effected in accordance with this Indenture, (x) each Class of Secured Debt to be redeemed pursuant to such Refinancing and (y) each class of replacement securities or loans issued in such Refinancing.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above; provided that funds or accounts managed by the Portfolio Manager or affiliates of the Portfolio Manager shall be excluded from the definition hereof. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates acts as administrator or share trustee for such entity.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (including, for any Deferrable Security, only the required current cash pay interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the Principal Balance of such Collateral Obligation.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying: (a) the Benchmark applicable to the Floating Rate Debt during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Obligations (excluding (x) for any Deferring Security, any interest that has been deferred and capitalized thereon and (y) for the avoidance of doubt, the Principal Balance of any Defaulted Obligation) as of such Measurement Date minus (ii) the Target Portfolio Par minus (iii) the aggregate amount of Principal Proceeds received from the issuance of additional notes pursuant to Section 2.14 and 3.2.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of, for each Floating Rate Obligation:

(a) for each Floating Rate Obligation (including, for any Deferrable Security which is not a Deferring Security and for any Collateral Obligation that is not a Deferrable Security as a result of such Collateral Obligation meeting the requirements set forth in the proviso to the definition of “Deferrable Security”, only the required current cash pay interest required by the Underlying Instruments thereon and excluding any Deferring Security and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over the SOFR-based index, (i) the stated interest rate spread on such Collateral Obligation above such index multiplied by (ii) the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); provided that for purposes of this definition, the interest rate spread shall be deemed to be, with respect to any Floating Rate Obligation that has a reference rate floor, (i) the stated interest rate spread plus, (ii) if positive, (x) the reference rate floor value minus (y) the Benchmark applicable to the Floating Rate Debt as in effect for the current Interest Accrual Period; and

(b) for each Floating Rate Obligation (including, for any Deferrable Security which is not a Deferring Security, only the required current cash pay interest required by the Underlying Instruments thereon and excluding any Deferring Security and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a SOFR-based index, (i) the excess of the sum of such spread and such index over the Benchmark with respect to the Floating Rate Debt as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); provided that for purposes of this definition, the amount calculated in clause (b)(i) shall be deemed to be, with respect to any Floating Rate Obligation that has an interest rate floor, (i) the excess of the sum of such spread and such index over the Benchmark with respect to the Floating Rate Debt as of the immediately preceding Interest Determination Date plus, (ii) if positive, (x) the interest rate floor value minus (y) such index as in effect for the current Interest Accrual Period.

“Aggregate Outstanding Amount”: With respect to any (i) Secured Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding (including any Deferred Interest previously added to the principal amount of any of the Class C Notes that remains unpaid except to the extent otherwise expressly provided herein) and (ii) Subordinated Notes, the initial aggregate principal amount of such Subordinated Notes Outstanding.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“Applicable Issuer” or “Applicable Issuers”: With respect to the Class A Notes, the Class B Notes and the Class C Notes, the Co-Issuers; with respect to the Subordinated Notes, the Issuer only; and with respect to any additional notes issued in accordance with Sections 2.14 and 3.2, the Issuer and, if such debt is co-issued, the Co-Issuer.

“Applicable Law”: The meaning specified in Section 6.3(cc).

“Appraised Value”: With respect to any Collateral Obligation, the value of such Collateral Obligation, as determined by the applicable Approved Appraisal Firm, as set forth in the related appraisal (or, if a range of values is set forth therein, the midpoint of such values). If the Issuer owns less than 100% of the total lenders’ interests secured by the assets securing any Collateral Obligation or has sold Participation Interests in such Collateral Obligation, then the Appraised Value with respect to such Collateral Obligation will be reduced to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with or senior to (including with respect to liquidation) the Issuer’s interest under the Collateral Obligation.

“Approved Appraisal Firm”: (a) Each of the following firms: Houlihan Lokey, Inc., Duff & Phelps LLC, Kroll Inc., Lincoln Advisors, Murray, Devine and Company and Valuation Research Corporation and (b) each independent appraisal firm (i) recognized as being experienced in conducting valuations of loans of the type constituting Collateral Obligations and (ii) that the Issuer, or the Portfolio Manager in accordance with the Portfolio Manager Standard, determines is qualified with respect to each Collateral Obligation; provided that at no time may the Issuer, the Portfolio Manager or any Affiliate thereof be an Approved Appraisal Firm.

“Article 7 ITS”: Commission Implementing Regulation (EU) 2020/1225.

“Article 7 RTS”: Commission Delegated Regulation (EU) 2020/1224.

“Article 7 Technical Standards”: The Article 7 RTS and the Article 7 ITS.

“Asset Replacement Percentage”: On any date of calculation, a fraction (expressed as a percentage) calculated by the Portfolio Manager where the numerator is the outstanding principal balance of the Collateral Obligations that were indexed to the Fallback Rate other than the then-current Benchmark for the Index Maturity as of such calculation date and the denominator is the outstanding principal balance of the Collateral Obligations as of such calculation date.

“Asset-Backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clauses hereof.

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment

Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”: With respect to the Issuer or the Co-Issuer, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of any Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: U.S. Bank Trust Company, National Association, a national banking association with trust powers (including any organization or entity succeeding to all or substantially all of its corporate trust business), in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Exchange”: The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another obligor which, but for the fact that such debt obligation is a Defaulted Obligation or a Credit Risk Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Portfolio Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Portfolio Manager, at the time of the exchange, the debt obligation received on exchange is no less senior in right of payment vis‑à‑vis its obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis‑à‑vis its obligor’s other outstanding indebtedness, (iii) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, each of the Coverage Tests is satisfied or, if any Coverage Test was not satisfied prior to such exchange, the coverage ratio relating to such test shall be at least as close to being satisfied after giving effect to such exchange as it was before giving effect to such exchange, (iv) no more than one other Bankruptcy Exchange has occurred during the Collection Period under which such Bankruptcy Exchange is occurring, (v) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, not more than 5.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, (vi) the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes in this Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vii) as determined by the Portfolio Manager, such exchanged Defaulted Obligation was not acquired in a Bankruptcy Exchange, (viii) the exchange does not take place during the Restricted Trading Period, (ix) the Bankruptcy Exchange Test is satisfied, and (x) the Aggregate Principal Balance of all Collateral Obligations received in a Bankruptcy Exchange (measured cumulatively since the Closing Date) will not exceed 10.0% of the Target Portfolio Par.

“Bankruptcy Exchange Test”: A test that shall be satisfied if, in the Portfolio Manager’s reasonable business judgment, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange is greater than the projected internal rate of return of the Defaulted Obligation exchanged in a Bankruptcy Exchange, calculated by the Portfolio Manager by aggregating all cash and the Market Value of any Collateral Obligation subject to a Bankruptcy Exchange at the time of each Bankruptcy Exchange.

“Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law, including, without limitation, Part V of the Companies Act (As Revised) of the Cayman Islands and the Companies Winding Up Rules (As Revised) of the Cayman Islands, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(d)(ii).

“Base Management Fee”: The fee payable to the Portfolio Manager in arrears on each Payment Date (accruing during the related Interest Accrual Period and, as applicable, prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Portfolio Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.200% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Benchmark”: Initially, the Term SOFR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark used to calculate interest on any Class of Debt, the “Benchmark” shall mean the Fallback Rate; provided, further, that with respect to the Floating Rate Debt, the Benchmark will be no less than zero.

“Benchmark Replacement Conforming Changes”: With respect to any Fallback Rate any technical, administrative or operational changes (including changes to the definition of

“Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, changes to the definition of “Index Maturity” solely when such tenor is longer than the Interest Accrual Period and other administrative matters) that the Portfolio Manager decides may be appropriate to reflect the adoption of such Fallback Rate in a manner substantially consistent with market practice (or, if the Portfolio Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Portfolio Manager determines that no market practice for use of the Fallback Rate exists, in such other manner as the Portfolio Manager determines is reasonably necessary).

“Benchmark Replacement Date”: As determined by the Portfolio Manager, (i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark; (ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information, (iii) in the case of clause (d) of the definition of “Benchmark Transition Event,” the date selected by the Portfolio Manager in its sole discretion or (iv) in the case of clause (e) of the definition of “Benchmark Transition Event,” the second Business Day following the date of such Monthly Report or Distribution Report, as applicable; provided, that the Portfolio Manager shall have no obligation to select a Benchmark Replacement Date in respect of a Benchmark Transition Event occurring solely under clause (d) or clause (e) of the definition of such term. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. The Portfolio Manager shall provide notice of the Benchmark Replacement Date to the Trustee, the Collateral Administrator, the Calculation Agent and each Rating Agency (each of whom shall have no responsibility for determining such date and may conclusively rely on the notice provided by the Portfolio Manager).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark, as determined by the Portfolio Manager:

(a) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

(d) no Benchmark Transition Event has occurred under any of clause (a) through (c) above, but (1) there is a material disruption to such Benchmark or (2) such Benchmark ceases to be published by the Term SOFR Administrator; or

(e) the Asset Replacement Percentage is greater than 50%, as reported in the most recent Monthly Report or Distribution Report.

“Benefit Plan Investor”: A “benefit plan investor” as defined in Section 3(42) of ERISA and which includes (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a plan that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Board of Directors”: The directors of the Issuer duly appointed by the shareholders of the Issuer or the board of directors of the Issuer.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution of the managers of the Co‑Issuer.

“Bond”: A debt security (that is not a Loan) that is (a) issued by a corporation, limited liability company, partnership or trust and (b) secured by a valid first priority perfected security interest on specified collateral.

“Book Value”: “Book value” within the meaning of Treasury Regulations section 1.704‑1(b)(2)(iv), adjusted (to the extent permitted under Treasury Regulations section 1.704‑1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the beneficial owners of the Subordinated Notes (as determined for U.S. federal income tax purposes).

“Bridge Loan”: Any loan that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation; provided that to the extent action is required of the Issuer that has not been delegated to the Trustee, the Portfolio Manager or any agent of the Issuer located outside the Cayman Islands, the Cayman

Islands shall also be considered in determining “Business Day” for purposes of determining when such Issuer action is required.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Cash Contribution”: The meaning specified in Section 14.19(a).

“Cayman AML Regulations”: The Cayman Islands Anti-Money Laundering Regulations (As Revised) and The Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands, each as amended and revised from time to time.

“Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Act (As Amended) together with regulations and guidance notes made pursuant to such law.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Security) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: The amount equal to the excess of the Aggregate Principal Balance of all CCC Collateral Obligations over an amount equal to 20.0% of the Collateral Principal Amount as of the current Determination Date; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the principal balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such CCC Excess.

“CCC Excess Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of:

(a) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(b) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“CEA”: The United States Commodity Exchange Act of 1936, as amended.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: The Certificated Secured Notes and the Certificated Subordinated Notes.

“Certificated Secured Note”: A Secured Note issued in the form of one or more definitive, fully registered notes without interest coupons.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”: A Subordinated Note issued in the form of one or more definitive, fully registered notes without interest coupons.

“Class”: In the case of (i) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and designation and (ii) the Subordinated Notes, all of the Subordinated Notes having the same designation; provided that all Pari Passu Classes shall constitute a single Class (respectively) for all purposes under this Indenture, the Portfolio Management Agreement and any other Transaction Document, except (1) as expressly stated otherwise in this Indenture, the Portfolio Management Agreement or such other Transaction Document and (2) in the case of any right to consent, give direction or otherwise vote with respect to any amendment or modification of this Indenture, the Portfolio Management Agreement or any other Transaction Document, as applicable, that would by its terms directly affect any the Holders of any Class of Notes exclusively and/or differently from the Holders of any Pari Passu Class with respect thereto.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes.

“Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the Highest Priority Class:

(I) prior to the S&P CDO Monitor Election Date, the rate equal to (a) 0.150421 (or such other coefficient provided in advance by S&P to the Issuer, the Portfolio Manager and the Collateral Administrator in writing) plus (b) the product of (x) 3.069051 (or such other coefficient provided in advance by S&P to the Issuer, the Portfolio Manager and the Collateral Administrator in writing) and (y) the Weighted Average Floating Spread plus (c) the product of (x) 1.206457 (or such other coefficient provided in advance by S&P to the Issuer, the Portfolio Manager and the Collateral Administrator in writing) and (y) the Weighted Average S&P Recovery Rate; and

(II) on and after the S&P CDO Monitor Election Date, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, shall result in sufficient funds remaining for the payment of such Class in full. After the Effective Date, S&P shall provide the Portfolio Manager and the Collateral Administrator in writing with the Class Break-even Default Rates for the S&P CDO Monitor based upon the S&P Weighted Average Floating Spread Input and the S&P Weighted Average Recovery Rate Input.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the Highest Priority Class, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from (x) prior to the S&P CDO Monitor Election Date, the Adjusted Class Break-even Default Rate and (y) on and after the S&P CDO Monitor Election Date, the Class Break-even Default Rate, in each case, for such Class of Notes at such time.

“Class Scenario Default Rate”: With respect to the Highest Priority Class, at any time:

(a) prior to the S&P CDO Monitor Election Date, the rate at such time equal to:

(i) 0.247621 plus

(ii) the S&P Weighted Average Rating Factor divided by (y) 9162.65 minus

(iii) the Default Rate Dispersion divided by (y) 16757.20 minus

(iv) the Obligor Diversity Measure divided by (y) 7677.80 minus

(v) the Industry Diversity Measure divided by (y) 2177.56 minus

(vi) the Regional Diversity Measure divided by (y) 34.0948 plus

(vii) the S&P Weighted Average Life divided by (y) 27.3896; and

(b) on and after the S&P CDO Monitor Election Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class of Notes, determined by application by the Portfolio Manager and the Collateral Administrator of the S&P CDO Monitor at such time.

“Clean-Up Call Redemption”: A redemption or prepayment of the Debt, in whole but not in part, in accordance with Section 9.8.

“Clean-Up Call Redemption Price”: The meaning specified in Section 9.8(b).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing

Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: March 20, 2025.

“Closing Date Participation Interest”: With respect to each Collateral Obligation subject to transfer from JCP BDC SPV to the Issuer pursuant to the JCP BDC SPV Sale Agreement, and in respect of which title to the underlying loan obligation will not be owned by the Issuer as of the Closing Date, an undivided 100% Participation Interest granted by JCP BDC SPV to the Issuer pursuant to the JCP BDC SPV Sale Agreement. For the avoidance of doubt, each such Participation Interest shall, upon its respective Elevation Date, automatically terminate.

“Code”: The United States Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Co-Issuer”: The Person named as such on the first page of this Indenture, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, among the Issuer, the Portfolio Manager and the Collateral Administrator, as amended from time to time, in accordance with the terms thereof.

“Collateral Administrator”: U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Securities, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Securities), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Obligation”: A Senior Secured Loan, a Second Lien Loan or an Unsecured Loan (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or Participation Interest therein that as of the date of acquisition by the Issuer:

(i) is U.S. Dollar denominated and is neither convertible by the obligor thereof into, nor payable in, any other currency;

(ii) is not (A) a Defaulted Obligation or (B) a Credit Risk Obligation (unless, in each case, such acquisition is being made in connection with a Bankruptcy Exchange);

(iii) is not a lease;

(iv) if it is a Deferrable Security, unless it is a Permitted Deferrable Security, it is not deferring or capitalizing the payment of current cash pay interest thereon, paying current cash pay interest “in kind” or otherwise has an interest “in kind” balance outstanding with respect to cash pay interest at the time of purchase;

(v) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi) does not constitute Margin Stock;

(vii) gives rise only to payments that do not, at the time the obligation is acquired, subject the Issuer to withholding tax (other than with respect to (A) commitment fees and other similar fees or (B) FATCA), unless the related obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) equals the full amount that the Issuer would have received had no such taxes been imposed;

(viii) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Portfolio Manager;

(ix) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the obligor thereof may be required to be made by the Issuer;

(x) does not have an “p,” “L,” “prelim,” “t” or “sf” subscript assigned by S&P or if such obligation is not rated by S&P, does not have an “sf” subscript assigned by any other NRSRO;

(xi) is not a Structured Finance Obligation, Real Estate Loan or a letter-of-credit;

(xii) will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xiii) is not the subject of an Offer of exchange, or tender by its obligor or issuer, for Cash, securities or any other type of consideration other than (A) a Permitted Offer or (B) an exchange offer in which a loan or a security that is not registered under the Securities Act is exchanged for a loan or a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a loan or a security that would otherwise qualify for purchase under the Investment Criteria described herein;

(xiv) is Registered;

(xv) if it is a Floating Rate Obligation, accrues interest at a floating rate determined by reference to (A) the Dollar prime rate, federal funds rate or the Benchmark or (B) a similar interbank offered rate, commercial deposit rate or any other index;

(xvi) is not a Synthetic Security;

(xvii) does not pay interest less frequently than semi-annually;

(xviii) it has an S&P Rating;

(xix) is not an interest in a grantor trust;

(xx) is issued by an obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxi) is not an obligation of a Portfolio Company;

(xxii) is not an Equity Security and is not by its terms convertible into or exchangeable for an Equity Security;

(xxiii) is able to be pledged to the Trustee pursuant to its Underlying Instruments;

(xxiv) is not issued by an Obligor with a most‑recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) of less than $10,000,000 (other than Recurring Revenue Loans);

(xxv) does not mature after the earliest Stated Maturity of the Debt (unless such obligation is being acquired in connection with a Bankruptcy Exchange);

(xxvi) is not a commodity forward contract;

(xxvii) it does not have an S&P Rating that is below “CCC-” (unless such obligation is being acquired in connection with a Bankruptcy Exchange);

(xxviii) is purchased at a price at least equal to 50% of its Principal Balance (unless such obligation is acquired in a Bankruptcy Exchange); provided, that not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations purchased for a price between 50% and 60% of their respective Principal Balances; and

(xxix) is not a Bond.

For the avoidance of doubt, (i) Collateral Obligations may include Current Pay Obligations and (ii) any Loss Mitigation Obligation or any Specified Defaulted Obligation designated as a Collateral Obligation by the Portfolio Manager in accordance with the terms specified in the definition of “Loss Mitigation Obligation” shall constitute a Collateral Obligation

(and not a Loss Mitigation Obligation or a Specified Defaulted Obligation) only following such designation.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations and (b) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds; provided, that Defaulted Obligations will be treated as having a Principal Balance equal to the S&P Collateral Value of such Defaulted Obligations; provided, further, that the Principal Balance shall be zero for any Defaulted Obligation which the Issuer has owned for more than three years after the date that it became a Defaulted Obligation (or, in the case of any Specified Defaulted Obligation, which the Issuer has owned for more than three years after its designation as a “Specified Defaulted Obligation”).

“Collateral Quality Test”: A test satisfied on any Measurement Date on and after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or, unless otherwise specified in the Investment Criteria, if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment, calculated in each case as required by Section 1.3 herein:

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) the Weighted Average Life Test;

(iv) solely during the Reinvestment Period, the S&P CDO Monitor Test; and

(v) on and after the S&P CDO Monitor Election Date, the Weighted Average S&P Recovery Rate Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the tenth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption (other than a Non-Payment Date Refinancing) or Tax Redemption in whole of the Debt, on the Business Day preceding the Redemption Date, provided that, in the case of this clause (b), all Sale Proceeds and Refinancing Proceeds, as applicable, received on the applicable Redemption Date shall be deemed to be received on the Business Day prior to such Redemption Date and (c) in any other case, at the close of business on the tenth Business Day prior to such Payment Date (or, if such day is not a Business Day, the next succeeding Business Day).

“Concentration Limitations”: Limitations satisfied on any date of determination on or after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below or, unless otherwise specified in the Investment Criteria, if not in compliance on such date, the relevant requirements must be maintained or improved after giving effect to the purchase, calculated in each case as required by Section 1.3 herein:

(i) not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans and Eligible Investments representing Principal Proceeds;

(ii) not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans or Unsecured Loans;

(iii) not more than 3.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, without duplication, obligations issued by up to five Obligors and their respective Affiliates may each constitute up to 5.0% of the Collateral Principal Amount; provided that one Obligor shall not be considered an Affiliate of another Obligor solely because they are controlled by the same financial sponsor;

(iv) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(v) not more than 17.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vi) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vii) no portion of the Collateral Principal Amount may consist of Zero Coupon Bonds, Step-Up Obligations or Step-Down Obligations;

(viii) not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations; provided that DIP Collateral Obligations that are Uptier Priming Debt may consist of an additional 3.0% of the Collateral Principal Amount;

(ix) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(x) (a) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests and (b) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interests (in each case, other than with respect to Closing Date Participation Interests);

(xi) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating derived from a Moody’s rating as set forth in clause (iii)(a) of the definition of “S&P Rating”;

(xii) (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
15.0%	Canada;
10.0%	any individual Group I Country;
7.5%	all Group II Countries in the aggregate;
5.0%	any individual Group II Country;
5.0%	all Group III Countries in the aggregate;
5.0%	any individual Group III Country;
3.0%	any individual country other than the United States, Canada, Greece, Italy, Portugal, Russia, Spain, any Group I Country, any Group II Country or any Group III Country;
0.0%	Greece, Italy, Portugal, Russia and Spain; and
7.5%	all Tax Jurisdictions in the aggregate

(xiii) not more than 12.5% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 21.0% of the Collateral Principal Amount; (y) the second‑largest S&P Industry Classification may represent up to 17.5% of the Collateral Principal Amount; and (z) the third‑largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xiv) (x) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly and (y) no portion of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than semi-annually;

(xv) [reserved];

(xvi) no portion of the Collateral Principal Amount may consist of Bridge Loans;

(xvii) not more than 3.0% of the Collateral Principal Amount may consist of Long-Dated Obligations;

(xviii) no portion of the Collateral Principal Amount may consist of Structured Finance Obligations;

(xix) not more than 25.0% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xx) not more than 20.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xxi) not more than 10.0% of the Collateral Principal Amount may consist of Recurring Revenue Loans;

(xxii) not more than 5.0% of the Collateral Principal Amount may consist of Uptier Priming Debt; and

(xxiii) not more than 15.0% of the Collateral Principal Amount may consist of Deferrable Securities or Permitted Deferrable Securities.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 14.19(a).

“Contribution Repayment Amount”: The meaning specified in Section 14.19(b).

“Contributor”: The Holder of Subordinated Notes who makes a Contribution.

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding and then the Subordinated Notes so long as any Subordinated Notes are Outstanding.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which this Indenture is administered, currently located at: (i) for Note transfer purposes and presentment of the Notes for final payment thereon, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402, Attention: Jefferies Credit Partners BDC CLO I Ltd. and (ii) for all other purposes: U.S. Bank Trust Company, National Association, 190 S. LaSalle St, 8th Floor, Chicago, IL 60603, MK-IL-SL8T, Attention: Ryan Varnum, email: [***]; or in each case, such other address as the Trustee may designate from time to time by notice to the Holders, the Portfolio Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Instruments for which (i) do not contain any financial covenants or (ii) do not require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided, that, except for purposes of determining the S&P Recovery Rate of the applicable Collateral Obligation, a Collateral Obligation described in clause (i) or (ii) above which contains either a cross-default provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Debt.

“Credit Improved Criteria”: With respect to any Collateral Obligation, the occurrence of any of the following:

(a) if such Collateral Obligation is a Fixed Rate Obligation, there has been a decrease in the difference between its yield compared to the yield on the relevant U.S. Treasury security of more than 7.5% of its yield since the date of purchase; or

(b) if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of any Eligible Loan Index over the same period, as determined by the Portfolio Manager.

“Credit Improved Obligation”: Any Collateral Obligation which, in the Portfolio Manager’s reasonable commercial business judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided that during a Restricted Trading Period, a Collateral Obligation shall qualify as a Credit Improved Obligation only if (i) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation, (ii) such Collateral Obligation has been upgraded by S&P or placed on a watch list for possible upgrade by S&P since the date on which such Collateral Obligation was purchased by the Issuer or (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: With respect to any Collateral Obligation, the occurrence of any of the following:

(a) if such Collateral Obligation is a Fixed Rate Obligation, there has been an increase in the difference between its yield compared to the yield on the relevant U.S. Treasury security of more than 7.5% of its yield since the date of purchase;

(b) the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Instruments relating to such Collateral Obligation; or

(c) if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an average price of any index specified on the Eligible Loan Index as determined by the Portfolio Manager over the same period.

“Credit Risk Obligation”: Any Collateral Obligation that, in the Portfolio Manager’s reasonable commercial business judgment, has a significant risk of declining in credit quality or price; provided that at any time during a Restricted Trading Period, a Collateral Obligation shall qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if, (i) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation, (ii) such Collateral Obligation has been downgraded by S&P or placed on a watch list for possible downgrade by S&P since the date on which such Collateral Obligation was purchased by the Issuer or (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Risk Obligation.

“CRS”: The OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (as amended) (including any implementing legislation, rules, regulations and guidance notes with respect to such law).

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Portfolio Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the Obligor or issuer of such Collateral Obligation (a) will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor or issuer is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation, which would include, for the avoidance of doubt, any bankruptcy court order for adequate protection payments, and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due and (c) the Collateral Obligation has a Market Value of at least 80% of its par value (Market Value being determined, solely for the purposes of this clause (c), without taking into consideration clause (iv) of the definition of the term “Market Value”).

“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut‑Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Debt”: The Secured Notes and the Subordinated Notes.

“Debtholder”: With respect to any Debt, the Person whose name appears on the Register as the registered holder of such Debt.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate Dispersion”: As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Weighted Average Rating Factor by (ii) the Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Portfolio Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default known to the Portfolio Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer or obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Portfolio Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto, and the holders of such Collateral Obligation have accelerated the maturity of all or a portion of such Collateral Obligation; provided that (x) the Collateral Obligation shall constitute a Defaulted Obligation under this clause (b) only until such acceleration has been rescinded and (y) both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or obligor and secured by the same collateral);

(c) the issuer or obligor or others have instituted Proceedings to have the issuer or obligor adjudicated as bankrupt or insolvent or placed into receivership and such Proceedings have not been stayed or dismissed or such issuer or obligor has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d) the Obligor on such Collateral Obligation has an S&P Rating of “CC” or below or “SD” or had such rating immediately before such rating was withdrawn;

(e) the Portfolio Manager has actual knowledge that such Collateral Obligation is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer or obligor which has an S&P Rating of “CC” or below or “SD” or had such rating immediately before it was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or obligor and secured by the same collateral;

(f) a default with respect to which the Portfolio Manager has received notice or knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g) the Portfolio Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i) such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” other than with respect to a Closing Date Participation Interest or with respect to which the Selling Institution has an S&P Rating of “CC” or below or “SD” or had such rating before such rating was withdrawn; or

(j) such Collateral Obligation is a Specified Unsold Obligation with respect to which a trade date in respect of its sale has not occurred within 30 days following the effective date of the related Maturity Amendment;

provided that (x) a Collateral Obligation will not constitute a Defaulted Obligation pursuant to clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 7.5% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation will not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d) and (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P rating of “SD” or “CC” or lower).

“Deferrable Security”: A Collateral Obligation (including any Permitted Deferrable Security) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that a loan that requires, by the terms of its applicable Underlying Instruments, interest to be paid in cash at a rate of (in the case of a Permitted Deferrable Security that is a Fixed Rate Obligation) at least 3.00% and (in the case of a Permitted Deferrable Security that is a Floating Rate Obligation) at least the Benchmark plus 2.00% per annum shall be deemed not to be a Deferrable Security.

“Deferred Interest”: With respect to the Class C Notes, the meaning specified in Section 2.7(a).

“Deferring Security”: A Deferrable Security that is deferring the payment of the current cash pay interest due thereon and has been so deferring the payment of such interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-” for the shorter of two consecutive accrual periods or one year and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided that such Deferrable Security shall cease to be a Deferring Security at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in Cash all accrued and unpaid interest and (c) commences payment of all current interest in Cash.

“Delayed Drawdown Collateral Obligation”: Any Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation shall be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(a) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(i) causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(ii) causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(iii) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(ii) causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(c) in the case of each Clearing Corporation Security,

(i) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

(ii) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(d) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(i) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and

(ii) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(e) in the case of each Security Entitlement not governed by clauses (a) through (d) above,

(i) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(ii) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account; and

(iii) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(f) in the case of Cash or Money,

(i) causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian;

(ii) if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC); and

(iii) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(g) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument),

(i) causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, D.C.; and

(ii) causing the registration of the security interest granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer’s registered office in the Cayman Islands.

In addition, the Portfolio Manager on behalf of the Issuer shall obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Designated Excess Par”: The meaning specified in Section 9.2(h).

“Designated Principal Proceeds”: The amounts on deposit in the Principal Collection Subaccount and/or the Ramp-Up Account that have been designated by the Portfolio Manager as Interest Proceeds on or before the Determination Date relating to the first Payment Date after the Effective Date, subject to a maximum of 1.00% of the Target Portfolio Par; provided, that no amount may be so designated unless prior to and following such designation, each of (i) the Target Portfolio Par Condition, (ii) the Collateral Quality Tests and (iii) the Concentration Limitations have been satisfied.

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation that the Portfolio Manager determines is acquired by the Issuer for a purchase price (as determined without averaging the purchase price on different days) that is,

(A) in the case of interests with an S&P Rating of below “B-,” acquired by the Issuer for a purchase price of less than 85% of the principal balance of such Collateral Obligation; and

(B) in the case of interests with an S&P Rating of “B-” or higher, acquired by the Issuer for a purchase price of less than 80% of the principal balance of such Collateral Obligation;

provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of the principal balance of such Collateral Obligation; provided, further, that (a) any Collateral Obligation that is purchased with proceeds from a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase and would otherwise be a Discount Obligation shall not be considered a Discount Obligation if such Collateral Obligation: (A) is purchased or committed to be purchased within five Business Days of such sale of a Collateral Obligation, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of such Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) at least equal to 50% of its Principal Balance and (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation and (b) the previous clause (a) shall not apply to such Collateral Obligation if at the time of such acquisition either (A) such application of clause (a) would result in more than 7.5% of the Collateral Principal Amount consisting of Collateral Obligations to which clause (a) has been applied or (B) the Aggregate Principal Balance of all Collateral Obligations to which clause (a) has been applied since the Closing Date is more than 12.5% of the Target Portfolio Par.

“Distribution Report”: The meaning specified in Section 10.6(b).

“Divisive Merger”: A division into two or more entities pursuant to the laws of any jurisdiction.

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any issuer of, or obligor with respect to, a Collateral Obligation:

(a) except as provided in clause (b) and (c) below, its country of organization;

(b) if it is organized in Luxembourg, its “Domicile” shall be deemed to be the country in which, in the Portfolio Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Portfolio Manager to be the source of the majority of revenues, if any, of such issuer or obligor); or

(c) if its payment obligations in respect of such Collateral Obligations are guaranteed, such guarantee satisfies the applicable Rating Agency criteria applicable to guarantees, and the guarantor under such guarantee is a person or entity that is organized in the United States, then the United States.

“DTC”: The Depository Trust Company, its nominees and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EBITDA”: Earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Obligation, in the manner provided in the Underlying Instruments).

“Effective Date”: The earlier to occur of (i) September 15, 2025 and (ii) the first date on which the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Target Portfolio Par Condition has been satisfied.

“Effective Date Report”: A report prepared by the Collateral Administrator and determined as of the Effective Date, containing (A) the information required in a Monthly Report and (B) a calculation with respect to whether the Target Portfolio Par Condition is satisfied.

“Effective Date S&P Condition”: A condition that will be satisfied if (a) the S&P CDO Monitor Election Date has not occurred, (b) the Portfolio Manager (on behalf of the Issuer) certifies to S&P that, as of the Effective Date, (x) the Effective Date Specified Tested Items are satisfied and (y) all reports required to be provided in connection with the Effective Date pursuant to Section 7.18(c) hereof have been provided and (c) the Issuer causes the Collateral Administrator to make available to S&P (i) the Effective Date Report showing satisfaction of the S&P CDO Monitor Test and the Target Portfolio Par Condition and (ii) the S&P Excel Default Model Input File.

“Effective Date Specified Tested Items”: The Collateral Quality Test, the Overcollateralization Ratio Tests, the Concentration Limitations and the Target Portfolio Par Condition.

“Elevation Date”: For each Collateral Obligation in which a Closing Date Participation Interest is granted pursuant to the JCP BDC SPV Sale Agreement, the date on which the assignment of such Collateral Obligation to the Issuer has become effective and such Collateral Obligation becomes legally owned by the Issuer.

“Eligible Investment Required Ratings”: A long-term and a short-term issue credit rating of at least “A” and “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term issue credit rating).

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Payment Date, and (y) is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment; provided that, notwithstanding the foregoing, the following securities shall not be Eligible Investments: (a) General Services

Administration participation certificates, (b) U.S. Maritime Administration guaranteed Title XI financings; (c) Financing Corp. debt obligations; (d) Farmers Home Administration Certificates of Beneficial Ownership; and (e) Washington Metropolitan Area Transit Authority guaranteed transit bonds;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper or other short-term obligations (other than Asset-Backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; or

(iv) money market funds registered under the Investment Company Act that have, at all times, credit ratings of “AAAm” by S&P;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date (or, if such Eligible Investments are issued by the Trustee in its capacity as a banking institution, on such Payment Date); (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f,” “p,” “sf” or “t” subscript assigned to its rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) at the time such obligation or security is acquired, payments thereunder are subject to withholding tax, unless the related obligor is required to make “gross-up payments” that ensure that the net amount actually received by the Issuer (after payment of all such taxes) equals the full amount that the Issuer would have received had no such taxes been imposed, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Portfolio Manager’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation, or (i) such obligation or security is represented by a certificate of interest in a grantor trust; and (3) Asset-Backed Commercial Paper shall not be considered an Eligible Investment. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation. The Trustee shall not be responsible for determining if an investment is an “Eligible Investment.”

“Eligible Loan Index”: Any of the nationally recognized Loan indices specified in Schedule 1 hereto, as such schedule may be amended from time to time by the Portfolio Manager upon prior notice to S&P in respect thereto; provided that any new index included on an amended Schedule 1 shall be a nationally recognized index for the relevant type of assets. The Portfolio Manager shall provide a copy of any amendment to Schedule 1 to the Collateral Administrator.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iv).

“Equity Security”: Any security or debt obligation (excluding any Specified Equity Security, Loss Mitigation Obligation or Specified Defaulted Obligation) that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“EU Retention Requirements”: The risk retention requirement under Article 6 of the EU Securitization Regulation.

“EU Securitization Regulation”: Regulation (EU) 2017/2402 of the European Parliament and of the Council.

“EU Transparency and Reporting Requirements”: The transparency and reporting requirements imposed by Article 7 of the EU Securitization Regulation, together with any other guidelines and technical standards published in relation thereto by the EBA, ESMA or other relevant EU regulator, or contained in any European Commission delegated regulation as may be effective from time to time, together with any amendments to those provisions or any successor or replacement provisions included in any European Union directive or regulation.

“EU/UK Retained Interest”: The Notes held by the Retention Holder under the EU/UK Risk Retention Requirements (and any successor, assign or transferee to the extent permitted under the EU/UK Risk Retention Requirements and notified in writing to the Trustee, the Collateral Administrator and the Issuer), on an ongoing basis for as long as any Class of Notes remains outstanding, with an Aggregate Outstanding Amount equal to not less than 5% of each Class of Notes then Outstanding determined in accordance with Article 6 of the EU/UK Risk Retention Requirements as in effect on the Closing Date.

“EU/UK Risk Retention Requirements”: The EU Retention Requirements and the UK Securitization Framework, collectively.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excepted Property”: The meaning specified in the Granting Clauses.

“Excess Par Amount”: An amount, as of any date of determination, equal to the greater of (a) zero and (b) (i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

“Excess Weighted Average Coupon”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Excess Weighted Average Floating Spread”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exercise Notice”: The meaning specified in Section 9.9(c).

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Fallback Rate”: The rate determined by the Portfolio Manager that is either (x) the quarterly pay reference rate recognized or acknowledged as being the industry standard replacement rate for leveraged loans (which recognition may be in the form of a press release, a member announcement, member advice, letter, protocol, publication of standard terms or otherwise) by the LSTA or the Federal Reserve or (y) the quarterly-pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations (as determined by the Portfolio Manager as of the applicable Interest Determination Date) together with the prevailing modifier in such Floating Rate Obligations necessary to cause such rate to be comparable to the Term SOFR Rate, which may include an addition to or subtraction from such unadjusted rate. For the avoidance of doubt, the Fallback Rate shall be no less than zero.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471 of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any such intergovernmental agreement.

“FCA”: The UK’s Financial Conduct Authority.

“FCA Handbook”: The handbook of rules and guidance adopted by the FCA.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount (excluding Defaulted Obligations), (b) the Aggregate Principal Balance of all Defaulted Obligations, (c) the aggregate outstanding principal amount (excluding any capitalized interest) of all Loss Mitigation Obligations and (d) the aggregate amount of all Principal Financed Accrued Interest.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First-Lien Last-Out Loan”: A Collateral Obligation that is a Senior Secured Loan but that, prior to a default with respect such loan, is entitled to receive payments pari passu with other secured Loans of the same obligor, but following a default becomes fully subordinated to the other secured Loans of the same obligor and is not entitled to any payments until such other secured Loans are paid in full.

“First Look Right”: The meaning specified in Section 5.17(e).

“Fixed Rate Debt”: Debt that bears interest at fixed rates.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Debt”: Debt that bears interest at floating rates, which on the Closing Date shall consist of the Class A Notes, the Class B Notes and the Class C Notes.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“FSMA”: The Financial Services and Markets Act 2000 (as amended).

“GAAP”: The meaning specified in Section 6.3(j).

“Global Notes”: The Regulation S Global Notes and the Rule 144A Global Notes.

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom.

“Group II Country”: Germany, Ireland, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway.

“Hedge Agreement”: Any interest rate swap, floor and/or cap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into in accordance with this Indenture.

“Hedge Counterparty”: Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that satisfies the Required Hedge Counterparty Rating that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

“Hedge Counterparty Collateral Account”: The account established pursuant to Section 10.3(g).

“Highest Priority Class”: Solely with respect to any Class or Classes rated by S&P as of any date of determination, the Class of Secured Debt Outstanding that ranks higher in right of payment than each other Class of Secured Debt in the Secured Debt Payment Sequence; provided that, for purposes of this definition, the most subordinate Class in the Secured Debt Payment Sequence with a rating of “AAA” by S&P shall be the Highest Priority Class for so long as such Class is Outstanding.

“Holder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Incentive Management Fee”: An amount which the Portfolio Manager is entitled to receive on each Payment Date pursuant to Sections 11.1(a)(i)(Q)(2), 11.1(a)(ii)(J)(2) and 11.1(a)(iv)(N)(2), as applicable, commencing on the Payment Date on which the Target Return has been achieved. Notwithstanding the foregoing, if the Portfolio Manager has resigned or has been removed as Portfolio Manager, the Incentive Management Fees that are due and payable to the former Portfolio Manager and any successor Portfolio Manager shall be based upon the former Portfolio Manager’s determination of each Portfolio Manager’s proportional participation and engagement in providing services to the Issuer in connection with the management of the Issuer’s portfolio and duties in the Portfolio Management Agreement.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person shall fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s Affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Portfolio Manager and their respective Affiliates.

“Index Maturity”: With respect to any Class of Secured Debt, the maturity of the Benchmark used to calculate the Interest Rate for such Class as indicated in Section 2.3.

“Industry Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by obligors that belong to such S&P Industry Classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Information”: The information required by S&P’s “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The meaning specified in Section 7.20(b).

“Information Agent’s Website”: The meaning specified in Section 7.20(a).

“Initial Rating”: With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

“Insolvency Proceeding”: Any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws.

“Institutional Collateral”: The meaning specified in Section 10.4.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to each Class of Secured Debt (i) with respect to the initial Payment Date (or, in the case of a Class that is subject to a Refinancing or Re‑Pricing, the first Payment Date following the Refinancing or Re-Pricing, as applicable), the period from and including the Closing Date (or, in the case of a Refinancing or a Re-Pricing, the date of issuance of the replacement notes or the Re-Pricing Date, as applicable), to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, in the case of a Class that is subject to (x) redemption on a Partial Redemption Date, Non-Payment Date Refinancing Date or Redemption Date, to but excluding such Partial Redemption Date, Non-Payment Date Refinancing Date or Redemption Date, as applicable, and (y) a Re‑Pricing, to but excluding the applicable Re-Pricing Date for such Class) until the principal of such Class is paid or made available for payment. Notwithstanding the foregoing, solely with respect to any Fixed Rate Debt, the Payment Dates referenced for purposes of determining any Interest Accrual Period shall be deemed to be the 25th day of the relevant calendar month set forth in the definition of Payment Date, irrespective of whether such day is a Business Day.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) through (C) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any designated Class or Classes of Secured Debt as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt are no longer Outstanding.

“Interest Determination Date”: With respect to (a) the first Interest Accrual Period, each Notional Determination Date and (b) each Interest Accrual Period thereafter, the second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Determination End Date”: July 25, 2025.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees, ticking fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par of the related Collateral Obligation, as determined by the Portfolio Manager with notice to the Trustee and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment (excluding any payment or portion thereof in respect of Unpaid Amounts (as defined in the relevant Hedge Agreement)) received as a result of the termination of any Hedge Agreement (net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination) to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement (for purposes of this subclause (v), any such payment received or to be received on or before 10:00 a.m. New York time on the related Payment Date shall be deemed received in respect of the preceding Collection Period and included in the calculation of Interest Proceeds received in such Collection Period);

(vi) any amounts deposited in the Collection Account from the Expense Reserve Account that are designated as Interest Proceeds in the sole discretion of the Portfolio Manager pursuant to this Indenture in respect of the related Determination Date;

(vii) any Designated Principal Proceeds deposited in the Interest Collection Subaccount from the Principal Collection Subaccount and/or the Ramp-Up Account at the

direction of the Portfolio Manager pursuant to Section 10.2(a) and/or Section 10.3(c), as the case may be;

(viii) any amounts deposited in the Interest Collection Subaccount from the Interest Reserve Account at the direction of the Portfolio Manager pursuant to Section 10.3(e);

(ix) any monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) and designated as Interest Proceeds by the Portfolio Manager in accordance with this Indenture;

(x) [reserved];

(xi) any Designated Excess Par in connection with a Refinancing of all Classes of Secured Debt; and

(xii) any Contributions that the Portfolio Manager designates as Interest Proceeds.

provided that (a) any amounts received in respect of any Defaulted Obligation (other than a Specified Defaulted Obligation) will constitute (x) Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation and (y) Interest Proceeds thereafter, (b) the portion of any prepayment of a Collateral Obligation that is above the par amount of such Collateral Obligation will constitute Principal Proceeds (and not Interest Proceeds) and (c) the Portfolio Manager (in its sole discretion exercised on or before the related Determination Date) may classify any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of Loss Mitigation Obligations, Specified Defaulted Obligations, Equity Securities or Specified Equity Securities as Interest Proceeds or Principal Proceeds; provided, further, that with respect to this clause (c), any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of any Loss Mitigation Obligation, Specified Defaulted Obligation, Equity Security or Specified Equity Security will, in each case, constitute Principal Proceeds (and not Interest Proceeds) until the sum of the aggregate of all recoveries in respect of such Loss Mitigation Obligation, Specified Defaulted Obligation, Equity Security or Specified Equity Security, plus the aggregate of all recoveries in respect of the related Defaulted Obligation or Credit Risk Obligation, as applicable, equals the sum of (A) the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation or a Credit Risk Obligation and (B) the higher of (x) the aggregate amount of Principal Proceeds used to acquire such Loss Mitigation Obligation, Specified Defaulted Obligation, Equity Security or Specified Equity Security and (y) the value of such Loss Mitigation Obligation, Specified Defaulted Obligation, Equity Security or Specified Equity Security for purposes of calculating the Adjusted Collateral Principal Amount.

Notwithstanding the foregoing, in the Portfolio Manager’s sole discretion, Interest Proceeds may be classified as Principal Proceeds; provided that (i) such designation will not result in non-payment of interest on any Class of Secured Debt and (ii) such classification shall be irrevocable.

“Interest Rate”: With respect to each Class of Secured Debt, (i) unless a Re‑Pricing has occurred with respect to such Class of Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period specified in Section 2.3 and (ii) upon the occurrence of a Re-Pricing with respect to such Re-Priced Class (x) for Floating Rate Debt, the applicable Re-Pricing Rate plus the Benchmark for such Interest Accrual Period and (y) for Fixed Rate Debt, the applicable fixed rate of interest for such Interest Accrual Period.

“Interest Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Interest Reserve Amount”: U.S.$3,000,000.

“Internal Rate of Return”: For purposes of the definition of Incentive Management Fee, the rate of return on the Subordinated Notes that would result in a net present value of zero, assuming (i) the initial Aggregate Outstanding Amount of the Subordinated Notes on the Closing Date as the initial negative cash flow on the Closing Date and all payments to Holders of the Subordinated Notes on the current and each preceding Payment Date as subsequent positive cash flows (including the Redemption Date), if applicable, (ii) the initial date for the calculation as the Closing Date, (iii) the number of days to each subsequent Payment Date from the Closing Date calculated on an Actual/365 basis and (iv) such rate of return shall be calculated using the XIRR function in Excel (or any successor program).

“Investment Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended from time to time.

“Investment Criteria”: The criteria specified in Section 12.2(a)(1) and Section 12.2(a)(2), collectively.

“Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the Principal Balance of such Collateral Obligation; provided that for all purposes the Investment Criteria Adjusted Balance of any:

(i) Deferring Security shall be the S&P Collateral Value of such Deferring Security;

(ii) Discount Obligation shall be the product of (x) the purchase price (expressed as a percentage of par) and (y) the Principal Balance of such Discount Obligation; and

(iii) CCC Collateral Obligation included in the CCC Excess shall be the Market Value of such Collateral Obligation;

provided, further, that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Security, Discount Obligation or is included in the CCC Excess shall be the lowest amount determined pursuant to clauses (i), (ii) and (iii).

“Investor Reports”: The ongoing quarterly investor reports required under Article 7(1)(e) of the EU Securitization Regulation and the Article 7 Technical Standards applicable thereto.

“IRS”: United States Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Applicable Issuers or by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email or other electronic communication acceptable to the Trustee sent by an Authorized Officer of the Issuer or Co-Issuer or by an Authorized Officer of the Portfolio Manager on behalf of the Issuer or the Co-Issuer shall constitute an Issuer Order, in each case except to the extent that the Trustee requests otherwise.

“Jefferies”: Jefferies Financial Group Inc.

“JCP BDC SPV”: JCP BDC SPV I LLC.

“JCP BDC SPV Sale Agreement”: The JCP BDC SPV Sale Agreement, dated as of the Closing Date, between JCP BDC SPV, as seller, and the Issuer, as purchaser, as amended from time to time in accordance with the terms thereof.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Junior Mezzanine Notes”: The meaning specified in Section 2.14(a).

“Knowledgeable Employee”: The meaning set forth in Rule 3c-5 promulgated under the Investment Company Act.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Reports”: The ongoing quarterly portfolio level disclosure required under Article 7(1)(a) of the EU Securitization Regulation and the Article 7 Technical Standards applicable thereto.

“Long-Dated Obligation”: Any Collateral Obligation that has a stated maturity later than the earliest Stated Maturity of the Debt.

“Loss Mitigation Obligation”: A Loan purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which Loan, in the Portfolio Manager’s judgment exercised in accordance with the Portfolio Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable; provided, that, (a) the Portfolio Manager may designate (by written notice to the Issuer and the Collateral Administrator) any Loss Mitigation Obligation as a Specified Defaulted Obligation so long as the Specified Defaulted Obligation Condition is satisfied (and, for the avoidance of doubt, any such Specified Defaulted Obligation shall constitute a Defaulted Obligation and not a Loss Mitigation Obligation) and (b) on any Business Day as of which such Loss Mitigation Obligation or Specified Defaulted Obligation satisfies the definition of “Collateral Obligation,” the Portfolio Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Loss Mitigation Obligation or Specified Defaulted Obligation, as applicable, as a “Collateral Obligation”. For the avoidance of doubt, any Loss Mitigation Obligation or Specified Defaulted Obligation designated as a “Collateral Obligation” in accordance with the terms of this definition shall constitute a Collateral Obligation (and not a Loss Mitigation Obligation or a Specified Defaulted Obligation), in each case, following such designation.

“LSTA”: The Loan Syndications and Trading Association®.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

“Majority”: With respect to any Class of Debt, the holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any Collateral Obligation or other assets, the amount (determined by the Portfolio Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i) the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited or any other nationally recognized loan pricing service selected by the Portfolio Manager with notice to S&P (only for so long as any Secured Debt remains Outstanding); or

(ii) if the price described in clause (i) is not available,

(A) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Portfolio Manager;

(B) if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C) if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii) if the Market Value cannot be determined in accordance with clauses (i) or (ii) above, then the Market Value shall be the Appraised Value; provided that the Appraised Value of such Collateral Obligation has been obtained or updated within the immediately preceding four months;

(iv) if a price or such bid described in clause (i), (ii) or (iii) is not available, then the Market Value of an asset shall be the lower of (x) the lower of (A) the S&P Recovery Rate and (B) 70% of the outstanding principal amount of such Collateral Obligation and (y) the price at which the Portfolio Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Portfolio Manager to the Trustee and determined by the Portfolio Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that, if the Portfolio Manager is not a Registered Investment Adviser, the Market Value of any such asset may not be determined in accordance with this clause (iv) for more than 30 days; or

(v) if the Market Value of an asset is not determined in accordance with clause (i), (ii), (iii) or (iv) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii), (iii) or (iv) above.

“Master Loan Sale Agreement”: That certain Master Loan Sale Agreement, dated as of the Closing Date among JCP BDC SPV and the Retention Holder, as sellers, and the Issuer, as purchaser (as amended from time to time).

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance (other than in connection with an insolvency, bankruptcy, or distressed reorganization of the Obligor thereof) that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days’ prior written notice, any Business Day requested by either Rating Agency then rating any Class of Outstanding Debt and (v) the Effective Date.

“Memorandum and Articles”: The Issuer’s amended and restated memorandum and articles of association, as they may be further amended, revised or restated from time to time.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Denomination”: With respect to each Class, the minimum denominations and integral multiples specified in Section 2.3.

“Minimum Floating Spread”: The applicable percentage set forth in the definition of “S&P CDO Monitor” upon the option chosen by the Portfolio Manager.

“Minimum Floating Spread Test”: The test that is satisfied on any Measurement Date if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: (i) If any of the Collateral Obligations are Fixed Rate Obligations, 6.50% and (ii) otherwise, 0.00%.

“Minimum Weighted Average Coupon Test”: A test that is satisfied on any Measurement Date if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.6(a).

“Moody’s”: Moody’s Investors Service and any successor thereto.

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, on the applicable Cut-Off Date with respect to such Collateral Obligation, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Retention Holder to the Issuer prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations are transferred to the Issuer, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Retention Holder prior to such date minus (b) the aggregate principal balance of all Collateral Obligations repurchased or substituted by the Retention Holder prior to such date.

“Non-Call Period”: The period from the Closing Date to, but excluding, March 20, 2027.

“Non-Emerging Market Obligor”: An obligor that is Domiciled in (x) any country that has a foreign currency issuer credit rating of at least “AA” by S&P or (y) without duplication, the United States.

“Non-Payment Date Refinancing”: Any Refinancing of all Classes of Secured Notes (in whole and not in part) that occurs on a Business Day that is not a Payment Date.

“Non-Payment Date Refinancing Date”: The date on which any Non-Payment Date Refinancing occurs.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.12(d).

“Non-Permitted Holder”: The meaning specified in Section 2.12(b).

“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period, payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes.

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

“Notice of Default”: The meaning specified in Section 5.1(d).

“Notional Accrual Period”: Each of (a) the period from, and including, the Closing Date to, but excluding, the Interest Determination End Date, and (b) thereafter, the period from, and including, the Interest Determination End Date to, but excluding, the first Payment Date.

“Notional Determination Date”: The second U.S. Government Securities Business Day preceding the first day of each Notional Accrual Period.

“NRSRO”: A nationally recognized statistical rating organization as the term is used in federal securities law.

“NRSRO Certification”: A letter, substantially in the form of Exhibit I hereto, executed by an NRSRO and addressed to the Information Agent, with a copy to the Trustee, the Issuer and the Portfolio Manager, attaching a copy of a certification satisfying the requirements of paragraph (a)(3)(iii)(B) of Rule 17g-5, upon which the Information Agent may conclusively rely for purposes of granting such NRSRO access to the Information Agent’s Website.

“Obligor”: The obligor or guarantor under a loan, as the case may be.

“Obligor Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor divided by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“OECD”: Organisation for Economic Co-operation and Development.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Offered Securities”: The Class A Notes, the Class B Notes, the Class C Notes and the Subordinated Notes.

“Offering”: The offering of any Offered Securities pursuant to the relevant Offering Circular.

“Offering Circular”: The Offering Circular relating to the offer and sale of the Offered Securities dated March 19, 2025, including any supplements thereto.

“Officer”: (a) With respect to the Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity and (b) with respect to the Co-Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

“offshore transaction”: The meaning specified in Regulation S.

“Opinion of Counsel”: A written opinion addressed to the Trustee (and, if applicable, the Portfolio Manager and/or Issuer) and, if required by the terms hereof, each Rating Agency then rating any Class of Secured Debt, in form and substance reasonably satisfactory to the Trustee and the Portfolio Manager (if applicable) (and, if so addressed, each Rating Agency then rating any Class of Secured Debt), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney or law firm, as the case may be, may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee and the Portfolio Manager (if applicable). Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee and the Portfolio Manager (if applicable) (and, if required by the terms hereof, each Rating Agency then rating any Class of Secured Debt) or shall state that the Trustee and the Portfolio Manager (if applicable) (and, if required by the terms hereof, each Rating Agency then rating any Class of Secured Debt) shall be entitled to rely thereon.

“Optional Redemption”: A redemption or prepayment, as applicable, of the Debt, in whole or in part, in accordance with Section 9.2.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to any Debt or the Debt of any specified Class, as of any date of determination, all of such Debt or all of the Debt of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Debt theretofore cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 herein;

(ii) Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(ii); provided that if such Debt or portions thereof are to be redeemed or prepaid, notice of such redemption or prepayment has been duly given pursuant to this Indenture or provision therefor, in each case, as applicable, satisfactory to the Trustee has been made;

(iii) Debt in exchange for or in lieu of which other Debt has been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt is held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv) Debt alleged to have been mutilated, destroyed, lost or stolen for which replacement Debt has been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Debt owned by the Issuer, the Co-Issuer or (only in the case of a vote on (i) the removal of the Portfolio Manager for “cause” and (ii) the waiver of any event constituting “cause”) the Portfolio Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Portfolio Manager or an Affiliate thereof or for which the Portfolio Manager or an Affiliate thereof acts as the investment adviser or with respect to which it or an Affiliate exercises discretionary authority shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded and (b) Debt so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee, the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above; provided, further, that any Surrendered Debt of a Class shall continue to be treated as Outstanding for purposes of calculating the Overcollateralization Ratio Tests (including, for the avoidance of doubt, after the execution of any action which may improve or maintain the Overcollateralization Ratio Tests) and the Reinvestment Target Par Balance until (i) if all of the Debt of any applicable Class constitute Surrendered Debt, the entire Aggregate Outstanding Amount of each Priority Class with respect to the Class constituting Surrendered Debt shall have been paid in full (including payment of all unpaid interest) or (ii) if less than all of the Debt of an applicable Class constitute Surrendered Debt, (x) the entire Aggregate Outstanding Amount of each Priority Class with respect to the Class constituting Surrendered Debt shall have been paid in full and (y) the remaining Debt of such Class shall have been paid in full (including payment of all unpaid interest); provided that in the case of this clause (ii), all payments of principal to the Holders of remaining Debt of the applicable Class shall be deemed to reduce the principal amount of the Surrendered Debt on a pro rata basis (calculated as if the whole Class were Outstanding for all purposes); provided that all calculations of the Overcollateralization Ratio Tests shall be made on a pro forma basis in connection with the determinations set forth above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Debt of such Class or Classes and each Priority Class of Secured Debt (including all applicable Deferred Interest).

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any designated Class or Classes of Secured Debt as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt are no longer Outstanding.

“Pari Passu Class”: With respect to any Class of Debt, each other Class of Debt indicated as such in the row entitled “Pari Passu Classes” in Section 2.3 hereof.

“Partial Redemption”: Any Refinancing of fewer than all Classes of Secured Debt.

“Partial Redemption Date”: The date on which any Partial Redemption occurs.

“Partial Refinancing Interest Proceeds”: In connection with any Partial Redemption, an amount equal to the sum of (i) with respect to each such Class subject to such Partial Redemption, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that, in the commercially reasonable determination of the Portfolio Manager, such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the Partial Redemption Date related to such Partial Redemption (or, if the Partial Redemption Date is not otherwise a Payment Date, only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date) plus (ii) if the Partial Redemption Date is not otherwise a Payment Date, an amount equal to the amount the Portfolio Manager determines, in its commercially reasonable judgment, would have been available for distribution under clause (S) of Section 11.1(a)(i) for the payment of Administrative Expenses with respect to such Partial Redemption on the next subsequent Payment Date.

“Participation Interest”: An interest in a loan acquired indirectly from a Selling Institution by way of participation that, at the time of acquisition or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) the loan underlying such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution under the participation is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the Selling Institution or its Affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation interest, (vii) such participation is represented by a contractual obligation of a Selling Institution that has at the time of such acquisition or the Issuer’s commitment to acquire the same, a long-term senior unsecured debt rating or a guarantor with a long-term senior unsecured debt rating of at least “A” by S&P and a short-term rating of at least “A-1” by S&P and (viii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants; provided that, for the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Partnership Representative”: The meaning specified in Section 7.17(e).

“Partnership Tax Audit Rules”: The meaning specified in Section 7.17(n).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: The 25th day of January, April, July and October of each year (or, if such day is not a Business Day, then the next succeeding Business Day) commencing in October 2025 and each Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date Refinancing Date), except that (1) the final Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day) and (2) following the redemption, prepayment or repayment in full of the Secured Debt, Holders of Subordinated Notes may receive payments on any dates designated by the Portfolio Manager (which dates may or may not be the dates stated above) with at least five Business Days’ prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Subordinated Notes).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted AI”: The meaning specified in Section 2.2(a)(iii).

“Permitted Deferrable Security”: Any Deferrable Security the Underlying Instrument of which carries a current cash pay interest rate of (a) in the case of a Floating Rate Obligation, not less than the Benchmark or (b) in the case of a Fixed Rate Obligation, not less than the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to this Indenture and (iii) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu with or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Portfolio Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Super Senior Loan”: A revolving Loan that has the benefit of a security interest in the specified collateral which ranks higher than such Obligor’s other senior secured indebtedness upon the occurrence of a default or event of default by the Obligor of such Loan; provided that any such Loan may only be treated as a Permitted Super Senior Loan if it (including any undrawn and committed portion thereof) represents no greater than 20% of the sum, without duplication, of (x) the outstanding principal balance and unfunded commitments of such Loan, plus (y) the outstanding principal balance of the related Collateral Obligation, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with the related Collateral Obligation, in each case, as determined by the Portfolio Manager in its commercially reasonable discretion.

“Permitted Use”: With respect to any amounts on deposit in the Permitted Use Account or the proceeds of any additional Subordinated Notes or Junior Mezzanine Notes, any of the following uses: (i) the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds, (ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds, which may be used to purchase or acquire additional Assets during the Reinvestment Period; provided, that such purchases and acquisitions will be subject to the otherwise applicable Investment Criteria, (iii) subject to applicable law, the repurchase of Secured Debt in accordance with this Indenture, (iv) the transfer of the applicable portion of such amount to pay any costs or expenses associated with a Refinancing, a Re-Pricing or an additional issuance and/or incurrence of Debt, (v) to make payments in connection with the exercise of an option, warrant, right of conversion, pre-emptive right, the right to participate in a rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation, (vi) the purchase or acquisition of Loss Mitigation Obligations or Specified Equity Securities and (vii) any other use for which amounts held by the Issuer are permitted to be used in accordance with the terms of this Indenture; provided, that any such transfer or designation pursuant to clauses (i), (ii), (iv), (v) and (vi) shall be irrevocable.

“Permitted Use Account”: The trust account established pursuant to Section 10.3(f).

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent”: J.P. Morgan Securities LLC.

“Plan Fiduciary”: The meaning specified in Section 2.5(j)(iv).

“Portfolio Company”: Any company that is controlled by the Portfolio Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Portfolio Manager or an Affiliate thereof unless such company has a board of directors or managers that is Independent of the board of directors or managers of the Portfolio Manager.

“Portfolio Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Portfolio Manager under which the Portfolio Manager shall perform certain investment management and administrative functions with respect to the Assets.

“Portfolio Management Fee”: The Base Management Fee, the Subordinated Management Fee and the Incentive Management Fee.

“Portfolio Manager”: Jefferies Credit Management LLC, a Delaware limited liability company, until a successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter “Portfolio Manager” shall mean such successor Person.

“Portfolio Manager Standard”: The standard of care applicable to the Portfolio Manager set forth in the Portfolio Management Agreement.

“Post-Effective Date Excepted Participation Interest”: Any Closing Date Participation Interest that has not been elevated to an assignment of the underlying loan to the Issuer on or prior to the Effective Date; provided that any such Closing Date Participation Interest that has been elevated to an assignment of the underling loan to the Issuer at any time after the Effective Date shall not be considered a “Post-Effective Date Excepted Participation Interest” on or after such time.

“PRA”: The Prudential Regulation Authority of the Bank of England.

“PRA Rulebook”: The rulebook of published policy of the PRA.

“PRASR”: The Securitisation Part of the PRA Rulebook.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes, the Principal Balance of (1) any Equity Security, Specified Equity Security, Loss Mitigation Obligation or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after the date on which such obligation becomes a Defaulted Obligation (or is designated as a Specified Defaulted Obligation) shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: With respect to (i) any Collateral Obligation owned or purchased by the Issuer on or prior to the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds (other than any Refinancing Proceeds applied in connection with a Partial Redemption or Non-Payment Date Refinancing) and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture (including, without limitation, any Contributions as Principal Proceeds at the time of Contribution). For the avoidance of doubt, Principal Proceeds shall not include any Excepted Property.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Priority of Redemption Proceeds”: The meaning specified in Section 11.1(a)(iii).

“Priority Termination Event”: The meaning specified in the relevant Hedge Agreement, which may include, without limitation, the occurrence of (i) the Issuer’s failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole “Defaulting Party” (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole “Defaulting Party” (as defined in the relevant Hedge Agreement), (iii) the liquidation of the Assets due to an Event of Default under this Indenture or

(iv) a change in law after the Closing Date which makes it unlawful for either the Issuer or a Hedge Counterparty to perform its obligations under a Hedge Agreement.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent”: The meaning specified in Section 7.2.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“QEF”: The meaning specified in Section 7.17(b).

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both (i) a Qualified Institutional Buyer and (ii) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust, except as otherwise agreed to by the Issuer), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser).

“Qualified Broker/Dealer”: Any of Antares Capital LP; Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Bank of Tokyo; Barclays Bank plc; BNP Paribas Securities Corp.; Broadpoint Securities; Calyon; Capital One Securities, Inc.; Citizens Bank NA; Credit Agricole CIB; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Deutsche Bank AG; Dresdner Bank AG; General Electric Capital; Goldman Sachs & Co.; Guggenheim; HSBC Bank; Imperial Capital LLC; ING; J.P. Morgan Securities LLC; Jefferies LLC; Keybank; Lloyds TSB Bank; Macquarie Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Mizuho; Morgan Stanley & Co.; Natixis; Nomura Securities International Inc.; Northern Trust Company; PNC Bank; Royal Bank of Canada; The Royal Bank of Scotland plc; Scotia Bank; Societe Generale; Sumitomo; Truist Bank; The Toronto‐Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the Investment Company Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P, or, with respect to Assets generally, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Portfolio Manager on behalf of the Issuer). If at any time S&P ceases to provide rating services with respect to debt obligations, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories (as determined by the Portfolio Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used. If any Rating Agency is no longer rating any Class of Secured Debt at the request of the Issuer it shall no longer be a “Rating Agency” under and for all purposes of this Indenture and the other Transaction Documents. If any other nationally recognized statistical rating organization provides a rating of one or more Classes of Secured Debt at the request of the Issuer, such organization shall also constitute a Rating Agency under this Indenture in accordance with the terms of this Indenture relating thereto. Notwithstanding anything to the contrary herein, references herein to “the Rating Agencies,” “the applicable Rating Agencies,” “each Rating Agency” and other words of similar effect shall be deemed to refer solely to S&P.

“Rating Confirmation Redemption”: The meaning specified in Section 9.7.

“Rating Confirmation Redemption Date”: The meaning specified in Section 9.7.

“Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Record Date”: With respect to the Debt, the last Business Day of the calendar month prior to the applicable Payment Date.

“Recurring Revenue Loan”: A Collateral Obligation (i) the extensions of credit under which, or a Maintenance Covenant applicable to which, is calculated on the basis of “recurring revenue” for a stated period rather than EBITDA or (ii) that, at the time of acquisition, has a negative EBITDA for the preceding 12-month period; provided that, if on any date of determination after the date of acquisition such Collateral Obligation has a positive EBITDA for two consecutive quarters, the Portfolio Manager may reclassify such Collateral Obligation so that it shall cease to be a Recurring Revenue Loan.

“Redemption Amount”: The sum of (x) the aggregate Redemption Prices of the Outstanding Secured Debt and (y) all other amounts due and payable pursuant to the Priority of Payments on the related Redemption Date prior to any distributions with respect to the Subordinated Notes.

“Redemption Date”: Any Business Day specified for an Optional Redemption of Secured Debt (including from Refinancing Proceeds) or a Tax Redemption pursuant to Section 9.3 or a Clean-Up Call Redemption pursuant to Section 9.8, including any Partial Redemption Date and Non-Payment Date Refinancing Date; provided that the Redemption Date of one or more Classes of Secured Debt may be delayed to a later redemption date at the election of the Portfolio Manager with written notice to the Trustee and such later date will be the Redemption Date for each such Class; provided, further, that (i) such later redemption date will apply to each Pari Passu Class and each more Junior Class (relative to the most senior Class with such later redemption date); (ii) written notice of such delayed Redemption Date shall be provided to the Trustee (who shall forward such notice to the Holders) at least two (2) Business Days prior to such later Redemption Date; (iii) any payments as of such delayed Redemption Date will still be made pursuant to the applicable Priority of Payments; (iv) no such delay of the scheduled Redemption Date may delay such Redemption Date past the earliest Stated Maturity of the Debt; (v) no such delay of the scheduled Redemption Date will prevent any otherwise applicable Payment Date from occurring in the interim; and (vi) for the avoidance of doubt, interest on such Class of Debt will accrue to but excluding such new Redemption Date.

“Redemption Price”: (a) For each Class of Secured Notes to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Debt, plus (y) accrued and unpaid interest thereon (including, in the case of a Class C Note, interest on any accrued and unpaid Deferred Interest) to the Redemption Date; and (b) for each Subordinated Note, its proportional share allocated in accordance with the Priority of Payments (based on the Aggregate Outstanding Amount of such Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption of the Secured Debt in whole or after all of the Secured Debt has been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Portfolio Management Fees and Administrative Expenses) of the Co‑Issuers; provided that, in connection with any Tax Redemption or Optional Redemption of the Secured Debt in whole, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt, in which case such reduced price shall be the “Redemption Price” for such Debt.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the Interest Determination Date, and (2) if the Benchmark is not the Term SOFR Rate, the time determined by the Portfolio Manager in accordance with the Benchmark Replacement Conforming Changes.

“Refinancing”: A loan or an issuance or incurrence of replacement securities, whose terms in each case shall be negotiated by the Portfolio Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Debt, in whole or in part, in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification (see “Guidance Criteria Structured Finance CDOs: Global Methodology And Assumptions For CLOs And Corporate CDOs,” published June 21, 2019, or such other published table by S&P that the Portfolio Manager provides to the Collateral Administrator), obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes.

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act, and any wholly owned subsidiary thereof.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Notes”: The Regulation S Global Secured Notes.

“Regulation S Global Secured Note”: Any Secured Notes sold to non U.S. persons in offshore transactions in reliance on Regulation S issued in the form of one or more permanent global notes in definitive, fully registered form without interest coupons.

“Reinvestment Contribution”: The meaning specified in Section 14.19(a).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date in April 2029, (ii) the date of the acceleration of the Maturity of any Class of Secured Debt pursuant to Section 5.2 and (iii) the date specified by the Portfolio Manager in a notice to the Issuer, each Rating Agency, the Trustee and the Collateral Administrator certifying that it has reasonably determined it can no longer reinvest in additional Collateral Obligations in accordance with this Indenture or the Portfolio Management Agreement; provided that in the case of clause (iii), the Portfolio Manager notifies the Issuer, the Trustee (who shall notify the Holders of Debt) and the Collateral Administrator thereof in writing at least one Business Day prior to such date. Once terminated, the Reinvestment Period may (1) in the case of termination under clause (ii), be reinstated at the direction of the Portfolio Manager if (x) the acceleration has been rescinded and (y) no other events that would terminate the Reinvestment Period have occurred and are continuing and (2) in the case of termination under clause (iii), be reinstated at the direction of the Portfolio Manager (and notification of such reinstatement will be provided to the Trustee, the Collateral Administrator and the Rating Agencies) if no other events that would terminate the Reinvestment Period have occurred and are continuing.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Portfolio Par minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Debt plus (ii) the aggregate Principal Proceeds that result from the issuance of such Additional Debt.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Re-Priced Class”: The meaning specified in Section 9.9(a).

“Re-Pricing”: The meaning specified in Section 9.9(a).

“Re-Pricing Date”: The meaning specified in Section 9.9(b).

“Re-Pricing Eligible Debt”: The Secured Debt other than the Class A Notes.

“Re-Pricing Intermediary”: The meaning specified in Section 9.9(a).

“Re-Pricing Rate”: The meaning specified in Section 9.9(b)(i).

“Re-Pricing Sale Price”: The meaning specified in Section 9.9(b)(iii).

“Repurchase and Substitution Limit.”: The meaning specified in Section 12.5(b).

“Required Hedge Counterparty Rating”: With respect to any Hedge Counterparty (or its guarantor under a guarantee satisfying the then-current Rating Agency criteria with respect to guarantees), the ratings required by the criteria of each Rating Agency in effect at the time of execution of the related Hedge Agreement as determined by the Portfolio Manager (except to the extent that such Rating Agency indicates in writing that any such criteria need not be satisfied with respect to such Hedge Counterparty).

“Required Interest Coverage Ratio”: For (a) the Class A Notes and the Class B Notes, 120.00%; and (b) the Class C Notes, 110.00%.

“Required Overcollateralization Ratio”: For (a) the Class A Notes and the Class B Notes, 137.06%; and (b) the Class C Notes, 123.58.

“Reset Amendment”: The meaning specified in Section 8.2.

“Responsible Officer”: Any senior officer of the Portfolio Manager with responsibility for the performance of the Portfolio Manager under the Portfolio Management Agreement.

“Restricted Securities”: The Subordinated Notes.

“Restricted Trading Period”: The period during which (i) the S&P rating of any Class A Notes is withdrawn (and not reinstated) or is one or more sub-categories below its rating on the Closing Date; and (ii) after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligations, (x) the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold but including any related reinvestment) and Eligible Investments constituting Principal Proceeds (including, without duplication, the related reinvestment or any remaining net proceeds of such sale), is less than the Reinvestment Target Par Balance or (y) one or more of the Overcollateralization Ratio Tests shall not be satisfied; provided that (1) in each case such period shall not be a Restricted Trading Period upon the direction of the Issuer with the consent of a Majority of the Controlling Class, which consent shall remain in effect until a subsequent direction by a Majority of the Controlling Class to declare the beginning of a Restricted Trading Period (for the avoidance of doubt, so long as the relevant conditions in clause (i) and clause (ii) remains in effect) and (2) such period shall not be treated as a Restricted Trading Period if the related downgrade or withdrawal is due to either a regulatory change or a change in ratings criteria; provided, further, that no Restricted Trading Period shall restrict any sale or purchase of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period is not in effect, regardless of whether such sale or purchase has settled.

“Restricted Transaction”: (i) The purchase of any Collateral Obligation (A) with respect to which the Portfolio Manager and/or an Affiliate acted as an underwriter, originator, structurer or placement agent or (B) from the related issuer of which the Portfolio Manager or Affiliate, as applicable, received any compensation in consideration of such actions or services described in clause (A) or (ii) the purchase or sale of any Collateral Obligation in a transaction that requires notice to the Issuer and the consent of the Issuer pursuant to Section 206(3) of the Investment Advisers Act.

“Retention Basis Amount”: In connection with an Additional Retention Holder Issuance, the amount of additional Debt of a Class that would be required to be issued for the Retention Holder to hold a material net economic interest of such Class of Debt in an aggregate principal amount equal to at least 5% of the aggregate principal amount of all Debt of such Class.

“Retention Holder”: Jefferies Credit Partners BDC Inc.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation shall be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Expenses”: any costs or expenses incurred by the Retention Holder in connection with (i) an Additional Retention Holder Issuance, (ii) a Refinancing the purpose of which is to comply with the U.S. Risk Retention Rules, (iii) complying with any requirement of the U.S. Risk Retention Rules which applied at the time such cost or expense was incurred by the Portfolio Manager, (iv) any borrowing by the Portfolio Manager connected with (A) any of the foregoing clause (i) through (iii) (inclusive) or (B) the Portfolio Manager (or its majority-owned affiliate) acquiring any part of the Secured Debt for the purposes of complying with the U.S. Risk Retention Rules.

“Risk Retention Letter”: The letter entered into among the Issuer, the Retention Holder, the Trustee and the Placement Agent, dated on or about the Closing Date, as may be amended or supplemented from time to time.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Notes”: The Rule 144A Global Secured Notes.

“Rule 144A Global Secured Note”: Any Secured Note sold to a Person that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Note, is both a QIB and a Qualified Purchaser, issued in the form of one or more permanent global notes in definitive, fully registered form without interest coupons.

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: The meaning specified in Section 7.20(a).

“S&P”: S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

“S&P CDO Monitor”: The computer model developed by S&P and currently available at https://platform.ratings360.spglobal.com, as may be amended by S&P from time to time. The inputs to the S&P CDO Monitor will be chosen by the Portfolio Manager (with notice to the Collateral Administrator) in accordance with this Indenture and include an S&P Weighted Average Recovery Rate Input and an S&P Weighted Average Floating Spread Input.

“S&P CDO Monitor Election Date”: The effective date for the Portfolio Manager’s election to utilize the model-based S&P CDO Monitor (notice of which will be provided to the Collateral Administrator).

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination on or after the Effective Date during the Reinvestment Period if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio.

The Portfolio Manager may, in its sole discretion, at any time after the Closing Date, upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the model-based S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test. The Portfolio Manager may only elect to utilize the model-based S&P CDO Monitor once. If an S&P CDO Monitor Election Date has not occurred with respect to the Effective Date, for purposes of calculating the S&P CDO Monitor Test in connection with the Effective Date, the S&P Effective Date Adjustments will be applied.

“S&P Collateral Principal Amount”: As of any date of determination, (i) the Collateral Principal Amount (excluding Defaulted Obligations) plus (ii) the S&P Collateral Value of all Defaulted Obligations.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Security, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Security, respectively, as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Security, respectively, as of such date.

“S&P Effective Date Adjustments”: In connection with determining whether the S&P CDO Monitor Test is satisfied in connection with the Effective Date if an S&P CDO Monitor Election Date has not occurred, the following adjustment will apply: (i) in calculating the Weighted Average Floating Spread, the Aggregate Funded Spread will be calculated without regard to the proviso in clauses (a) and (b) of the definition thereof and (ii) in calculating the Adjusted Class Break-Even Default Rate, amounts on deposit in the Principal Collection Subaccount and the Ramp-Up Account representing amounts which may be designated as Designated Principal Proceeds pursuant to Section 10.2(a) and/or Section 10.3(c), as the case may be, shall be excluded.

“S&P Excel Default Model Input File”: An electronic spreadsheet file in Microsoft Excel format to be provided to S&P by the Issuer or the Portfolio Manager on behalf of the Issuer that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and shall include, at a minimum, the following data with respect to each

Collateral Obligation: CUSIP number (if any), name of Obligor, coupon, spread (if applicable), legal final maturity date, average life, principal balance, identification as a Cov-Lite Loan or otherwise, the settlement date and purchase price (including with respect to assets the Issuer has committed to purchase but have not yet settled), S&P Industry Classification, S&P Recovery Rate, LoanX ID and the Benchmark floor (if any).

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 3 hereto, and such industry classifications shall be updated at the option of the Portfolio Manager if S&P publishes revised industry classifications.

“S&P Ramp-Up Failure”: The meaning specified in Section 7.18(e).

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with the then-current S&P criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof, such consent to be evidenced by providing a copy of such private rating letter or private rating rationale to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P (or with respect to a DIP Collateral Obligation that was assigned a point-in-time credit rating by S&P within the last 12 months from the date of determination, which point-in-time credit rating was subsequently withdrawn, then the S&P Rating shall be such point-in-time credit rating); provided that (a) the Portfolio Manager shall promptly provide to S&P new information that it receives with respect to such DIP Collateral Obligation whose issue rating from S&P was withdrawn relating to amortization modifications, extensions of maturity, reductions of its principal amount owed, or nonpayment of timely interest or principal due and (b) the Portfolio Manager shall promptly provide to S&P information in its possession relating to such DIP Collateral Obligation whose issue rating from S&P was withdrawn that in its reasonable business judgment, may have a material adverse impact on the credit quality of such DIP Collateral Obligation, and S&P shall have the right to notify the Issuer to limit its use of such withdrawn issue rating from S&P based on information that it receives from the Portfolio Manager pursuant to the foregoing subclauses (a) or (b);

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a) if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating shall be determined in accordance with the methodologies for establishing the Moody’s rating set forth herein except that the S&P Rating of such obligation shall be the S&P equivalent of the Moody’s rating;

(b) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Portfolio Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Portfolio Manager in its sole discretion if the Portfolio Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Portfolio Manager is commercially reasonable and shall be at least equal to such rating; provided, further, that (x) if such Information is not submitted within such 30-day period and (y) following the end of the 90-day period after the acquisition of such Collateral Obligation by the Issuer, pending receipt from S&P of such estimate, the Collateral Obligation shall have an S&P Rating of “CCC-,” unless during such 90-day period, the Portfolio Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P’s then-current criteria) have elapsed after the withdrawal or suspension of the public rating; provided, further, that the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter;

(c) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation shall at the election of the Issuer (at the direction of the Portfolio Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization Proceedings; (ii) to the knowledge of the Portfolio Manager, the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Portfolio Manager reasonably expects them to remain current; and (iii) the Collateral Obligation is current and the Portfolio Manager reasonably expects it to remain current; provided, further, that if Collateral Obligations representing greater than 10% of the Collateral Principal Amount have an S&P Rating determined pursuant to this clause (c), the Portfolio Manager shall apply (and concurrently submit all Information then available to the Portfolio Manager in respect of such application) to S&P for a credit estimate with respect to the portion of such Collateral Obligations representing the excess over 10% of the Collateral Principal Amount;

(iv) with respect to a DIP Collateral Obligation as to which no S&P Rating is determined pursuant to clause (ii) above, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Portfolio Manager), (x) “CCC-” or (y) if the Portfolio Manager reasonably expects such Collateral Obligation to be assigned an issue rating by S&P within 90 days of the date of acquisition, the S&P Rating assigned by the Portfolio Manager in its commercially reasonable discretion until the earlier to occur of (1) such time as such Collateral Obligation has an assigned issue rating, at which time such assigned issue rating shall apply and (2) the 90th day after its acquisition by the Issuer, at which time such Collateral Obligation will be deemed to have an S&P Rating of “CCC-” until it has an assigned issue rating; or

(v) with respect to a Current Pay Obligation that cannot be determined pursuant to the other clauses of this definition, the S&P Rating of such Current Pay Obligation will be, at the election of the Issuer (at the direction of the Portfolio Manager), (x) “CCC” or (y) the credit rating assigned to such issue by S&P;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P (or Moody’s, in the case of an S&P Rating pursuant to clause (iii)(a) above) to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P (or Moody’s, in the case of an S&P Rating pursuant to clause (iii)(a) above) to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating (provided that such notched rating will not be less than “CCC-”).

“S&P Rating Condition”: Confirmation in writing (which may be in the form of a press release) from S&P that (a) the Initial Ratings assigned by S&P to the Secured Notes have been confirmed in connection with the Effective Date or (b) other than in connection with the Effective Date, a proposed action or designation will not cause the then current ratings assigned by S&P of any Class of Secured Notes to be reduced or withdrawn. If S&P (i) makes a public announcement or informs the Issuer, the Portfolio Manager or the Trustee that (x) it will not review such action for the purposes of determining whether the then current ratings of the applicable Class of Notes will be reduced or withdrawn or (y) its practice is to not give such confirmations with respect to the proposed action, or (ii) no longer constitutes a Rating Agency under this Indenture, the requirement for satisfaction of the S&P Rating Condition with respect to S&P will not apply.

The S&P Rating Condition will not apply to any supplemental indenture requiring the consent of all Holders of Notes if such Holders have been advised prior to consenting to such amendment that the current ratings of the Secured Debt may be reduced or withdrawn as a result of such amendment.

“S&P Rating Factor”: For each Collateral Obligation, the number set forth to the right of the applicable S&P Rating of such Collateral Obligation:

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 6 using the Initial Rating of the Highest Priority Class at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the corporate recovery rating assigned by S&P to such Collateral Obligation.

“S&P Weighted Average Floating Spread Input”: (a) any spread between 3% and 8% (in increments of 0.01%) selected by the Portfolio Manager in accordance with this Indenture or (b) such other spread approved in writing by S&P.

“S&P Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the Principal Balance of such Collateral Obligation by (b) the remaining Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“S&P Weighted Average Rating Factor”: The quotient equal to ‘A divided by B’, where:

A = the sum of the products, for all Collateral Obligations (excluding Defaulted Obligations) of (i) the Principal Balance of the Collateral Obligation and (ii) the S&P Rating Factor of the Collateral Obligation; and

B = the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations).

“S&P Weighted Average Recovery Rate Input”: (a) Any percentage between 25% and 65% (in increments of 0.05%) selected by the Portfolio Manager in accordance with this Indenture or (b) such other recovery rate approved in writing by S&P.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement, in each case, net of any reasonable expenses incurred by the Portfolio Manager and net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds shall include Principal Financed Accrued Interest received in respect of such sale.

“Scheduled Distribution”: With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.

“SECN”: The securitisation sourcebook of the FCA Handbook.

“Second Lien Loan”: Any assignment of or Participation Interest in or other interest in a First-Lien Last-Out Loan or a loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the loan other than a Permitted Super Senior Loan or a Senior Secured Loan with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the loan (subject to customary exceptions for permitted liens, including without limitation, tax liens), the value of which is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral.

“Secured Debt”: The Secured Notes.

“Secured Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(ii) to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(iii) (1) first, to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes, and (2) second, to the payment of any Deferred Interest on the Class C Notes, in each case, until such amounts have been paid in full; and

(iv) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full.

“Secured Debtholders”: The Holders of the Secured Debt.

“Secured Notes”: The Class A Notes, the Class B Notes and the Class C Notes.

“Secured Obligations”: The meaning specified in the Granting Clauses.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: As defined in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than any Permitted Super Senior Loans, any working capital facilities and revolvers or with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan (subject to customary exceptions for permitted liens, including without limitation, tax liens) and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.

“Significant Event Report”: A report required under Article 7(1)(g) of the EU Securitization Regulation.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Portfolio Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website (or a successor location).

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the earliest Stated Maturity;

(d) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of liens (other than permitted liens) on any of the underlying collateral securing such Collateral Obligation;

(e) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; or

(f) reduce the principal amount of the applicable Collateral Obligation.

“Specified Defaulted Obligation”: Any Loss Mitigation Obligation designated as a “Defaulted Obligation” by the Portfolio Manager pursuant to clause (a) of the definition of “Loss Mitigation Obligation”. For the avoidance of doubt, Specified Defaulted Obligations shall constitute Defaulted Obligations (and not Loss Mitigation Obligations).

“Specified Defaulted Obligation Condition”: A condition satisfied with respect to any Loss Mitigation Obligation if, on any day of determination, (a) such Loss Mitigation Obligation satisfies all of the criteria set forth in the definition of “Collateral Obligation” (other than clauses (ii), (iv), (ix), (xviii), (xxiv), (xxv), (xxvii) and (xxviii) of the definition thereof), (b) ranks in right of payment no more junior than the related Defaulted Obligation or Credit Risk Obligation and (c) is issued by the same (or an affiliated or related) obligor as the Obligor on the related Defaulted Obligation or Credit Risk Obligation.

“Specified Equity Security”: Any security or interest (excluding any Loss Mitigation Obligation and Margin Stock) that is (a) purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which security or interest, in the Portfolio Manager’s judgment exercised in accordance with the Portfolio Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable or (b) offered, or resulting from the exercise of an option, warrant, right of conversion, pre-emptive right, the right to participate in a rights offering, credit bid or similar right, received by the Issuer in connection with the workout or restructuring of a Defaulted Obligation or a Credit Risk Obligation or in connection with an Equity Security or interest received in connection with such workout or restructuring of such Defaulted Obligation or Credit Risk Obligation.

“Specified Event”: With respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by S&P at the request of the Issuer or the Portfolio Manager on the Issuer’s behalf, the occurrence of any of the following events of which the Issuer or the Portfolio Manager has knowledge: (a) the non-payment of interest or principal due and payable with respect to such Collateral Obligation; (b) the rescheduling of any interest or principal in any part of the capital structure of the related Obligor; (c) any restructuring (or proposed restructuring) of any debt of the related Obligor; (d) any significant sales or acquisitions of assets by the Obligor as reasonably determined by the Portfolio Manager; (e) the breach of any covenant of such Collateral Obligation or the reasonable determination by the Portfolio Manager that there is a greater than 50% chance that a covenant would be breached in the next six months; (f) the operating profit or cash flows of the Obligor being more than 20.0% lower than the Obligor’s expected results; (g) the reduction or increase in the Cash interest rate payable by the Obligor thereunder (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation); (h) the extension of the stated maturity date of such Collateral Obligation; or (i) the addition of payment-in-kind terms.

“Specified Unsold Obligation”: The meaning specified in Section 12.2(c).

“SR 2024”: The UK’s Securitisation Regulations 2024 (SI 2024/102), as amended from time to time.

“Standby Directed Investment”: Shall mean, initially, JPLIQINLX JP Morgan USD Treas Liquidity Fund overnight investment (which investment is, for the avoidance of doubt, an Eligible Investment); provided, that the Issuer, or the Portfolio Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (y)(ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Payment Date.

“Stated Maturity”: With respect to the Debt of any Class, the date specified as such in Section 2.3; provided, that if at any time the Stated Maturity of any Class of Debt, but not all of the Debt, is extended, for purposes of the definitions of Collateral Obligations and Long-Dated Obligations, the Stated Maturity shall be deemed to be the shortest Stated Maturity of any Class of Debt Outstanding.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest, or a constant spread over the applicable index or benchmark rate, at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate), or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest, or a constant spread over the applicable index or benchmark rate, at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities (excluding, for avoidance of doubt, an asset based loan secured by accounts receivables of an operating business).

“Subordinated Management Fee”: The fee, accruing quarterly in arrears, payable to the Portfolio Manager on each Payment Date (accruing during the related Interest Accrual Period and, as applicable, prorated for the related Interest Accrual Period) in accordance with

Section 11.1 of this Indenture, in an amount equal to 0.250% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Subsequent Delivery Date”: The settlement date with respect to the Issuer’s acquisition of a Collateral Obligation to be pledged to the Trustee after the Closing Date.

“Substantially In-Progress Asset”: The meaning specified in Section 12.2(a)(2).

“Substitute Collateral Obligation”: The meaning specified in Section 12.5(b).

“Substitution Event”: The meaning specified in Section 12.5(a).

“Substitution Period”: The meaning specified in Section 12.5(d).

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class of Debt, the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Debt of such Class.

“Surrendered Debt”: Any Debt surrendered to the Issuer or Trustee pursuant to the first sentence of Section 2.9.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Par”: U.S.$400,000,000.

“Target Portfolio Par Condition”: A condition satisfied as of the Effective Date (and thereafter, as of any Business Day between the Effective Date and the second Determination Date), if the Aggregate Principal Balance of Collateral Obligations (without duplication) that are (i) held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities, sales or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations by the Issuer as of the Effective Date), shall equal or exceed the Target Portfolio Par; provided that for purposes of this definition, any Defaulted Obligation shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Target Return”: With respect to any Payment Date (calculated on the Closing Date to and including such Payment Date), the amount that, together with all amounts paid to the Holders of the Subordinated Notes pursuant to the Priority of Payments on or prior to such Payment Date (including by giving effect to payments made on such Payment Date), would cause the Holders of the Subordinated Notes to first achieve an Internal Rate of Return of 12% on the Aggregate Outstanding Amount of Subordinated Notes issued on the Closing Date.

“Tax”: Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that will occur if (i) any obligor is, or on the next scheduled payment date under any Collateral Obligation or Eligible Investment, will be, required to deduct or withhold from any payment to the Issuer for or on account of any tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such obligor or the Issuer) equals the full amount that the Issuer would have received had no such taxes been imposed, (ii) any jurisdiction imposes or will impose tax on the net income or profits of the Issuer (including, for this purpose, any withholding tax liability imposed under Section 1446 of the Code), or (iii) a Hedge Counterparty is or will be required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed, and, in any such case, the aggregate amount of all such taxes imposed on payments to the Issuer and not “grossed-up,” exceed U.S.$1,000,000 during the Collection Period in which such event occurs. Withholding taxes imposed under FATCA shall be disregarded in applying the definition of Tax Event, except that a Tax Event will also occur if (i) the costs of complying with FATCA, the Cayman FATCA Legislation and the CRS over the remaining period that any Debt would remain Outstanding (disregarding any redemption of Debt arising from a Tax Event under this sentence), as reasonably estimated by the Issuer (or the Portfolio Manager acting on behalf of the Issuer) are expected to be incurred in an aggregate amount in excess of U.S.$250,000, and (ii) any such withholding taxes are imposed (or are reasonably expected by the Issuer or the Portfolio Manager acting on behalf of the Issuer to be imposed) in an aggregate amount in excess of U.S.$500,000.

“Tax Jurisdiction”: The Bahamas, the British Virgin Islands, the Channel Islands, the Netherlands Antilles, Singapore, the Jersey Islands, the Marshall Islands, the U.S. Virgin Islands, Bermuda or the Cayman Islands and any other tax advantage jurisdiction that satisfies the S&P Rating Condition.

“Tax Opinion”: The meaning specified in Section 2.5(j).

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Portfolio Manager with notice to the Trustee and the Collateral Administrator.

“Term SOFR Rate”: For any Interest Accrual Period, the greater of (a) zero and the Term SOFR Reference Rate, as such rate is published by the Term SOFR Administrator on the related Interest Determination Date; provided that, if as of 5:00 p.m. (New York City time) on any Interest Determination Date, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator, then the Term SOFR Rate will be (x) the Term SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities

Business Day for which such Term SOFR Reference Rate for the Index Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.

“Term SOFR Reference Rate”: The forward-looking term rate for the applicable Index Maturity based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s long-term credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- and below	0%	0%

provided that, a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P Rating of “A-1” otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Account Control Agreement, the Placement Agreement, the Administration Agreement, the Risk Retention Letter, the JCP BDC SPV Sale Agreement and the Master Loan Sale Agreement.

“Transaction Parties”: The meaning specified in Section 2.5(j)(i).

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, the greater of (a) an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date and (b) the fair market value of such Collateral Obligation as determined by the Portfolio Manager.

“Trust Officer”: When used with respect to the Bank, any officer within the Corporate Trust Office (or any successor group of the Bank) including any vice president, assistant vice president or officer of the Bank customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: As defined in the first sentence of this Indenture and any successor thereto.

“U.S. Government Securities Business Day”: Any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, in each case, as amended from time to time.

“UK Retention Requirements”: The risk retention requirement under SECN 5.

“UK Securitization Framework”: SR 2024, SECN and PRASR, together with the relevant provisions of FSMA, as amended from time to time.

“UK Transparency Requirements”: The transparency and reporting requirements imposed by Article 7 of Chapter 2 of the PRASR, Chapter 5 of the PRASR (including its annexes) and Chapter 6 of the PRASR (including its annexes) together with SECN 6, 11 (including its annexes) and 12 (including its annexes).

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”: The indenture or other agreement pursuant to which an Asset or other obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or obligation of which the holders of such Asset or obligation are the beneficiaries.

“United States”: The United States of America, its territories and possessions.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsaleable Assets”: (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) a Loss Mitigation Obligation, (iv) a Specified Equity Security or (v) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, in each case, in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral Obligation or Eligible Investment identified in an Officer’s certificate of the Portfolio Manager as having a Market Value of less than U.S.$1,000, in the case of each of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such obligation for at least 90 days and (y) in its commercially reasonable judgment such obligation is not expected to be saleable in the foreseeable future.

“Unsecured Loan”: An unsecured Loan obligation of any corporation, partnership or trust.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, any Uptier Priming Debt must satisfy the requirements of the definition of “Collateral Obligation” or “Loss Mitigation Obligation”.

“Uptier Priming Transaction”: Any transaction effected in connection with the bankruptcy related to, or the workout or restructuring of, a Collateral Obligation held by the Issuer, in which (x) new money priming debt is issued by the Obligor of such Collateral Obligation which will be senior in priority to all existing debt of such Obligor (including the Collateral Obligation held by the Issuer) (“Superpriority New Money Debt”) and (y) the current secured lenders (with respect to such Collateral Obligation) that participate in the Superpriority New Money Debt have the opportunity to exchange their current secured loans for priming debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that will be senior in priority to all other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer), other than Superpriority New Money Debt (“Rolled Senior Uptier Debt”).

“U.S. person”: The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.

“U.S. Retention Interest”: The “eligible vertical interest” held by the Retention Holder in accordance with the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The rules promulgated under Section 15G of the Exchange Act as Regulation RR, 17 C.F.R. Part 246 or any credit risk retention law, rule or regulation in the United States that is applicable to the Portfolio Manager and this transaction (as determined by the Portfolio Manager).

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date, in each case, excluding, for any Deferring Security, any interest that has been deferred and capitalized thereon.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread plus (C) the Aggregate Excess Funded Spread; by (b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date, in each case, excluding, for any Deferring Security, any interest that has been deferred and capitalized thereon; provided that, for the purposes of the S&P CDO Monitor Test (and all calculations made pursuant thereto or therein) (A) the Aggregate Excess Funded Spread shall not be included in the calculation of the amount described in clause (a), and (B) clause (b) shall in all cases be equal to the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: As of any Measurement Date with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by the Principal Balance of such Collateral Obligation and dividing such sum by:

(b) the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any Measurement Date with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any Measurement Date if the Weighted Average Life of all Collateral Obligations other than Defaulted Obligations as of such date is less than or equal to (A) 8 minus (B) the product of (x) 0.25 and (y) (i) 1 plus (ii) the number of Payment Dates that have occurred since the Closing Date.

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined for the Highest Priority Class, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 6 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for the Highest Priority Class equals or exceeds the S&P Weighted Average Recovery Rate Input for such Class selected by the Portfolio Manager in connection with the S&P CDO Monitor.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns. Any reference herein or in another Transaction Document to knowledge of the Portfolio Manager shall mean the actual knowledge of a Responsible Officer of the Portfolio Manager.

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture (unless otherwise specified herein) with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to this Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the obligor of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations shall not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made. For the avoidance of doubt, the Interest Coverage Test shall be applicable on and after the Determination Date occurring immediately prior to the second Payment Date and the Overcollateralization Ratio Test shall be applicable on and after the Effective Date.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations and Loss Mitigation Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments, collections and proceeds to be received during such Collection Period in respect of such Asset that, if received as scheduled, shall be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on the Secured Debt and Floating Rate Obligations shall be calculated using the then current interest rates applicable thereto.

(e) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations shall be treated as having a Principal Balance equal to zero.

(g) If the Issuer (or the Portfolio Manager on behalf of the Issuer) is notified by the administrative agent or other withholding agent or otherwise for the syndicate of lenders in respect of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (or any other Asset held by the Issuer) that any amounts associated therewith are subject to withholding tax imposed by any jurisdiction, the Portfolio Manager shall so notify the Collateral Administrator and thereafter the applicable Collateral Quality Test, the Coverage Tests shall be calculated on a net basis after taking into account such withholding, unless the related obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instruments with respect thereto.

(h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations shall not be included in the calculation of the Collateral Quality Test.

(i) For the purposes of calculating compliance with each of the Concentration Limitations all calculations shall be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(j) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(k) Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

(l) To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall be entitled to request direction from the Portfolio Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(m) For purposes of calculating compliance with any tests and the making of any determination and the preparation of any reports under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(n) For all purposes when determining the Concentration Limitations, the Collateral Quality Test and the Coverage Tests (but excluding for purposes of the calculation of the Aggregate Funded Spread), the principal balance of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(o) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of “Defaulted Obligation,” then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the principal balance of such Current Pay Obligation as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation shall be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(p) For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, sale proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(q) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of the Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Issuer on which the Trustee may rely.

(r) For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(s) All calculations related to Maturity Amendments, the Investment Criteria, Specified Equity Securities and Loss Mitigation Obligations (and definitions related to Maturity Amendments, the Investment Criteria, Specified Equity Securities and Loss Mitigation Obligations), and all other tests that otherwise would be calculated cumulatively will be reset at zero on the date of any Refinancing of all Classes of Secured Notes. For the avoidance of doubt, the Internal Rate of Return will not be reset at zero on the date of any Refinancing.

(t) If no Class of Secured Debt is outstanding (including as a result of an Optional Redemption thereof), any periodic reporting requirements or deliverables set forth herein may be terminated in the sole discretion of the Portfolio Manager.

ARTICLE II

THE NOTES

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuers executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. It is the express intent of the parties hereto that the Notes shall be “Securities” as defined under and governed by Article 8 of the UCC.

Section 2.2 Forms of Notes. The forms of the Notes, including the forms of Certificated Notes and Global Notes shall be as set forth in the applicable part of Exhibit A hereto.

(a) Secured Notes and Subordinated Notes.

(i) Except as set forth in clause (iii) below, each Note sold to a Person that is not a U.S. person in an offshore transaction in reliance on Regulation S shall be issued initially in the form of one permanent Regulation S Global Note per Class and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.

(ii) Except as set forth in clause (iii) below, each Note sold to a Person that is a QIB/QP shall be issued initially in the form of one permanent Rule 144A Global Note per Class and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.

(iii) Each Note (1) sold to persons that are not U.S. persons in offshore transactions in reliance on Regulation S or (2) sold to persons that are QIB/QPs that, in either case, elect at the time of the acquisition, purported acquisition or proposed acquisition to have their Notes issued in the form of a Certificated Note shall be issued in the form of a Certificated Note. In addition, Subordinated Notes sold on the Closing Date to Accredited Investors that are also Qualified Purchasers or entities that are owned (or beneficially owned) exclusively by Qualified Purchasers and/or Knowledgeable Employees with respect to the Issuer who have received the consent of the Issuer and the Placement Agent to such entity’s acquisition of Subordinated Notes (any such entity, a “Permitted AI”) shall be issued in the form of a Certificated Note.

(iv) The Subordinated Notes may only be issued as Certificated Notes.

(v) The Subordinated Notes may not be sold to persons that are not “United States persons” (as defined in Section 7701(a)(30) of the Code), and may only be owned by “United States persons” (as defined in Section 7701(a)(30) of the Code).

(vi) The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(b) Book Entry Provisions. This Section 2.2(b) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, shall be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Applicable Issuer, the Trustee, and any agent of the Applicable Issuer or the Trustee as the absolute owner of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Trustee, or any agent of the Applicable Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Debt and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$403,200,000 aggregate principal amount of Notes (except for (i) Deferred Interest with respect to the Class C Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.6 of this Indenture or (iii) additional notes issued in accordance with Sections 2.14 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	Class A Notes	Class B Notes	Class C Notes	Subordinated Notes
Original Principal Amount(1) (U.S.$)	$232,000,000	$40,000,000	$32,000,000	$99,200,000
Stated Maturity	Payment Date in April 2037	Payment Date in April 2037	Payment Date in April 2037	Payment Date in April 2037
Fixed Rate Debt	No	No	No	N/A
Floating Rate Debt	Yes	Yes	Yes	N/A
Interest Rate	Benchmark + 1.55%(2)	Benchmark + 1.80%(2)	Benchmark + 2.25%(2)	N/A
Index Maturity	3 months	3 months	3 months	N/A
Initial S&P Rating(s)	“AAA (sf)”	“AA (sf)”	“A (sf)”	N/A
Interest Deferrable	No	No	Yes	N/A
Priority Classes	None	A	A, B	A, B, C
Pari Passu Classes	None	None	None	None
Junior Classes	B, C, Subordinated	C, Subordinated	Subordinated	None
Listed Notes	No	No	No	No
Applicable Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Issuer
Re-priceable Class	No	Yes	Yes	N/A

(1) As of the Closing Date.

(2) The initial Benchmark will be the Term SOFR Rate. The Term SOFR Rate shall be calculated as set forth in the definition of “Term SOFR Rate”. The Benchmark for the first Interest Accrual Period shall be set on two different Notional Determination Dates as set forth herein. The Benchmark may be changed to the Fallback Rate in accordance with the definition of “Benchmark” and certain other conditions specified herein. The spread over the Benchmark (or fixed rate of interest, as the case may be) applicable to any Class of Re-Pricing Eligible Debt may be reduced in connection with a Re-Pricing of such Class of Notes, subject to the conditions described under Section 9.9.

Each Class of Secured Notes shall be issued in Minimum Denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof and the Subordinated Notes shall be issued in Minimum Denominations of U.S.$1,125,000 and integral multiples of U.S.$1.00 in excess thereof. The Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Applicable Issuer, shall bind the Issuer and the Co-Issuer, as applicable, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which shall be deemed to be provided upon delivery of an executed Note to the

Trustee or Authenticating Agent), shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual, electronic or facsimile signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes (including the names and addresses of the Holders and the principal or face amount (and stated interest) due to each Holder) and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. The entries in the Register shall be conclusive, absent manifest error, and the Holders, the Issuer, any Paying Agent, and the Trustee shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder for all purposes of this Indenture. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent or any Holder a current list of Holders (and their holdings) as reflected in the Register. In addition and upon written request at any time, the Registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent or any Holder any information the Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings).

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, solely in the case of the Secured Notes, the Co-Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with (if required by the Registrar) signature guarantee by an eligible guarantor institution meeting the requirements of the Registrar (which requirements may include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” acceptable to the Registrar in addition to, or in substitution for, STAMP).

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee or the Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and shall not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c) No sale or transfer of any Subordinated Note (or any interest therein) shall be effective, and the Trustee shall not recognize any such sale or transfer, if after giving effect to such transfer 25% or more of the total value of the Subordinated Notes of any such Class, respectively, represented by the Aggregate Outstanding Amount thereof would be held by Persons who have represented that they are, or are acting on behalf of, Benefit Plan Investors. For purposes of calculating the 25% Limitation, any Notes of the Issuer held by a Person who is a Controlling

Person shall be disregarded and not treated as Outstanding. No sale or transfer of Class C Notes to Benefit Plan Investors will be effective, and the Trustee shall not recognize any such sale or transfer, to the extent the Issuer has not received the Tax Opinion. The Issuer and the Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee actually knows to be so held shall be so disregarded.

(d) Notwithstanding anything contained herein to the contrary, except as provided in Section 2.5(c), the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a purchaser or by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e) For so long as any of the Notes is Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons.

(f) Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(f) and Section 2.13.

(i) Rule 144A Global Secured Note to Regulation S Global Secured Note. In the case of the Secured Notes, if a Holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such Holder (provided that such Holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the Minimum Denomination applicable to such Holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the Holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S and (D) a written certification in the form of Exhibit B-2 or Exhibit B-4, as applicable, attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii) Regulation S Global Secured Note to Rule 144A Global Secured Note. If a Holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the Minimum Denomination applicable to such Holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the Holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Institutional Buyer and either (x) a Qualified Purchaser or (y) an entity owned exclusively by Qualified Purchasers, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-2 or Exhibit B-4, as applicable, attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and either (x) a Qualified Purchaser or (y) an entity owned exclusively by Qualified Purchasers, then the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global

Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(iii) Global Secured Note to Certificated Secured Note. Subject to Section 2.11(a), if a Holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) a certificate substantially in the forms of Exhibit B-2 or Exhibit B-4 (as applicable) attached hereto executed by the transferee with respect to the Secured Notes and (B) appropriate instructions from DTC, if required, the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Applicable Issuers and authentication and delivery by the Trustee, one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(g) Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(g) and Section 2.13.

(i) Certificated Secured Notes to Global Secured Notes. If a Holder of a Certificated Secured Note wishes at any time to exchange its interest in a Certificated Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to a Regulation S Global Secured Note or to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or B-3 (as applicable) executed by the transferor and certificates substantially in the forms of Exhibit B-2 or B-4 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(ii) Certificated Secured Notes to Certificated Secured Notes. If a Holder of a Certificated Secured Note wishes at any time to exchange its interest in such Certificated Secured Note for one or more other Certificated Secured Notes of the same Class or wishes to transfer such Certificated Secured Note, such Holder may do so in accordance with this Section 2.5(g)(ii). Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the forms of Exhibit B-2 or Exhibit B-4 (as applicable) with respect to the Secured Notes attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Applicable Issuers and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(h) Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(h) and Section 2.13. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(i) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

(j) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note shall be deemed to have represented and agreed as follows (except as may be expressly agreed in writing between a purchaser and the Issuer or the Placement Agent, as applicable, in the case of a purchaser purchasing on the Closing Date); and each purchaser who purchases Subordinated Notes from the Issuer or the Placement Agent on the Closing Date shall be required to provide a subscription agreement containing representations substantially similar to those set forth in Exhibit B-4 hereto, as well as other agreements and indemnities (except as may be expressly agreed in writing between a purchaser, the Issuer or the Placement Agent, as applicable), including:

(i) In connection with the purchase of such Notes: (A) none of the Co‑Issuers, the Portfolio Manager, the Placement Agent, the Trustee, the Collateral Administrator, the Retention Holder or the Administrator (the “Transaction Parties”) or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying, and will not rely, (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Transaction Parties or any of their respective Affiliates other than any statements in the Offering Circular for such Notes, and such beneficial owner has read and understands such Offering Circular for the Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a QIB that purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A that is neither a dealer described in paragraph (a)(1)(ii) of Rule 144A which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer, nor a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan, and (b) a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers; (2) except in the case of Subordinated Notes, not a U.S. person and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S or (3) solely in the case of Subordinated Notes sold on the Closing Date, a Permitted AI; (E) such beneficial owner is acquiring its interest in such Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; (K) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; (L) none of the Transaction Parties or any of their respective Affiliates has given it (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Notes or of this Indenture; (M) the beneficial owner has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions; (N) the beneficial owner is not a (x) partnership, (y) common trust fund or (z) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (O) the beneficial owner agrees that it will not hold any Notes for the benefit of any other Person, that it will at all times be the sole beneficial owner of the Notes for purposes of the Investment Company Act and all other purposes and that the beneficial owner will not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person will be entitled to a beneficial interest in the distributions on the Notes.

(ii) With respect to the Class A Notes and the Class B Notes, and, solely after the Issuer has received an opinion of counsel of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel to the effect that, under current law and to the extent issued to persons otherwise unrelated to the Issuer, although there is no specific authority with respect to the characterization for U.S. federal income tax purposes of securities having the same terms as the Class C Notes, such Class C Notes will be characterized as indebtedness for U.S. federal income tax purposes (the “Tax Opinion”), the Class C Notes, (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Secured Notes (or interests therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Secured Notes (or interests therein) will not constitute or result in a violation of any such Other Plan Law. In the case of Class C Notes prior to the issuance of the Tax Opinion, each person who purchases or holds any direct or indirect interest in such Note shall be deemed or required to represent that on each date on which it holds such interest it is not and will not be a Benefit Plan Investor or a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law or Similar Law.

(iii) (a) With respect to the Subordinated Notes, it understands that such Subordinated Notes may not at any time be held in the form of Global Notes.

(iv) [reserved].

(v) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered or qualified under the Securities Act or any state securities laws, and, if in the future such beneficial owner decides to reoffer, resell, pledge or otherwise transfer such Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are excepted from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(vi) Each purchaser or transferee agrees to indemnify and hold harmless the Co-Issuers, the Trustee, the Placement Agent, the Portfolio Manager and their respective Affiliates from any claim, cost, damage or loss incurred by them as a result of the representations under clauses (ii) or (iii) becoming untrue. It understands that the representations made in clauses (ii) and (iii) will be deemed to be made on each day from the date of acquisition by it of an interest in a Note, as applicable, through and including the date on which it disposes of such interest. It agrees that if any of its representations under clauses (ii) and (iii) becomes untrue, it will immediately notify the Issuer and the Trustee and take any other action as may be requested by them.

(vii) Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(viii) Such beneficial owner acknowledges receipt of the Issuer’s privacy notice (as set forth in the Offering Circular) which provides information on the Issuer’s use of personal data in accordance with the Cayman Islands Data Protection Act (As Revised) and, if applicable, agrees to promptly provide the privacy notice (or any updated version thereof as may be provided from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorized signatories, trustees or others) whose personal data it provides to the Issuer or any of its Affiliates or delegates including, but not limited to, Appleby Global Services (Cayman) Limited in its capacity as Administrator.

(ix) Such beneficial owner shall provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the exhibits referenced herein, and in Section 2.14.

(x) Such beneficial owner shall not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(xi) Such beneficial owner is not a member of the public in the Cayman Islands.

(xii) Such beneficial owner will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as necessary.

(xiii) If such beneficial owner is acquiring any Notes in a transaction that would comprise a sale of securities in Florida, such beneficial owner is either (A) a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) or (B) both (1) an “Institutional Accredited Investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (2) a bank, trust company, savings institution, insurance company, dealer, investment company (as defined in the Investment Company Act), pension or profit-sharing trust within the meaning of Section 517.061(9) of the Florida Securities and Investor Protection Act.

(k) Each Person who becomes an owner of beneficial interest in a Certificated Note (including a transfer of an interest in a Global Note to a transferee acquiring a Note in the form of a Certificated Note), shall be required to make the representations and agreements set forth in Exhibit B-2 and Exhibit B-4 hereto (and, in the case of the Subordinated Notes, Exhibit B-5), as applicable. Each Person who becomes an owner of a Certificated Note on the Closing Date shall be required to provide the Placement Agent and the Issuer, as applicable, with a subscription agreement containing representations substantially similar to those set forth in Exhibit B-2 and Exhibit B-4 hereto (and, in the case of the Subordinated Notes, Exhibit B-5), as applicable, as well as other agreements and indemnities (except as may be expressly agreed in writing between such Person and the Issuer or the Placement Agent, as applicable).

(l) Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m) To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(n) The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee has not been notified in writing or a Trust Officer does not have actual knowledge of any transfer requiring such certificate to be presented by the proposed transferor or transferee.

(o) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agent may hold a position in a Regulation S Global Secured Note prior to the distribution of the applicable Notes represented by such position.

(p) Each Person who is, or is acting on behalf of, a Benefit Plan Investor, will be deemed or required to represent, warrant and agree that (i) none of the Transaction Parties or any financial intermediaries or other persons that provide marketing services, or any of their respective affiliates, has provided and none will provide any investment recommendation or investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with the decision to invest in, hold or dispose of the Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Notes, and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Applicable Issuers shall execute and, upon Issuer Order, which shall be deemed to have been provided upon delivery to the Trustee for execution of a Note signed by the Applicable Issuers, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously Outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Applicable Issuers may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest shall be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period with respect to the Secured Notes (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) shall be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Class C Notes, any payment of interest due on the Class C Notes, which is not available to be paid in accordance with the Priority of Payment on any Payment Date (such unpaid interest with respect to each such Class, as applicable (the “Deferred Interest”)) shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (A) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments and (B) (i) the Redemption Date with respect to such Class of Notes and (ii) the Stated Maturity of such Class of Secured Notes. Deferred Interest on the Class C Notes shall be added to the principal balance of the Class C Notes, respectively, and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments. Regardless of whether any Priority Class is Outstanding with respect to the Class C Notes, to the extent that funds are not available on any Payment Date (other than, in the case of the Class C Notes, the Redemption Date with respect to, or Stated Maturity of, such Class of Secured Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest shall not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date shall not be an Event of Default. Interest shall cease to accrue on each Secured Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes or Class B Notes or, if no Class A Notes or Class B Notes are Outstanding, any Class C Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of the Secured Notes of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal

Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments.

(c) Principal payments on the Notes shall be made in accordance with the Priority of Payments and Article IX.

(d) As a condition to the payment of any amounts on any Notes without the imposition of withholding or back-up withholding tax, any Paying Agent (including the Trustee serving in such capacity) shall require certification acceptable to it to enable it to determine its duties and liabilities, or such certification as the Issuer, the Co-Issuer or any Paying Agent shall request to enable such party to determine its duties and liabilities, with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Notes under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Co-Issuers shall not be obligated to pay any additional amounts to the Holders of beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or the Co-Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Debt and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to (i) DTC or its designee with respect to a Global Note and (ii) to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Co-Issuers, the Trustee, the Portfolio Manager nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the

Applicable Issuers shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment shall be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, original principal amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Payments to the Holders of the Subordinated Notes of each Class from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes of such Class on such Record Date.

(g) Interest accrued with respect to the Floating Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Notional Accrual Period or Interest Accrual Period divided by 360. Interest accrued with respect to any Fixed Rate Debt shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(h) All reductions in the principal amount of Notes (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Notes and of any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Notes.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Applicable Issuers under the Notes and this Indenture are limited recourse obligations of the Applicable Issuers payable solely from the Assets in accordance with the Priority of Payments and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, manager, member, employee, shareholder, authorized person, organizer or incorporator of the Co-Issuers, the Portfolio Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (a) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8 Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Surrendered Notes; Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or mutilated, defaced or deemed lost or stolen, shall be promptly cancelled by the Trustee and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Applicable Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it. No Note may be surrendered (including in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen.

Section 2.10 Issuer Purchases of Secured Debt. Notwithstanding anything to the contrary in this Indenture, the Portfolio Manager, on behalf of the Issuer, may conduct purchases of the Secured Debt during the Reinvestment Period, in whole or in part, in accordance with, and subject to, the terms and conditions set forth below. Notwithstanding the provisions of this Indenture described under Section 10.2 or Section 10.3(g), Principal Proceeds in the Collection Account and amounts designated for such purpose from the Permitted Use Account in accordance with the definition of “Permitted Use” may be disbursed for purchases of Secured Debt in accordance with the provisions described in this Section 2.10. The Trustee shall (i) in the case of Certificated Secured Notes, cancel as described under Section 2.9 any such purchased Notes surrendered to it for cancellation or (ii) in the case of any Global Secured Notes, decrease the Aggregate Outstanding Amount of such Global Secured Notes in its records by the full par amount of the purchased Secured Notes, and instruct DTC or its nominee, as the case may be, to conform its records.

No purchases of Secured Debt may occur unless each of the following conditions is satisfied:

(a) subject to subclause (ii) below, such purchases shall occur in sequential order of priority beginning with the Class A Notes;

(i) (A) each such purchase of any Class is made pursuant to an offer made to all Holders of the Debt of such Class, by notice to such Holders, which notice specifies the purchase price (as a percentage of par) at which such purchase shall be effected, the maximum amount of Principal Proceeds and/or funds from the Permitted Use Account that shall be used to effect such purchase and the length of the period during which such offer shall be open for acceptance, (B) each such Holder shall have the right, but not the obligation, to accept such offer in accordance with its terms, and (C) if the Aggregate Outstanding Amount of the relevant Class held by Holders who accept such offer exceeds the amount of Principal Proceeds and/or funds from the Permitted Use Account specified in such offer, a portion of such Secured Debt of each accepting Holder shall be purchased pro rata based on the respective principal amount held by each such Holder; provided that such purchases of Secured Notes shall occur in the following sequential order of priority: first, the Class A Notes until the Class A Notes are retired in full; second, the Class B Notes until the Class B Notes are retired in full; and third, the Class C Notes until the Class C Notes are retired in full;

(ii) each such purchase is effected only at prices equal to or discounted from par;

(iii) each such purchase occurs during the Reinvestment Period and shall be effected with Principal Proceeds and/or amounts designated for such purpose from the Permitted Use Account in accordance with the definition of “Permitted Use”;

(iv) no Event of Default has occurred and be continuing;

(v) any Certificated Secured Notes to be purchased shall be surrendered to the Trustee for cancellation;

(vi) each Coverage Test is (A) satisfied immediately prior to each such purchase, and (B) maintained or improved immediately after giving effect to such purchase;

(vii) each such purchase shall otherwise be conducted in accordance with applicable law; and

(viii) with respect to each such purchase, notice has been provided to each Rating Agency; and

(b) the Trustee has received an Officer’s certificate of the Portfolio Manager to the effect that the conditions in the foregoing subsection (a) have been satisfied.

The Issuer reserves the right to cancel any offer to purchase Secured Debt prior to finalizing such offer.

Section 2.11 DTC Ceases to Be Depository. A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) any of (x) (i) DTC notifies the Applicable Issuers that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within

90 days after such event, or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(a) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.11 shall be surrendered by DTC to the Trustee’s office located in the applicable Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(b) Subject to the provisions of subsection (b) of this Section 2.11, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Debt.

(c) In the event of the occurrence of any of the events specified in subsection (a) of this Section 2.11, the Co-Issuers shall promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Applicable Issuers to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.11, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership. In addition, the beneficial owners of interest in Global Notes may provide (and the Trustee may receive and rely on) consents to the Trustee that the Holders of a Global Note would be entitled to provide in accordance with this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note, as applicable).

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.12 Non-Permitted Holders. Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Notes to a U.S. person that is not a QIB/QP shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes. In addition, the acquisition of Notes by a Non-Permitted ERISA Holder shall be null and void ab initio.

(a) If (x) any U.S. person (other than a Permitted AI, with respect to Subordinated Notes sold on the Closing Date) that is not a QIB/QP (or a corporation, partnership, limited liability company or other entity (other than a trust, except as otherwise agreed to by the Issuer), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the Holder or beneficial owner of an interest in a Note or (y) any non-United States person (as defined in Section 7701(a)(30) of the Code) shall become the holder of an interest in any Subordinated Note (any such Person described above, a “Non-Permitted Holder”), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall (but with respect to clause (y), may), promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (or upon notice to the Issuer from the Trustee if a Trust Officer of the Trustee obtains actual knowledge or the Co-Issuer to the Issuer, if either of them makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Portfolio Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Portfolio Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Portfolio Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Portfolio Manager shall be entitled to bid in any such sale. However, the Issuer or the Portfolio Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Portfolio Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Portfolio Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(b) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note (or any interest therein) to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation shall be null and void and any such purported transfer may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(c) If any Person shall become the beneficial owner of any Note (or any interest therein) who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer (or upon notice to the Issuer from the Trustee if a

Trust Officer of the Trustee obtains actual knowledge or the Co-Issuer to the Issuer if it makes the discovery), send notice to such Non‑Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer such Note (or its interest therein) to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Note (or its interest therein), the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Non-Permitted ERISA Holder’s Note (or its interest therein) to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Note (or interest therein) to the highest such bidder. However, the Issuer may select a purchaser by other means determined by it in its sole discretion. The Holder of each Note (or interest therein), the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of the Note (or any interest therein), agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Portfolio Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.13 Taxes. Each Holder (including, for purposes of this Section 2.13, any beneficial owner of an interest in Notes) agrees or will be deemed to have represented and agreed to treat the Issuer, the Co-Issuer, and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Holder will timely furnish the Issuer or its agents any tax forms or certifications (such as an applicable IRS Form W-8 (together with appropriate attachments), IRS Form W-9, or any successors to such IRS forms) that the Issuer or its agents reasonably request in order to (A) make payments to the Holder without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, or (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law, and will update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. Each Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder or to the Issuer. Amounts withheld pursuant to applicable tax laws by the Issuer or its agents will be treated as having been paid to the Holder by the Issuer.

(c) Each Holder will provide the Issuer or its agents with any correct, complete and accurate information and documentation that may be required for the Issuer to comply with FATCA, the Cayman FATCA Legislation, and the CRS and to prevent the imposition of U.S. federal withholding tax under FATCA on payments to or for the benefit of the Issuer. In the event the Holder fails to provide such information or documentation, or to the extent that its ownership of Notes would otherwise cause the Issuer to be subject to any tax under FATCA, (A) the Issuer (and any agent acting on its behalf) is authorized to withhold amounts otherwise distributable to the Holder as compensation for any tax imposed under FATCA as a result of such failure or the Holder’s ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or the Holder’s ownership, the Issuer will have the right to compel the Holder to sell its Notes and, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer or its agents, the Issuer will have the right to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes. The Issuer may also assign each such Note a separate securities identifier in the Issuer’s sole discretion. The Holder agrees that the Issuer and its agents may (1) provide any information and documentation concerning its investment in its Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant tax or regulatory authority and (2) take such other steps as they deem necessary or helpful to ensure that the Issuer comply with FATCA, the Cayman FATCA Legislation and the CRS.

(d) Each Holder of the Secured Notes (or interest therein), will be deemed (and may be required) to represent and agree that:

(i) if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code),

(A) it:

(1) is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code);

(2) is not a “10 percent shareholder” with respect to the Issuer (or its sole owner, as applicable) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and

(3) is not a “controlled foreign corporation” that is related to any beneficial owners of the Subordinated Notes within the meaning of Section 881(c)(3)(C) of the Code; or

(B) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States and includible in its gross income; or

(C) it has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income tax of payments on the Notes; and

(ii) it will provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to U.S. federal withholding tax under FATCA.

(e) Each Holder of the Secured Notes (or interest therein), will be deemed (and may be required) to represent and agree that for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury regulations section 1.385-1(c)(4)) with respect to which such beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury regulations section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

(f) If it is a beneficial owner of the Subordinated Notes (or interest therein), it will be deemed (and will be required) to represent and agree that:

(i) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code;

(ii) it acknowledges and agrees that it will not (1) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) such Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”), (2) cause any of such Notes or any interest therein to be marketed on or through an Exchange or (3) allow its Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) to be “readily tradable on a secondary market or the substantial equivalent thereof” within the meaning of Treasury regulations section 1.7704-1(c);

(iii) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Notes or the Issuer (including the amount of distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury regulations section 1.7704-1(a)(2)(i)(B);

(iv) it acknowledges and agrees that no Subordinated Notes may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect beneficial owners of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury regulations section 1.7704-1(h);

(v) no Transfer will result in there being more than 90 “partners” as defined in Treasury regulations section 1.7704-1(h)(1)(ii);

(vi) it may not Transfer all or any portion of such Notes unless: (1) the person to which it Transfers such Subordinated Notes agrees to be bound by the restrictions,

conditions, representations, warranties, and covenants set forth in the Indenture and this paragraph (f), (2) such Transfer does not violate this paragraph (f);

(vii) in the event it owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes; and

(viii) in the event it owns 100% of the Subordinated Notes, such beneficial owner will not sell, transfer, assign, participate, pledge or otherwise dispose of any Subordinated Notes unless it obtains written advice of Paul Hastings LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

Any Transfer made in violation of this paragraph (f) will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other person, and no person to which such Subordinated Notes are Transferred shall become a holder unless such person agrees to be bound by this paragraph (f). However, notwithstanding the immediately preceding sentence, a Transfer in violation of provisions (ii), (iii), (iv), (v), (vi), (vii) or (vii) shall be permitted if the Issuer receives written advice from Paul Hastings LLP or Cadwalader, Wickersham & Taft LLP, or receives the opinion of another nationally recognized tax counsel experienced in such matters to the effect that the Transfer will not cause the Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(g) Each Holder that owns more than 50% of the Subordinated Notes by value or if such Holder, its beneficial owner, or a direct or indirect owner of the foregoing is otherwise treated as a member of the Issuer’s “expanded affiliated group” (as defined in Treasury regulations section 1.1471-5(i) (or any successor provision)), the Holder represents that it will (A) confirm that any member of such expanded affiliated group (assuming that each of the Issuer is a “registered deemed-compliant FFI” within the meaning of Treasury regulations section 1.1471-1(b)(111) (or any successor provision)) that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is either a “participating FFI,” a “deemed-compliant FFI” or an “exempt beneficial owner” within the meaning of Treasury regulations section 1.1471-4(e) (or any successor provision), and (B) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is not either a “participating FFI,” a “deemed-compliant FFI” or an “exempt beneficial owner” within the meaning of Treasury regulations section 1.1471-4(e) (or any successor provision), in each case except to the extent that the Issuer or its agents have provided the Holder with an express waiver of this requirement.

(h) Each Holder of Subordinated Notes hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Holder to take any such adjustment into account directly. To the fullest extent permitted by law, each Holder of Subordinated Notes hereby agrees to indemnify the Issuer for the Holder’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Holder’s share of the income of the Issuer or attributable to distributions to such Holder. This paragraph (h) shall survive the termination of any Holder’s interest in its Subordinated Notes.

(i) Each Holder of Secured Notes agrees or is deemed to have agreed that no Secured Notes may be transferred by a Person from which the Issuer is disregarded as separate for U.S. federal income tax purposes unless written advice of Paul Hastings LLP or Cadwalader, Wickersham & Taft LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Trustee, in form and substance satisfactory to the Portfolio Manager, to the effect that any Secured Notes transferred will be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

Section 2.14 Additional Issuance or Incurrence. (a) At any time during the Reinvestment Period (or, with respect to an issuance of Junior Mezzanine Notes and/or Subordinated Notes, at any time), the Co-Issuers or the Issuer, as applicable, may issue, incur and sell additional debt of any one or more new classes of notes that are subordinated to the existing Secured Debt (or to the most junior class of securities of the Issuer (other than the Subordinated Notes) issued pursuant to this Indenture, if any class of debt issued pursuant to this Indenture other than the Secured Debt and the Subordinated Notes is then Outstanding) (“Junior Mezzanine Notes”) and/or additional notes of each of the existing Classes (subject, in the case of additional debt of an existing Class of Secured Debt, to clause (v) below); provided that the following conditions are met:

(i) the Portfolio Manager, the Retention Holder and a Majority of the Subordinated Notes consent to such issuance or incurrence, as applicable;

(ii) in the case of additional Class A Notes, such issuance or incurrence, as applicable, is consented to by a Majority of the Controlling Class;

(iii) in the case of additional Debt of any one or more existing Classes (other than the Subordinated Notes or Junior Mezzanine Notes), the aggregate principal amount of Secured Debt of such Class issued or incurred in all additional issuances or incurrences shall not exceed 100% of the Aggregate Outstanding Amount of the Secured Debt of such Class on the Closing Date;

(iv) in the case of additional Debt of any one or more existing Classes, the terms of the debt issued or incurred must be identical to the respective terms of previously issued or incurred Debt of the applicable Class (except that the interest due on additional Secured Debt shall accrue from the issue date of such additional Secured Debt and the interest rate and the price of such Debt does not have to be identical to that of the initial Debt of such

Class, provided that (x) the interest rate on such Debt that is Secured Debt may not exceed the interest rate applicable to the initial Debt of such Class and (y) if such Class is a Class of Floating Rate Debt that is Secured Debt, such Additional Debt must also be Floating Rate Debt and have a floating rate based on the same benchmark rate as the initial Debt of such Class);

(v) such additional debt that is Secured Debt must be issued or incurred at a price equal to or greater than the principal amount thereof;

(vi) in the case of additional Debt securities of any one or more existing Classes, unless only Junior Mezzanine Notes and/or additional Subordinated Notes are being issued or incurred, additional debt of all Classes must be issued or incurred, as applicable, and such issuance or incurrence, as applicable, of additional debt must be proportional across all Classes; provided that the principal amount of Junior Mezzanine Notes and/or Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Junior Mezzanine Notes and/or Subordinated Notes;

(vii) notice of such issuance or incurrence has been provided to each Rating Agency;

(viii) the proceeds of any additional debt (net of fees and expenses incurred in connection with such issuance or incurrence) shall not be treated as Refinancing Proceeds and shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments (provided, however, that the proceeds of an issuance solely of Junior Mezzanine Notes and/or additional Subordinated Notes may, in the sole discretion of the Portfolio Manager, be treated as Interest Proceeds and/or used for Permitted Uses);

(ix) unless only Junior Mezzanine Notes and/or additional Subordinated Notes are being issued, written advice of Paul Hastings LLP or Cadwalader, Wickersham & Taft LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Issuer and the Trustee to the effect that (A) any additional Class A Notes, Class B Notes or Class C Notes will be treated as indebtedness for U.S. federal income tax purposes, provided, however, that such opinion of tax counsel described shall not be required with respect to any additional Debt that bears a different CUSIP number (or equivalent identifier) from the Debt of the same Class that were issued or incurred on the Closing Date and is Outstanding at the time of the additional issuance or incurrence, (B) such additional issuance or incurrence will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code), and (C) such additional issuance or incurrence will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(x) immediately after giving effect to such issuance or incurrence, either (i) each Coverage Test is maintained or improved or (ii) the S&P Rating Condition shall have been satisfied;

(xi) no Event of Default has occurred and is continuing; and

(xii) an Officer’s certificate of the Issuer (and Co-Issuer, if applicable) shall be delivered to the Trustee certifying that all conditions precedent applicable to the issuance or incurrence of such additional debt under this Indenture, including those requirements set forth in this Section 2.14(a), have been satisfied.

(b) Any additional debt of an existing Class issued as described above shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Debt of such Class.

(c) [Reserved].

(d) The Retention Holder, at any time in order to prevent (in the determination of the Retention Holder) the EU/UK Retained Interest or U.S. Retention Interest from falling below the percentage required under the EU/UK Risk Retention Requirements or the U.S. Risk Retention Rules may direct the Issuer to issue pursuant to a supplemental indenture additional notes of any Class to the Retention Holder only (an “Additional Retention Holder Issuance”). Any Additional Retention Holder Issuance shall not require the consent of any other holder of the Debt.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance and Incurrence of Debt on Closing Date. (a) The Debt to be issued on the Closing Date may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee, upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers’ Certificate of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, and in the case of the Issuer, the execution and delivery of the Portfolio Management Agreement, the Account Control Agreement, the Risk Retention Letter, the Collateral Administration Agreement and related transaction documents and in each case the execution, authentication and (with respect to the Issuer only) delivery of the Notes applied for by it, and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes to be authenticated and delivered and the Stated Maturity, and principal amount of the Subordinated Notes to be authenticated and delivered, (B) certifying that (1) the copy of the Board Resolution attached thereto is a true and complete copy thereof, (2) such Board Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such Board Resolutions and the documents referred to therein hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance or incurrence of the Debt or (B) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance or incurrence of such Debt except as has been given.

(iii) U.S. Counsel Opinions. Opinions of Cadwalader, Wickersham & Taft LLP, U.S. counsel to the Co-Issuers and counsel to the Placement Agent, Paul Hastings LLP, counsel to the Portfolio Manager and Nixon Peabody LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv) Officers’ Certificate of the Co-Issuers Regarding Indenture. An Officer’s certificate of each of the Co-Issuers stating that, to the best of the signing Officer’s knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of the Offered Securities or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v) Transaction Documents. An executed counterpart of each Transaction Document, a copy of the purchaser representation letter(s) for Certificated Secured Notes relating to the Certificated Secured Notes issued on the Closing Date and a copy of the purchaser representation letters for Subordinated Notes relating to the Subordinated Notes issued on the Closing Date.

(vi) Certificate of the Portfolio Manager. An Officer’s certificate of the Portfolio Manager, dated as of the Closing Date, to the effect that, to the best knowledge of the Portfolio Manager:

(A) each Collateral Obligation which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date satisfies the requirements of the definition of “Collateral Obligation”; and

(B) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$400,000,000.

(vii) Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral

Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii) Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (V)(ii) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V) (i) based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(vii) have been satisfied; and

(VI) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B) based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$400,000,000.

(ix) Rating Letters. An Officer’s certificate of the Issuer to the effect that the Issuer has received (or attaching thereto true and correct copies of) a letter from each Rating Agency and confirming that each Class of Secured Debt, as applicable, has been assigned a rating no lower than the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x) Accounts. Evidence of the establishment of each of the Accounts.

(xi) Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance or incurrence of the Debt into the Ramp-Up Account for use pursuant to Section 10.3(c); (B) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance or incurrence of the Debt and into the Expense Reserve Account for use pursuant to Section 10.3(d); (C) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the Interest Reserve Amount from the proceeds of the issuance or incurrence of the Debt into the Interest Reserve Account for use pursuant to Section 10.3(e); and (D) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance or incurrence of the Debt into the Revolver Funding Account for use pursuant to Section 10.4.

(xii) Cayman Counsel Opinion. An opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Issuer, dated the Closing Date.

(xiii) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.1 (whether by facsimile, photocopy or otherwise reproduced), and to assume the genuineness and due authorization of each signature appearing thereon.

Section 3.2 Conditions to Additional Issuance. Any additional notes to be issued in accordance with Section 2.14 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(a) Officers’ Certificate of the Applicable Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Applicable Issuers (i) evidencing the authorization by Board Resolution of the execution, authentication and (with respect to the Issuer only) delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the debt to be authenticated and delivered and (ii) certifying that (A) the copy of the Board Resolution attached thereto is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From each of the Applicable Issuers either (i) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (ii) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(c) Officers’ Certificate of Applicable Issuers Regarding Indenture. An Officer’s certificate of each of the Applicable Issuers stating that, to the best of the signing Officer’s knowledge, such Applicable Issuer is not in default under this Indenture and that the issuance of the additional notes applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.14 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(d) Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e) Rating Agency Notice. Notice shall have been provided to each Rating Agency.

(f) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(g) Evidence of Required Consents. A certificate of the Portfolio Manager consenting to such issuance, and satisfactory evidence of (i) the consent of a Majority of the Subordinated Notes and (ii) if applicable, any other required consent under Section 2.14(a)(ii) to such issuance (which may be in the form of an Officer’s certificate of the Issuer).

(h) Officer’s Certificate of the Co-Issuers. An Officer’s certificate of the Issuer (or Co-Issuers, if applicable) as required pursuant to Section 2.14(a)(xii).

(i) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (i) shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.2, and to assume the genuineness and due authorization of each signature appearing thereon.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. The Portfolio Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer (provided that such custodian has either (1) a long-term issuer rating of at least “A+” by S&P or (2) a long-term issuer rating of at least “A” by S&P and a short-term issuer rating of at least “A-1” by S&P), which shall be a Securities Intermediary (the “Custodian”) or to the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” Initially, the Custodian shall be the Bank. If at any time the Custodian fails to satisfy these requirements, the Issuer shall appoint a successor Custodian within 30 calendar days that is able to satisfy such requirements. Any successor Custodian shall, in addition to satisfying the above requirements, be a state or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 and is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account shall be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(a) Each time that the Portfolio Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Portfolio Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee (in each of its capacities hereunder) hereunder, (v) the rights, obligations and immunities of the Portfolio Manager hereunder and under the Portfolio Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) either:

(i) all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “AAA” by S&P, in an amount sufficient, as recalculated in an agreed-upon procedures report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee an Opinion of Counsel with respect thereto, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7; or

(iii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Portfolio Management Agreement, in

each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (iii) may be satisfied as set forth in Section 5.7.

(b) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Portfolio Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c) the Co-Issuers have delivered to the Trustee, Officers’ certificates from the Portfolio Manager and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided that, upon the final distribution of all proceeds of any liquidation of the Assets effected under this Indenture, the foregoing requirement shall be deemed satisfied for the purpose of discharging this Indenture upon delivery to the Trustee of an Officer’s certificate of the Portfolio Manager stating that it has determined in its discretion that the Issuer’s affairs have been wound up.

In connection with delivery by each of the Co-Issuers of the Officer’s certificate referred to above, the Trustee shall confirm to the Co-Issuers that, to its knowledge, (i) there are no pledged Collateral Obligations that remain subject to the lien of this Indenture, and (ii) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Portfolio Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.16 shall survive.

Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations, held for the benefit of the Secured Parties shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties that satisfies the requirements set forth in Section 10.1.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A Note or Class B Note or, if there is no Class A Notes or Class B Notes Outstanding, any Class C Note and, in each case, the continuation of any such default for five Business Days, or (ii) any principal of, or interest (or Deferred Interest) on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date, and, in each case, the continuation of such default for five Business Days; provided, that in the case of a failure to disburse due to an administrative error or omission by the Portfolio Manager, Trustee, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission; provided, further, that the failure to effect any Optional Redemption or Tax Redemption (x) for which notice is withdrawn in accordance with this Indenture or, (y) in the case of an Optional Redemption, to be effected with the proceeds of a Refinancing or Sale Proceeds which fails, shall not constitute an Event of Default;

(b) unless such failure results solely from an administrative error or omission or is due to another non-credit related reason (as determined by the Portfolio Manager in its sole discretion), the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $25,000 in accordance with the Priority of Payments (other than in the case of clause (a) above) and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act;

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or breach in a material respect, of any other material covenant of, the Issuer or the Co-Issuer under this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default and any failure to satisfy the requirements of Section 7.18 or other covenants or agreements for which a specific remedy has been provided under this Indenture is not an Event of Default, except in either case to the extent provided in clause (g) below), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection with this Indenture, to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure has a material adverse effect on the Holders and continues for a period of 45 days after notice to the Issuer or the Co-Issuer, as applicable, and the Portfolio Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer, the Co-Issuer or the Portfolio Manager, or to the Issuer or the Co-Issuer, as applicable, the Portfolio Manager and the Trustee at the direction of a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f) the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or Insolvency Proceedings against the Issuer or the Co-Issuer, as the case may be, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due; or

(g) on any Measurement Date after the Effective Date, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the sum of (A) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations) and (B) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.5%.

Upon obtaining knowledge of the occurrence of an Event of Default (in the case of (x) the Portfolio Manager, by a Responsible Officer and (y) the Trustee, by a Trust Officer), each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Portfolio Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Debtholders (as their names appear on the Register), each Paying Agent, the Portfolio Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall notify each Rating Agency) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Co-Issuer, the Issuer (subject to Section 14.3(c), which notice the Issuer shall provide to each Rating Agency then rating a Class of Secured Debt) and the Portfolio Manager, declare the principal of and accrued interest on all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Debtholder.

(a) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee (who shall forward such notice to each Rating Agency), may rescind and annul such declaration and its consequences if:

(i) The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Debt (other than any principal amounts due to the occurrence of an acceleration);

(B) to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C) all unpaid taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Portfolio Management Fees and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Portfolio Management Fees; and

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due solely by such acceleration, have (A) been cured, or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Applicable Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Applicable Issuers shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Debt under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Debtholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Debt or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Secured Debtholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or Insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Debtholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Debtholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Debtholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Debtholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Debtholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. If an Event of Default has occurred and is continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Majority of the Controlling Class and notice by the Issuer to each Rating Agency, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Debt hereunder (including exercising all rights of the Trustee under the Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Debt, which may be the Placement Agent or other appropriate adviser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders or beneficial owners of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Any Holder bidding at such sale may, in payment of the purchase price, deliver to the Trustee for surrender and cancellation any of the Debt owned by such Holder in lieu of cash equal to the amount which would, upon distribution of the net proceeds of such sale, be payable on the Debt so delivered by such Holder (taking into account the Class of such Debt, the Priority of Payments and Article XIII).

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders of the Secured Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders or beneficial owners of the Debt may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands law, U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer or the Co-Issuer, the Issuer or the Co-Issuer, as applicable, subject to the availability of funds as described in the immediately following sentence, shall promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such Proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (x) the institution of any Proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent or (y) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer or the Co-Issuer, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Co-Issuer or the Issuer (including reasonable attorney’s fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses. Any person who acquires a beneficial interest in Debt shall be deemed to have accepted and agreed to the foregoing restrictions.

(i) In the event one or more Holders or beneficial owners of Secured Debt institutes, or joins in the institution of, a proceeding described in clause (i) above against the Issuer or the Co-Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) shall be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or the Co-Issuer, as applicable, or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Debt that does not seek to cause any such filing, with such subordination being effective until each Secured Debt held by each Holder or beneficial owners of any Secured Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement is intended to constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

(ii) Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary Insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation Proceeding.

(iii) The agreements described in clauses (i) and (ii) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Debt to acquire such Debt and for the Issuer, the Co-Issuer and the Portfolio Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Debt or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.

Section 5.5 Optional Preservation of Assets. Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to (A) discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing or reasonably anticipated to be due and owing as Administrative Expenses (without regard to the Administrative Expense Cap), any due and unpaid Portfolio Management Fees and amounts payable to any Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event), and (B) pay an additional amount equal to 5% of the aggregate of the amounts set forth in clause (A), and a Majority of the Controlling Class agrees with such determination;

(ii) in the case of an Event of Default specified in Section 5.1(a), Section 5.1(e), Section 5.1(f), or Section 5.1(g) a Majority of the Class A Notes directs the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default);

(iii) in the case of an Event of Default specified in Section 5.1(b), Section 5.1(c), or Section 5.1(d), a Supermajority of all Classes of Secured Debt (voting separately by Class) directs the sale and liquidation of the Assets; or

(iv) if only Subordinated Notes are then Outstanding, a Majority of the Subordinated Notes directs the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii), (iii) or (iv) exist. The Issuer shall provide notice to the Rating Agency then providing a rating on any Class of Secured Debt if any such retention pursuant to this Section 5.5(a) is rescinded.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i), (ii), (iii) or (iv) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Debt if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Portfolio Manager, bid prices with respect to each Loan, Equity Security or other asset contained in the Assets from two nationally recognized dealers (as specified by the Portfolio Manager in writing) at the time making a market therein and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Loan, Equity Security or other asset. In the event that the Trustee, with the cooperation of the Portfolio Manager, is only able to obtain bid prices with respect to a Loan, Equity Security or other asset contained in the Assets from one nationally recognized dealer at the time making a market therein, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm, or other appropriate adviser, of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Debtholders and the Portfolio Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) at the written request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i); provided that any such request made more frequently than once in any 90-day period shall be at the expense of such requesting party or parties.

Section 5.6 Trustee May Enforce Claims without Possession of the Debt. All rights of action and claims under this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Trustee without the possession of any of the Secured Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iv), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of the Assets effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder or beneficial owner of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or the Debt, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder or beneficial owner has previously given to the Trustee written notice of an Event of Default;

(b) the Holders or beneficial owners of not less than 25% of the then Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders or beneficial owners have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders or beneficial owners of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or beneficial owners of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders or beneficial owners of the Debt of the same Class or to enforce any right under this Indenture or the Debt, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders or beneficial owners of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders or beneficial owners of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders or beneficial owners with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Secured Debtholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Debt still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Debtholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debtholder, then and in every such case the Co‑Issuers, the Trustee and the Debtholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Debtholder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Debtholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or to direct the Trustee in exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders or beneficial owners of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt and Class(es) thereof, as applicable, specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders and beneficial owners of all the Debt waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder or beneficial owner of such Secured Debt);

(b) in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder or beneficial owner of such Secured Debt); or

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder or beneficial owner of any Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder or beneficial owner).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Portfolio Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to each Rating Agency then providing a rating on any Class of Secured Debt) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder and beneficial owner of any Debt by such Holder’s or beneficial owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debtholder, or group of Debtholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Debtholder for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of any redemption whose failure to pay would constitute an Event of Default, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Debtholders and the Portfolio Manager, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including costs and expenses of its attorneys and agents) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(a) The Trustee and the Portfolio Manager (and/or any of its Affiliates) may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and the Trustee may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including the reasonable costs and expenses of its attorneys and agents) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(b) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(d) At least 10 Business Days prior to the public sale of any Collateral Obligation in connection with an exercise of remedies described above, the Trustee will notify the Portfolio Manager of its intent to sell any Collateral Obligation in accordance with the provisions of this Indenture. Prior to the Trustee soliciting any bid in respect of such a Sale of an Collateral Obligation, the Portfolio Manager or any Affiliate thereof will have the right (the “First Look Right”), by giving notice to the Trustee within three Business Days after the Trustee has notified such parties of the intention to sell and liquidate the Assets, to submit (on its behalf or on behalf of funds or accounts managed by such party) and the Trustee will accept, a firm bid to purchase such Collateral Obligation at the Market Value of such Collateral Obligation; provided that the Market Value will be determined, solely for purposes of this paragraph, without taking into consideration clause (iv) of the definition of the term “Market Value.” The holders, by their acceptance of the Notes, are deemed to agree that any such sale conducted as provided in this paragraph, shall be commercially reasonable. The First Look Right shall apply to any Assets sold by the Portfolio Manager on behalf of the Issuer in accordance with an Optional Redemption.

Section 5.18 Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Debtholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Debtholders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co-Issuer or the Portfolio Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required or permitted by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(c), (d), (e), (f) or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Not later than three Business Days after the Trustee receives (i) written notice of assignment pursuant to Section 13 of the Portfolio Management Agreement or (ii) written notice of resignation from the Portfolio Manager pursuant to Section 12 of the Portfolio Management Agreement, the Trustee shall post such notice to the Trustee’s website. In no event shall the Trustee be deemed to have notice or knowledge of or otherwise be required to determine whether any event or circumstance exists that would give rise to “Cause” (as defined under the Portfolio Management Agreement) for the termination of the Portfolio Manager.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Tax Event unless it receives written notice of the occurrence of a Tax Event from the Portfolio Manager.

(h) The Trustee shall not have any obligation to confirm (i) the compliance by the Issuer, the Retention Holder or any other Person with the U.S. Risk Retention Rules or (ii) the compliance by the Issuer or any other Person with the EU Transparency and Reporting Requirements.

(i) The Trustee shall have no obligation, liability or responsibility for the selection or verification of any Benchmark Transition Event or Fallback Rate (including, without limitation, whether the conditions for the designation of such Benchmark Transition Event or Fallback Rate have been satisfied).

(j) [Reserved].

(k) The Trustee shall have no liability or responsibility for monitoring or verifying AML Compliance or compliance with FATCA and the Cayman FATCA Legislation for the Issuer, any Holder or any other Person.

(l) The Trustee is hereby authorized and directed to execute and deliver the Risk Retention Letter.

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or email to the Portfolio Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to each Rating Agency then providing a rating on any Class of Secured Notes) and all Holders, as their names and addresses appear on the Register, notice of all Events of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived. In addition, prior to the commencement of liquidation of Assets pursuant to Section 5.5, the Issuer shall provide notice of such liquidation to each Rating Agency then providing a rating on any Class of Secured Notes.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, electronic communication, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; it being understood that an electronically signed document delivered via email by an individual purporting to be an Authorized Officer will be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.8), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon and the Trustee may employ or retain such accountants, appraisers or other experts or advisers as it may reasonably require for the purposes of determining and discharging its rights and duties hereunder;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees and expenses of agents, experts and attorneys) and liabilities which might reasonably be incurred by it in complying with such request or direction (including any actions in respect thereof);

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class shall (subject to the right hereunder to be indemnified reasonably satisfactorily to it for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior written notice to the Co-Issuers and the Portfolio Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co‑Issuers’ or the Portfolio Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Portfolio Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer, the Collateral Administrator or the Portfolio Manager (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.8 (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) [reserved];

(l) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Portfolio Manager, the Issuer, the Co-Issuer, the Collateral Administrator, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Portfolio Manager with the terms hereof or of the Portfolio Management Agreement or by the Collateral Administrator with the terms hereof or of the Collateral Administration Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Portfolio Manager or the Collateral Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(m) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(n) in the event the Bank or an Affiliate is also acting in the capacity of Paying Agent, Information Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank or such Affiliate acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Account Control Agreement or any other documents to which the Bank or such Affiliate in such capacity is a party (provided that the foregoing shall not be construed to impose upon the Bank or such Affiliate the duties or standard of care (including, without limitation, any prudent person standard) of the Trustee when acting in the foregoing capacities);

(o) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(p) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(q) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(r) the Trustee shall not be responsible for delays or failures in performance resulting from acts or circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(s) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w) the Trustee is entitled to conclusively rely on the Portfolio Manager with respect to whether or not a Collateral Obligation meets the criteria in the definition thereof and for the characterization, classification, designation or categorization of the Assets to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature, or based on information not readily available to the Trustee;

(x) the Trustee is authorized, at the request of the Portfolio Manager, to accept directions or otherwise enter into agreements regarding the remittance fees owing to the Portfolio Manager;

(y) neither the Trustee nor the Collateral Administrator shall be responsible for determining: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture, (ii) whether the conditions specified in the definition of “Delivered” have been complied with, or (iii) independently, the characteristics of any Collateral Obligation;

(z) to the extent not inconsistent herewith, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Indenture shall also be afforded to the Collateral Administrator; provided, that, with respect to the Collateral Administrator, such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protections, benefits, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, that the foregoing shall not be construed to impose upon the Collateral Administrator the duties or standard of care (including, without limitation, any prudent person standard) of the Trustee;

(aa) if, within 90 days after delivery of financial information (including by posting to the Trustee’s website) or the making of disbursements, the Trustee receives written notice of an error or omission related thereto (a copy of which written notice the Trustee shall promptly provide to the Portfolio Manager and the Issuer), and within five Business Days after its receipt of a copy of such written notice the Portfolio Manager, on behalf of the Issuer, confirms such error or omission, then the Trustee agrees to use reasonable efforts to correct such error or omission. If the Trustee is not so notified within such 90‑day period and no Trust Officer of the Trustee has actual knowledge within such 90‑day period of such error or omission, the Trustee shall have no liability for such error or omission and, absent direction by the requisite percentage of Holders entitled to direct the Trustee in the exercise of remedies hereunder, shall not be required to take any action in connection therewith;

(bb) notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by email shall be encrypted. The recipient of the email communication shall be required to complete a one-time registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found at the Trustee’s secure email website at [***]; and

(cc) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the finding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party or its agents in order to enable the Trustee to comply with Applicable Law. In accordance with the U.S. Unlawful Internet Gambling Act, the Issuer may not use the Accounts or other Bank facilities in the United States to process “restricted transactions” as such term is defined in U.S. 31 CFR Section 132.2(y). Therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions.

Section 6.4 Not Responsible for Recitals or Issuance or Incurrence of Debt. The recitals contained herein and in the Debt, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Debt. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Debt or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5 May Hold Debt. The Trustee, any Paying Agent, the Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. The Issuer agrees:

(i) to pay the Bank and any Affiliate (individually and in each of its capacities) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder and under the Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Bank (individually and in each of its capacities) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank or any Affiliate in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager;

(iii) to indemnify the Bank and any Affiliate (individually and in each of its capacities) and its officers, directors, employees and agents for, and to hold them harmless against, any loss, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with acting or serving as Trustee or any other capacity under this Indenture or any other Transaction Document, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder, under each other Transaction Document and under any other agreement or instrument related hereto (including claims by or against the Co-Issuers and costs incurred enforcing this indemnity); and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Bank shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which it is a party only as provided in Sections 11.1(a)(i), (ii), (iii) and (iv) (or such other manner in which Administrative Expenses are permitted to be paid under this Indenture) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Debtholders shall affect the right of the Bank to collect amounts owed to it under this Indenture. If on any date when a fee or an expense shall be payable to the Bank (or an Affiliate) insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year, or if longer the applicable preference period then in effect, and one day after the payment in full of all Debt issued or incurred under this Indenture; provided that the foregoing shall not prohibit the filing of proofs of claim in any such action that is filed or commenced by a Person other than the Trustee or any Affiliate thereof.

(d) The Issuer’s payment obligations to the Bank under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Bank. When the Bank as Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer rating of at least “A” by S&P and a short-term rating of at least “A-1” by S&P, and having an office within the United States; provided, that if the Trustee is downgraded by the applicable Rating Agency below such Rating Agency’s minimum rating as set forth in this sentence, the Trustee (x) shall promptly notify the Co-Issuers and the Portfolio Manager of such downgrade in writing and (y) may retain its eligibility if it obtains or has obtained (at its own expense) or, to the extent the Issuer or the Portfolio Manager requests that the Trustee retain its eligibility (at the Issuer’s expense), prior to appointment of a successor trustee, (i) a confirmation from the applicable Rating Agency that downgraded the Trustee that such Rating Agency’s then-current rating of the Debt will not be downgraded or withdrawn by reason of such downgrade of the Trustee’s rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages) from such Rating Agency that it will not review such Rating Agency’s then-current rating of the Debt in such circumstances. The Trustee shall inform the Co-Issuers and the Portfolio Manager upon satisfaction of the foregoing requirements. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(a) The Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Co-Issuers (and, subject to Section 14.3(c), the Issuer shall provide notice to each Rating Agency), the Portfolio Manager and the Holders of the Debt. Upon receiving such notice of resignation, the Co-Issuers shall use commercially reasonable efforts to promptly appoint a successor Trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Portfolio Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Debt of each Class (voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(b) The Trustee may be removed at any time by Act of a Majority of each Class of Debt (voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(c) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall use commercially reasonable efforts to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy. If the Co-Issuers shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co‑Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Portfolio Manager, subject to Section 14.3(c) each Rating Agency and to the Holders of the Debt as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause, subject to Section 14.3(c), such notice to be given at the expense of the Co-Issuers.

(f) Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture, including as Collateral Administrator under the Collateral Administration Agreement and any other capacity under the Transaction Documents.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment and making representations and warranties set forth in Section 6.17. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Debt or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. The retiring Trustee shall forthwith duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to such Person satisfying the eligibility requirements set forth in Section 6.8 and providing prior notice to each Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co‑Issuers. The Co-Issuers agree to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Subject to Section 14.3(c), the Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Portfolio Manager (on behalf of the Issuer) in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Portfolio Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Portfolio Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Portfolio Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Portfolio Management Agreement, such release and/or substitution shall be subject to Section 10.7 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14 Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any

Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co‑Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payments (or allocations of income) under the Debt, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee and any other Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer, including in connection with FATCA (but such authorization shall not prevent the Trustee or any such other Paying Agent from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings), and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee or any other Paying Agent. If there is a reasonable possibility that withholding is required by applicable law, including in connection with FATCA, with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee or such other Paying Agent shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee or such Paying Agent for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee or any other Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16 Representative for Secured Debtholders Only; Agent for Each Other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Secured Debtholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account), the endorsement to or registration in the name of the Trustee of any Asset are all undertaken by the Trustee in its capacity as representative of the Secured Debtholders, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association, and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian and calculation agent.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian and Calculation Agent under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a Proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) shall violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which it is bound, which, in each of the foregoing cases, would have a material adverse effect on the Bank’s performance of its duties hereunder.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Applicable Issuers shall duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Secured Debt and this Indenture pursuant to the Priority of Payments. The Issuer shall, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Debt or this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Debt or this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under the Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Co-Issuers hereby appoint the Trustee as Transfer Agent at its applicable Corporate Trust Office, as the Co-Issuers’ agent where Notes may be surrendered for registration of transfer or exchange. The Co-Issuers hereby appoint Corporation Service Company (the “Process Agent”), as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Debt and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Debt may be presented for payment; and (y) no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Debt to withholding tax in excess of any withholding tax imposed on such payments immediately before the appointment. The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Debt may be presented and surrendered for payment to the applicable Corporate Trust Office, and notices and demands may be served on the Issuer or the Co-Issuer by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Issuer or the Co-Issuer, respectively, at its address for notices specified in Section 14.3.

Section 7.3 Money for Debt Payments to be Held in Trust. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent, as applicable, with respect to payments on the Debt.

When the Applicable Issuers shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Debt held by each such Holder.

Whenever the Applicable Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Debt of any Class are rated by any Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent has a long-term issuer rating of “A” or higher and a short-term issuer rating of “A-1” (or, if it has no short-term issuer rating, a long-term issuer rating of “A+” or higher) by S&P. If such successor Paying Agent ceases to have the minimum ratings described in the clauses (i) and (ii) of the immediately preceding sentence, the Co-Issuers shall remove such Paying Agent within 30 Business Days of the Co‑Issuers receiving notice thereof and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent shall:

(a) allocate all sums received for payment to the Holders of Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Debt in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Debt) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Applicable Issuers on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Applicable Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Applicable Issuers) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Debt has been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of Co-Issuers. The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations or companies, as applicable, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Debt, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee and, subject to Section 14.3(c), each Rating Agency by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders and the Portfolio Manager and (iii) on or prior to the 15th Business Day following receipt of such notice, the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(a) The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including, if required, holding regular board of directors’ and shareholders’, or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other Insolvency Proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries other than the Co-Issuer; (ii) the Co-Issuer shall not have any subsidiaries; and (iii) except to the extent contemplated in the Administration Agreement or the amended and restated declaration of trust dated the Closing Date, by Appleby Global Services (Cayman) Limited (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors or managers to the extent they are employees), (B) except as contemplated by the Portfolio Management Agreement, the Memorandum and Articles or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Memorandum and Articles and (y) the Issuer and Co-Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements, (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one director that is Independent of the Portfolio Manager.

Section 7.5 Protection of Assets. The Portfolio Manager on behalf of the Issuer shall cause the taking of such action within the Portfolio Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Portfolio Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Portfolio Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or as the Issuer determines to be advisable or desirable to secure the rights and remedies of the Holders of the Secured Debt hereunder and to:

(i) Grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Debt in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Portfolio Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired, other than Excepted Property” (and that defines “Excepted Property” in accordance with its definition herein) as the Assets in which the Trustee has a Grant.

(b) The Trustee shall not, except in accordance with Sections 5.5, Section 10.7(a), (b) and (c) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof shall continue to be maintained after giving effect to such action or actions.

Section 7.6 Opinions as to Assets. On or before March 20, in 2030 (and each five-year anniversary thereof), the Issuer shall furnish to the Trustee and S&P an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, to the effect that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and is perfected and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness and perfection of such lien over the next 5 years.

Section 7.7 Performance of Obligations. The Co-Issuers, each as to itself, shall not take any action, and shall use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(a) The Issuer shall notify each Rating Agency within 10 Business Days after it has received notice from any Debtholder, the Trustee or the Portfolio Manager of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. The Issuer shall not and, with respect to clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii) and (xiv) the Co-Issuer shall not, in each case from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the Cayman Islands or other applicable jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture and the transactions contemplated hereby or (B) (1) issue or co-issue, as applicable, any additional Class of securities except in accordance with Section 2.14, Section 3.2 or a Refinancing pursuant to Section 9.2 or (2) issue or co-issue, as applicable, any additional ordinary shares;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Debt except as may be permitted hereby or by the Portfolio Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Portfolio Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) so long as any Class of Debt issued by it is Outstanding, dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries (except, in the case of the Issuer, the Co-Issuer) or, in the case of the Co-Issuer, permit to be enacted, or engage in, any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws);

(ix) conduct business under any name other than its own;

(x) have any employees (other than directors or managers to the extent they are employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Portfolio Management Agreement;

(xii) fail to maintain an independent manager under the Co-Issuer’s limited liability company agreement;

(xiii) acquire any Collateral Obligations from the Retention Holder; or

(xiv) purchase any Debt issued or incurred hereunder (except pursuant to Section 2.10).

(b) The Co-Issuer shall not invest any of its assets in “securities” as such term is defined in the Investment Company Act, and shall keep all of its assets in Cash.

(c) The Issuer and the Co-Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for Underlying Instruments and any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

(d) The Issuer has not elected and will not elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

Section 7.9 Statement as to Compliance. On or before March 20, in each year commencing in 2026, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional notes pursuant to Section 2.14, the Issuer, subject to Section 14.3(c), shall deliver to each Rating Agency, the Trustee, the Portfolio Manager and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to each Debtholder making a written request therefor) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 Co-Issuers may Consolidate, etc. Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the “Merging Entity”) shall consolidate or merge with or into any other Person or transfer or, except as otherwise permitted under this Indenture, convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a) the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Debt and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b) the S&P Rating Condition shall have been satisfied with respect to such consolidation or merger;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Portfolio Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have delivered to each Rating Agency) an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Lien, to the Assets securing all of the Debt and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Trustee or any Debtholder may reasonably require; provided that nothing in this clause (ii) shall imply or impose a duty on the Trustee to require such other documents;

(e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f) the Merging Entity shall have notified the Portfolio Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have notified each Rating Agency) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g) the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) shall be required to register as an investment company under the Investment Company Act;

(h) after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) shall not be beneficially owned within the meaning of the Investment Company Act by any U.S. person; and

(i) the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee.

Notwithstanding anything to the contrary herein, neither the Issuer nor the Co‑Issuer shall effect a Divisive Merger.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its directors to the extent they are employees) and shall not engage in any business or activity other than issuing or borrowing, as applicable, selling, paying, redeeming and prepaying the Debt and any additional securities issued, incurred or co-issued, as applicable, pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party. The Issuer shall not hold itself out as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers. The Issuer shall not loan any Collateral Obligation to a securities lending counterparty pursuant to a securities lending agreement. The Co-Issuer shall not engage in any business or activity other than co-issuing, co-borrowing, as applicable, and selling the Class A Notes, the Class B Notes and the Class C Notes and any additional rated debt co-issued or co-borrowed pursuant to this Indenture and other incidental activities. The Issuer and the Co-Issuer may amend, or permit the amendment of, their Memorandum and Articles or certificate of formation and limited liability company agreement, respectively, only if such amendment would satisfy the S&P Rating Condition.

Section 7.13 [Reserved].

Section 7.14 Annual Rating Review. So long as any of the Secured Debt of any Class remain Outstanding, on or before December 31st in each year commencing in 2026, the Applicable Issuers shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from each Rating Agency, as applicable. The Applicable Issuers shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Debt has been, or is known shall be, changed or withdrawn.

(a) The Issuer shall obtain and pay for an annual review of any DIP Collateral Obligation. The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of “S&P Rating.”

Section 7.15 Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3‑2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co‑Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. The Issuer hereby agrees that for so long as any Floating Rate Debt remains Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer, the Portfolio Manager or their respective Affiliates) to calculate the Term SOFR Rate in respect of each Interest Accrual Period and Notional Accrual Period, as the case may be, in accordance with the terms of the definition of the Term SOFR Rate (the “Calculation Agent”). The Issuer hereby appoints the Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(a) The Calculation Agent shall be required to agree and the Trustee, as Calculation Agent does hereby agree that, as soon as possible after 5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period or Notional Accrual Period, as the case may be, and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Debt in respect of the related Interest Accrual Period or Notional Accrual Period, as the case may be. At such time, the Calculation Agent shall communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Portfolio Manager, the Collateral Administrator, Euroclear and Clearstream. On or prior to the Interest Determination End Date, the Calculation Agent shall post notice to the Trustee’s website specifying the Interest Rate applicable to each Class of Floating Rate Debt for the second Notional Accrual Period. The Calculation Agent shall also specify to the Portfolio Manager (on behalf of the Co-Issuers) and the Collateral Administrator if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period and any Notional Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.

(b) Neither the Trustee nor the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Fallback Rate or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, or (iii) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Trustee nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transaction Documents as a result of the unavailability of the Term SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Portfolio Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of the Transaction Documents and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of the Term SOFR Rate as determined on the previous Interest Determination Date if so required under the definition of the Term SOFR Rate. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Portfolio Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

(c) Notwithstanding the foregoing provisions of this Section 7.16, from and after the first Interest Accrual Period to begin after the execution and effectiveness of the adoption of the Fallback Rate, the “Term SOFR Rate” with respect to the Floating Rate Debt will be calculated by reference to the Fallback Rate.

Section 7.17 Certain Tax Matters. The Co-Issuers agree to treat the Co-Issuers and the Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and to take no action inconsistent with such treatment unless required by law. For purposes of this Section 7.17, references to a Holder include any beneficial owner of an interest in Notes.

(a) The Issuer and the Co-Issuer will prepare and file, or shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer and the Co-Issuer the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any Governmental Authority which the Issuer and the Co-Issuer are required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(b) Notwithstanding any provision herein to the contrary, the Issuer shall take any and all actions that may be necessary or appropriate to ensure that the Issuer satisfy any and all withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471 and 1472 of the Code, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it or any adviser retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person. In addition, the Issuer shall cause to be delivered any properly completed and executed documentation, agreements, and certifications to each issuer, counterparty, paying agent, and/or any applicable taxing authority, and enter into any agreements with a taxing authority or other governmental authority, as necessary to avoid or reduce the withholding, deduction, or imposition of U.S. income or withholding tax. Upon written request, the Trustee, the Paying Agent and the Registrar shall provide to the Issuer, the Portfolio Manager, or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee, the Paying Agent or the Registrar, as the case may be, and may be necessary for compliance with FATCA and the Cayman FATCA Legislation.

(c) The Issuer (or an agent acting on its behalf) will take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary for compliance with FATCA and the Cayman FATCA Legislation, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to FATCA and the Cayman FATCA Legislation, and any other action that the Issuer would be permitted to take under this Indenture necessary for compliance with FATCA and the Cayman FATCA Legislation.

(d) For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes Sections 7.17(e) through 7.17(k) and Section 7.17(n) shall apply. The Portfolio Manager will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Partnership Representative”) and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the Issuer during which it holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney‑in‑fact of the Partnership Representative); provided, that during any other period or if the Majority Holder of the Subordinated Notes declines to so designate a Partnership Representative, the Issuer (after consultation with the Portfolio Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney‑in‑fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney‑in‑fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Indenture in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and any “partners” of the Issuer for U.S. federal income tax purposes (the “Partners”). Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney‑in‑fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney‑in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney‑in‑fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(e) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Holder of Subordinated Notes (including, for purposes of this Section 7.17(f) and Section 7.17(h) through (j), any Holder of Subordinated Notes (as determined for U.S. federal income tax purposes)), in accordance with Section 704(b) of the Code and Treasury Regulations section 1.704‑1(b)(2)(iv).

(f) After giving effect to Section 7.17(g) and Section 7.17(h), all Issuer items of income, gain, loss and deduction shall be allocated among the Holders of Subordinated Notes in a manner such that, after the allocation, each such Holder’s capital account is equal (as nearly as possible) to the amount that such Holder would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount, and (iii) distributed the remaining proceeds in accordance with the provisions of this

Indenture (other than this Section 7.17), minus the sum of such Holder’s share of “partnership minimum gain” (within the meaning of Treasury Regulations section 1.704‑2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury Regulations section 1.704‑2(i)(3)).

(g) This Section 7.17(h)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury Regulations section 1.704‑2(f), the “partner minimum gain chargeback” requirement contained in Treasury Regulations section 1.704‑2(i), and the “qualified income offset” requirement contained in Treasury Regulations section 1.704‑1(b)(2)(ii)(d).

(i) In the event that any Holder of Subordinated Notes has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704‑2(g)(1) and 1.704‑2(i)(5), such Holder will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.17(h)(ii) will be made only if and to the extent that such Holder would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.17 have been tentatively made as if this Section 7.17 did not include this Section 7.17(h)(ii) or the “qualified income offset” requirement of Section 7.17(h)(i).

(ii) Nonrecourse deductions (within the meaning of Treasury Regulations section 1.704‑2(b)(1)) will be specially allocated to the Holders of Subordinated Notes in the same manner as if they were not nonrecourse deductions.

(iii) No Holder of Subordinated Notes will be allocated items of loss or deduction under Section 7.17(g) or Section 7.17(i) if such allocation would cause or increase a deficit balance in such Holder’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury Regulations section 1.704‑1(b)(2)(ii)(d).

(h) It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.17(g) be offset either with other special allocations made pursuant to Section 7.17(h) or with special allocations made pursuant to this Section 7.17(i). Therefore, notwithstanding any other provision of this Section 7.17 (other than Section 7.17(h)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after such offsetting allocations are made, the capital account balance of each Holder of Subordinated Notes is, to the extent possible, equal to the capital account balance such Holder would have had if the special allocations made pursuant to Section 7.17(h) were not part of this Section 7.17 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.17(g).

(i) For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Holders of Subordinated Notes in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(j), except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury Regulations section 1.704‑3.

(j) The Partnership Representative is authorized to amend the allocations described in this Section 7.17 as necessary to ensure that all allocations made pursuant to this Section 7.17 are treated as having “substantial economic effect” within the meaning of Section 704 of the Code.

(k) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of section 7701(i) of the Code unless, based on an opinion or advice from Cadwalader, Wickersham & Taft LLP or Paul Hastings LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, the ownership or such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(l) Upon a Re-Pricing or adoption of a Fallback Rate, the Issuer will cause its Independent accountants to comply with any requirements under Treasury regulation section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether Notes of the Re-Priced Class, Notes that are subject to an adoption of a Fallback Rate, or Notes replacing the Re-Priced Class are traded on an established market, and (ii) if so traded, to determine the fair market value of such Notes and to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the new Notes are issued.

(m) If the IRS, in connection with an audit governed by the tax audit rules set forth in Sections 6221 through 6241 of the Code (the “Partnership Tax Audit Rules”), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules similar to the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. The Issuer shall not elect or cause any election to be made to apply the Partnership Tax Audit Rules to the Issuer prior to the generally applicable effective date of such legislation, unless the Issuer, in good faith, reasonably determines that such an election would be in the best interests of the Issuer and all Holders of the Notes.

(n) Upon the Trustee’s receipt of a written request of a Holder or written request of a Person certifying that it is an owner of a beneficial interest in Notes, delivered in accordance with the notice procedures of Section 14.3, for the information described in Treasury regulations section 1.1275-3(b)(l)(i) that is applicable to such Holder or beneficial owner, the Trustee shall forward such request to the Issuer and the Issuer shall cause its Independent accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such Notes all of such information.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations. The Issuer shall use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations such that the Target Portfolio Par Condition is satisfied.

(b) On behalf of the Issuer, the Portfolio Manager will direct the Trustee to, from time to time during the period from the Closing Date to and including the first Determination Date, use funds on deposit in the Ramp-Up Account to purchase additional Collateral Obligations. The Issuer shall use commercially reasonable efforts to acquire such Collateral Obligations that shall satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and each Overcollateralization Ratio Test.

(c) Unless clause (d) and clause (e) below are applicable, within 30 days after the Effective Date, the Issuer shall provide, or cause the Portfolio Manager to provide the following documents: (i) to each Rating Agency, the Effective Date Report and (ii) to the Trustee, the Effective Date Report and accountants’ agreed-upon procedures reports (A) comparing the identity of the issuer (it being understood that the same issuer may be referred to differently due to the use of abbreviations or shorthand references by different record keepers), principal balance, coupon/spread, stated maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein (the “Accountants’ Effective Date Comparison AUP Report”), (B) recalculating as of the Effective Date the level of compliance with (1) the Target Portfolio Par Condition, (2) the Overcollateralization Ratio Tests, (3) the Concentration Limitations and (4) the Collateral Quality

Tests (excluding the S&P CDO Monitor Test) (the “Accountants’ Effective Date Recalculation AUP Report” and, together with the Accountants’ Effective Date Comparison AUP Report, the “Accountants’ Effective Date AUP Report”); and (C) specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Effective Date AUP Report. For the avoidance of doubt, the Effective Date Report shall not include or refer to the Accountants’ Effective Date AUP Report.

(d) [Reserved].

(e) If neither the Effective Date S&P Condition nor the S&P Rating Condition is satisfied prior to the date 30 days after the Effective Date (such occurrence constituting a “S&P Ramp-Up Failure”), then (A) the Issuer (or the Portfolio Manager on the Issuer’s behalf) shall either (i) notify S&P that the Effective Date S&P Condition has been satisfied on or before the first Determination Date or (ii) request S&P to confirm, on or before the first Determination Date, that S&P shall not reduce or withdraw its Initial Ratings of the Secured Debt and (B) if, by the first Determination Date, the Issuer (or the Portfolio Manager on the Issuer’s behalf) has not confirmed to S&P that the Effective Date S&P Condition has been satisfied or obtained the confirmation from S&P, each as described in the preceding clause (A) of this paragraph the Issuer (or the Portfolio Manager on the Issuer’s behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount (to the extent such transfer shall not result in insufficient Interest Proceeds remaining to pay accrued and unpaid interest on the Secured Debt on the first Payment Date in accordance with the Priority of Payments) and may, prior to the first Payment Date, purchase additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Portfolio Manager on the Issuer’s behalf) to (I) confirm to S&P that the Effective Date S&P Condition has been satisfied or (II) obtain from S&P written confirmation of its Initial Ratings of the Secured Debt; provided that, in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Portfolio Manager on the Issuer’s behalf) may take such action, including but not limited to, a Rating Confirmation Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Rating Confirmation Redemption).

(f) Notwithstanding 7.18(e), in lieu of complying with 7.18(e)(A) and 7.18(e)(B) the Issuer (or the Portfolio Manager on the Issuer’s behalf) may take such action, including but not limited to, a Rating Confirmation Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Rating Confirmation Redemption), sufficient to enable the Issuer (or the Portfolio Manager on the Issuer’s behalf) to remedy such S&P Ramp-Up Failure.

(g) The failure of the Issuer to satisfy the requirements of this Section 7.18 shall not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Portfolio Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance or incurrence of the Debt which are not applied to pay for the purchase of Collateral Obligations purchased by the Issuer on or before the Closing Date (including, without limitation, repayment of any amounts borrowed by the Issuer in connection with the purchase of Collateral Obligations prior to the Closing Date) or to pay other applicable fees and expenses, funds shall be deposited in the Ramp-Up Account on the Closing Date in the amount specified in writing to the Trustee by the Issuer. At the direction of the Issuer (or the

Portfolio Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c), and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall notify S&P of any amounts transferred to the Interest Collection Subaccount from the Ramp-Up Account on the Effective Date.

(h) [Reserved].

(i) S&P Weighted Average Recovery Rate Input. If the S&P CDO Monitor Election Date has occurred, the Portfolio Manager shall elect the S&P Weighted Average Recovery Rate Input that shall on and after the S&P CDO Monitor Election Date apply to the Collateral Obligations for purposes of measuring the satisfaction of the Weighted Average S&P Recovery Rate Test on each Measurement Date. Thereafter, at any time on written notice to the Trustee and the Collateral Administrator (which notice shall be given no later with respect to any Monthly Report than the Determination Date related to such Monthly Report), the Portfolio Manager may elect a different S&P Weighted Average Recovery Rate Input to apply to the Collateral Obligations; provided, that on each Measurement Date on and after the S&P CDO Monitor Election Date on which satisfaction of the S&P CDO Monitor Test will be measured, the Portfolio Manager may not select an S&P Weighted Average Recovery Rate Input that is higher than the actual Weighted Average S&P Recovery Rate at the time of selection.

(j) S&P Weighted Average Floating Spread Input. If the S&P CDO Monitor Election Date has occurred, the Portfolio Manager shall elect the S&P Weighted Average Floating Spread Input that shall on and after the S&P CDO Monitor Election Date apply to the Collateral Obligations for purposes of measuring the satisfaction of the S&P CDO Monitor Test on each Measurement Date. Thereafter, at any time on written notice to the Trustee and the Collateral Administrator (which notice shall be given no later with respect to any Monthly Report than the Determination Date related to such Monthly Report), the Portfolio Manager may elect a different S&P Weighted Average Floating Spread Input to apply to the Collateral Obligations; provided, that on each Measurement Date on and after the S&P CDO Monitor Election Date on which satisfaction of the S&P CDO Monitor Test will be measured, the Portfolio Manager may not select an S&P Weighted Average Floating Spread Input that is higher than the actual Weighted Average Floating Spread at the time of selection.

(k) At any time that the S&P CDO Monitor Test is not satisfied and would not be in compliance based on any S&P Weighted Average Floating Spread Input or S&P Weighted Average Recovery Rate Input pursuant to the foregoing clauses (i) and (j), the Portfolio Manager shall select such inputs as follows: (A) if the actual Weighted Average Floating Spread is lower than the lowest S&P Weighted Average Floating Spread Input, the lowest S&P Weighted Average Floating Spread Input and (B) if the actual Weighted Average S&P Recovery Rate is lower than the lowest S&P Weighted Average Recovery Rate Input, the S&P Weighted Average Recovery Rate Input.

Section 7.19 Representations Relating to Security Interests in the Assets. The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture and other than Permitted Liens.

(ii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC or “deposit accounts” as defined in Section 9-102(a)(29) of the UCC.

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or shall have caused, within 10 days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and shall have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each such Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or shall have caused, within 10 days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) the Issuer has delivered to the Trustee a fully executed Account Control Agreement pursuant to which the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Issuer has caused and shall cause all Cash to be credited to one of the Accounts that is a deposit account as defined in Section 9-102(a)(29) of the UCC.

(v) The Accounts are not in the name of any person other than the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer (or the Portfolio Manager on behalf of the Issuer) prior to a notice of exclusive control being provided by the Trustee).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or shall have caused, within 10 days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or shall receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

The Co-Issuers agree to notify the Portfolio Manager and each Rating Agency promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.19.

Section 7.20 Rule 17g-5 Compliance. To enable the Rating Agencies to comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g‑5”), the Issuer shall cause to be posted on a password-protected internet website of the Information Agent initially located at [***] (such website, or such other website address as the Issuer may provide to the Trustee, the Collateral Administrator, the Portfolio Manager and the Rating Agencies, the “Information Agent’s Website”), at the same time such information is provided to the Rating Agencies, all information the Issuer provides to the Rating Agencies for the purposes of determining the Initial Rating of the Secured Debt or undertaking credit rating surveillance of the Secured Debt (the “17g‑5 Information”).

(b) The Issuer hereby appoints the Trustee as its agent (in such capacity, the “Information Agent”) to post to the Information Agent’s Website any information that the Information Agent receives from the Co-Issuers, the Trustee, the Collateral Administrator or the Portfolio Manager (or their respective representatives or advisers) that is designated as information to be so posted.

(c) To the extent that any of the Issuer, the Co-Issuer, the Portfolio Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Indenture or the Portfolio Management Agreement or the Collateral Administration Agreement (as applicable), the Issuer, the Co-Issuer, the Portfolio Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisers), shall provide such information or communication to the Information Agent by email at [***] with the subject line specifically referring to “17g‑5 Information” and “Jefferies Credit Partners BDC CLO I Ltd.,” or such other email address or subject line specified by the Information Agent in writing to the Issuer, the Portfolio Manager, Trustee and Collateral Administrator. The Information Agent shall promptly forward such information to the Information Agent’s Website and shall give such supplying party notice on a reasonably prompt basis (which may be in the form of email) that such information has been forwarded to the Information Agent’s Website. All emails sent to the Information Agent pursuant to this Indenture shall only contain information to be posted to the Information Agent’s Website and no other information, documents requests or communications. Each email sent to the Information Agent pursuant to this Indenture failing to be sent to such email address or which does not contain a subject line conforming to the requirements of this Section 7.20 shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(d) Additionally, to the extent that (x) any Rating Agency makes an inquiry or initiates communications with the Issuer, the Co-Issuer, the Portfolio Manager, the Collateral Administrator or the Trustee or (y) any such party initiates communication with any Rating Agency that, in either case, is relevant to such Rating Agency’s credit rating surveillance of the

Secured Debt, (i) all written responses to such inquiries or communications shall be provided to the Information Agent who shall promptly post such written response to the Information Agent’s Website, and (ii) any such oral communications with any Rating Agency shall be either (a) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the Information Agent’s Website or (b) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the Information Agent’s Website, and the Information Agent shall promptly post such information to the Information Agent’s Website. In each case, the Information Agent shall give such supplying party notice on a reasonably prompt basis (which may be in the form of email) that such information has been uploaded to the Information Agent’s Website.

(e) All 17g-5 Information shall be forwarded by email (to the extent such items are received by the Information Agent for such purpose) by the Information Agent to the Information Agent’s Website. 17g-5 Information shall be posted by the Information Agent on the same Business Day of receipt provided that such 17g-5 Information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time) on a Business Day (or at any time on a day that is not a Business Day), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the 17g-5 Information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any 17g-5 Information is delivered or posted in error, the Information Agent may remove it from the Information Agent’s Website, and shall so remove promptly when instructed to do so by the Person that delivered such information to the Information Agent. None of the Trustee, the Portfolio Manager, the Collateral Administrator or the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any 17g-5 Information solely due to receipt and posting to the Information Agent’s Website. Access shall be provided by the Information Agent to the Issuer, the Portfolio Manager, the Rating Agencies, and to any NRSRO upon receipt by the Information Agent of an NRSRO Certification from such NRSRO (which may be submitted electronically via the Information Agent’s Website). Questions regarding delivery of information to the Information Agent may be directed to: [***].

(f) In connection with providing access to the Information Agent’s Website, the Information Agent may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for unauthorized disclosure or use of any information that it makes available on the Information Agent’s Website (whether by the Co-Issuers, the Portfolio Manager, any Rating Agency, an NRSRO or any other third party that may gain access to the Information Agent’s Website) and makes no representations or warranties as to the accuracy or completeness of information made available on the Information Agent’s Website. The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the Information Agent’s Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party. In no event shall the Information Agent be responsible for creating or maintaining the Information Agent’s Website. The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the reasonable control of the Information Agent, associated with the Information Agent’s Website. The Information Agent shall not be responsible for and shall not be in default hereunder, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Portfolio Manager’s or any other party’s failure to deliver all or a portion of the 17g-5 Information to the Information Agent; (ii) defects in the 17g-5

Information supplied by the Issuer, the Portfolio Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with 17g-5 Information prepared or supplied by any party; (iv) the failure or malfunction of the Information Agent’s Website; or (v) any other circumstances beyond the reasonable control of the Information Agent. The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any 17g-5 Information provided to it hereunder, or whether any such Information is required to be maintained on the Information Agent’s Website pursuant to this Indenture or under Rule 17g-5. For the avoidance of doubt, the Trustee and the Information Agent shall have no responsibility with respect to the Information Agent’s Website or compliance by the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(g) Notwithstanding anything to the contrary in this Indenture, a breach of this Section 7.20 shall not constitute a Default or an Event of Default.

(h) For the avoidance of doubt, no reports of Independent accountants shall be provided to the Rating Agencies hereunder and shall not be posted to the Information Agent’s Website. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form, which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post or cause to be posted such Form 15-E on the Information Agent’s Website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer will not be provided to any other party including the Rating Agencies or posted on the Information Agent’s Website.

Section 7.21 [Reserved].

Section 7.22 EU Transparency and Reporting Requirements. The Issuer hereby agrees to be designated as the entity required to fulfill the reporting obligations under the EU Transparency and Reporting Requirements. The Issuer will assume all costs of complying with the reporting requirements under the EU Transparency and Reporting Requirements, including each Investor Report, each Loan Report and each Significant Event Report (and further including, as applicable, the properly incurred costs and expenses (including legal fees) of all parties incurred amending the Transaction Documents for this purpose) and, if applicable, shall reimburse each of the Portfolio Manager, the Retention Holder and/or the Collateral Administrator for any such costs incurred by the Portfolio Manager, the Retention Holder or the Collateral Administrator in connection with their assisting the Issuer with the preparation and/or filing of such information and reports required by the EU Transparency and Reporting Requirements, such costs to be paid as Administrative Expenses.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures without Consent of Holders of Debt. Without the consent of the Holders or beneficial owners of any Debt (except as expressly provided below) but with the written consent of the Portfolio Manager, the Co-Issuers, when authorized by Board Resolutions, and the Trustee at any time and from time to time subject to Section 8.4, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co‑Issuer herein and in the Debt;

(ii) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder, including, without limitation, by reducing the Minimum Denomination of any Class of Notes;

(vii) to take any action necessary or advisable for any Bankruptcy Subordination Agreement; and to (A) issue a new Note or Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable) in connection with any Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Notes issued pursuant to this clause (vii) shall be issued on identical terms as, and rank pari passu in all respects with, the existing Notes of such Class and (B) provide for procedures under which beneficial owners of such Class that are not subject to a Bankruptcy Subordination Agreement may take an interest in such new Note(s) or sub-class(es);

(viii) to make such changes as shall be necessary to permit the Co-Issuers (A) with the consent of the Portfolio Manager and a Majority of the Subordinated Notes, to issue or co-issue, as applicable, Junior Mezzanine Notes, provided that any such additional issuance, co-issuance, as applicable, of notes shall be issued or co-issued in accordance with this Indenture, including Sections 2.14 and 3.2; (B) to issue or co-issue, as applicable, additional notes of any one or more existing Classes, with the consent of (x) a Majority of the Controlling Class (other than with respect to an issuance of additional Subordinated Notes and/or Junior Mezzanine Notes) and (y) a Majority of the Subordinated Notes (with respect to an issuance of additional Subordinated Notes and/or Junior Mezzanine Notes), provided that any such additional issuance or co-issuance, as applicable, of securities shall be issued or co-issued, as applicable, in accordance with this Indenture, including Sections 2.14 and 3.2; (C) to issue or co-issue, as applicable, replacement securities in connection with a Refinancing in accordance with this Indenture and with the consent of a Majority of the Subordinated Notes and the Portfolio Manager; (D) with the consent of a Majority of the Subordinated Notes with the consent of the Portfolio Manager (as applicable, as described in Section 9.9) to lower the spread over the Benchmark or interest rate, as the case may be, of any Re-Priced Class in connection with a Re-Pricing; or (E) in connection with the issuance of additional notes, a Refinancing or a Re-Pricing, with the consent of the Portfolio Manager, to make modifications that do not materially and adversely affect the rights or interest of Holders of any Class and are determined by the Portfolio Manager (in consultation with legal counsel of national reputation experienced in such matters) to be necessary in order for such issuance of additional notes, a Refinancing or a Re-Pricing not to be subject to any U.S. Risk Retention Rules; provided that any such supplemental indenture under this clause (viii) may not modify this Indenture requirements for a Refinancing or a Re-Pricing (except for as set forth in subclause (E));

(ix) to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(x) to make such other non-material administrative changes as the Co-Issuers deem appropriate and that do not materially and adversely affect the interests of the Holders of any Class of Debt as evidenced by an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a certificate of an Officer of the Portfolio Manager;

(xi) to take any action advisable to prevent the Issuer from becoming subject to (or to otherwise minimize) withholding or other taxes, fees or assessments, including by complying with FATCA, the Cayman FATCA Legislation and the CRS, or to reduce the risk that the Issuer may be subject to U.S. federal, state or local income tax on a net basis (including any tax liability under Section 1446 of the Code) or be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(xii) to prevent either of the Co-Issuers or the pool of Assets from becoming an investment company or being required to register as an investment company under the Investment Company Act;

(xiii) to correct any typographical or grammatical errors or to conform the provisions of this Indenture to the Offering Circular;

(xiv) to make such changes (including the removal and appointment of any listing agent, transfer agent, paying agent or additional registrar in the country of any listing) as shall be necessary or advisable in order for any Class of Debt to be or remain listed on an exchange, including such changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Debt, or to be de-listed from an exchange, if, in the sole judgment of the Portfolio Manager, the maintenance of the listing is unduly onerous or burdensome;

(xv) with the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes, to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Portfolio Manager; provided that any amendment to or modification of Section 16.1(i) of this Indenture would not materially and adversely affect the Placement Agent or any of its respective banking entity affiliates, as evidenced by an Opinion of Counsel or an Officer’s certificate of the Portfolio Manager;

(xvi) to amend the name of the Issuer or the Co-Issuer;

(xvii) to modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange, so long as such modification would not permit the Issuer to own obligations that do not satisfy the definition of “Collateral Obligation”;

(xviii) to modify the representations of the Issuer as to Assets in this Indenture in order to conform to applicable laws;

(xix) to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation (or any interpretation thereof) (in consultation with legal counsel of national reputation experienced in such matters) enacted or implemented by regulatory agencies of the United States federal government or state or foreign government after the Closing Date that are applicable to the Notes;

(xx) to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act;

(xxi) in connection with an Optional Redemption by Refinancing involving the issuance of additional notes, to accommodate the issuance of such additional notes and to establish the terms thereof (subject to Article IX) or (y) in connection with an Optional Redemption by Refinancing involving secured loans, to accommodate borrowings under such secured loans and to establish the terms thereof;

(xxii) to amend, modify or otherwise accommodate changes to this Indenture to comply with the U.S. Risk Retention Rules, EU/UK Risk Retention Requirements, EU Transparency and Reporting Requirements or UK Transparency Requirements;

(xxiii) subject to the consent of a Majority of the Controlling Class, to correct or supplement any inconsistent or defective provisions in this Indenture or to cure any ambiguity or omission in this Indenture that do not materially and adversely affect the interests of the Holders of any Class of Debt as evidenced by an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Portfolio Manager;

(xxiv) to make such changes as shall be necessary or advisable in the reasonable judgment of the Portfolio Manager (to the extent not made pursuant to Section 8.4(j)) to facilitate a change to the Fallback Rate in accordance with the definition of “Benchmark”;

(xxv) to conform to ratings criteria and other guidelines (including any alternative methodology published by either of the Rating Agencies) relating to collateral debt obligations in general published by either of the Rating Agencies;

(xxvi) to modify the terms of this Indenture in order that it may be consistent with the requirements of the Rating Agencies, including to address any change in the rating methodology employed by either Rating Agency;

(xxvii) to amend, modify or otherwise accommodate changes to this Indenture relating to the administrative procedures necessary to satisfy the S&P Rating Condition;

(xxviii) to evidence any waiver by any Rating Agency as to any requirement in this Indenture that such Rating Agency confirm (or to evidence any other elimination of any requirement in this Indenture that any Rating Agency confirm) that an action or inaction by the Issuer or any other Person shall not result in a reduction or withdrawal of its then-current rating of any Class of Secured Debt as a condition to such action or inaction; or

(xxix) to amend the Interest Rate and/or extend the Non-Call Period of the Class C Notes; provided that any changes made pursuant to a supplemental indenture described in this clause (xxix) shall require (A) the consent of each of (i) a Majority of the Subordinated Notes and (ii) each Holder of any Outstanding Class C Notes and (B) the satisfaction of the S&P Rating Condition;

provided that, for the avoidance of doubt, Reset Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described above or elsewhere in this Indenture.

Section 8.2 Supplemental Indentures with Consent of Holders of Debt. The Trustee and the Co-Issuers may execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders or beneficial owners of the Debt of any Class under this Indenture with the written consent of (1) the Portfolio Manager, (2) a Majority of each Class of Secured Debt materially and adversely affected thereby, if any and (3) a Majority of any Class of Subordinated

Notes if any such Class of Subordinated Notes is materially and adversely affected thereby; provided that notwithstanding the foregoing,

(a) without the express consent of each Holder or beneficial owner of Outstanding Debt of each Class materially and adversely affected thereby, no such supplemental indenture described above may:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt, reduce the principal amount thereof or the rate of interest thereon (except in connection with a Re-Pricing of a Re-Pricing Eligible Debt) or the Redemption Price with respect to any Debt or the price at which the Debt of a non-consenting Holder will be purchased in connection with a Re-Pricing, or change the earliest date on which Debt of any Class may be redeemed, prepaid or re-priced, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Debt or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of Debt of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii) materially impair or materially and adversely affect the Assets except as otherwise permitted in this Indenture;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders or beneficial owner of any Class of Secured Debt whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Debt the consent of the Holders or beneficial owners of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder or beneficial owner of the Debt Outstanding and affected thereby or (y) Section 8.1 or Section 8.4;

(vii) modify the definition of the terms “Outstanding,” “Class,” “Controlling Class,” “Majority,” “Supermajority,” “Redemption Price,” or “Non-Call Period” or the Priority of Payments set forth in Sections 11.1(a); or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Note or the price at which the Debt of a non-consenting Holder will be purchased in connection with a Re-Pricing, or to affect the rights of the Holders of any Debt to the benefit of any provisions for the redemption or prepayment of such Debt contained herein; provided, that this Indenture may be amended without consent of the Holders pursuant to Section 8.1(xxiv);

provided that, with respect to any supplemental indenture which, by its terms, (x) provides for a Refinancing of all Classes of the Secured Debt in whole, but not in part, and (y) is consented to (and/or directed) by both the Portfolio Manager and a Majority of the Subordinated Notes, notwithstanding anything to the contrary contained or implied elsewhere in this Indenture, the Portfolio Manager may, without regard to any other consent requirement specified above or elsewhere in this Indenture, cause such supplemental indenture to also (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the obligations or loans issued to replace such Secured Debt or prohibit a future refinancing of such replacement securities, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of such obligations or loans that is later than the Stated Maturity of the Secured Debt, (e) effect an extension of the Stated Maturity of the Subordinated Notes and/or (f) make any other supplements or amendments to this Indenture that would otherwise be subject to the consent rights set forth in this Article VIII (a “Reset Amendment”).

Section 8.3 Supplemental Indentures with the Consent of the Controlling Class. Notwithstanding any other provision under Section 8.1 or Section 8.2, with the consent of a Majority of the Controlling Class (but without the consent of the Holders of any other Class of Debt) and the Portfolio Manager, the Trustee and the Co-Issuers may enter into one or more supplemental indentures:

(i) to modify the definition of “Collateral Obligation” or the definition of “Credit Improved Obligation,” “Credit Risk Obligation,” “Collateral Quality Test,” “Investment Criteria” or “Concentration Limitations,” or, in each case, any of the definitions related thereto; or

(ii) to amend the Weighted Average Life Test.

Section 8.4 Execution of Supplemental Indentures.

(a) [Reserved].

(b) With respect to any supplemental indenture permitted by this Article VIII that expressly requires a determination as to whether any Class of Debt would be materially and adversely affected thereby, the Trustee shall be entitled to receive, and may conclusively rely upon, an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer’s certificate of the Portfolio Manager (as applicable) as to whether or not any Class of Debt would be materially and adversely affected by any such supplemental indenture. In addition, in executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel or an Officer’s certificate of the Portfolio Manager stating that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or such an Officer’s certificate of the Portfolio Manager. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

(c) At the cost of the Co-Issuers, for so long as any Debt shall remain Outstanding, not later than 10 Business Days (or 5 Business Days if in connection with a Refinancing or a Re-Pricing) prior to the execution of any proposed supplemental indenture, the Trustee shall deliver to the Portfolio Manager, the Collateral Administrator, each Hedge Counterparty and the Affected Debtholders a copy of such supplemental indenture or a description of the changes to be made by such supplemental indenture. Following such delivery by the Trustee, if any changes are made to such supplemental indenture other than (i) to correct typographical errors or to adjust formatting, (ii) to make changes described to Affected Debtholders in a previously delivered version of such proposed supplemental indenture, (iii) to implement the requirements of any rating agency rating any refinancing obligations issued pursuant to such proposed supplemental indenture or (iv) to make a modification to a Re-Pricing as contemplated by Section 9.9, then, at the cost of the Co-Issuers, for so long as any Debt shall remain Outstanding, not later than three Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 10 Business Days or 5 Business Days, as the case may be, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.4(c)), the Trustee shall deliver to the Portfolio Manager, the Collateral Administrator and the Affected Debtholders a copy of such supplemental indenture as revised, indicating the nature of the changes that were made. At the cost of the Issuer, for so long as any Class of Secured Debt shall remain Outstanding and such Class is rated by either Rating Agency, the Issuer shall provide to each such Rating Agency a copy of any proposed supplemental indenture at least 10 Business Days (or 5 Business Days if in connection with a Refinancing or a Re-Pricing) prior to the execution thereof by the Trustee and, as soon as practicable after the execution of any such supplemental indenture, provide to such Rating Agencies a copy of the executed supplemental indenture. At the cost of the Co-Issuers, the Trustee shall provide to the Affected Debtholders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(d) It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(e) The Portfolio Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII.

The Issuer shall not permit to become effective any supplemental indenture that modifies the obligations or liabilities, or any rights or privileges, of the Portfolio Manager or affects the amount or basis of calculation or priority of any fees payable to the Portfolio Manager unless the Portfolio Manager has been given prior written notice of such amendment and unless the Portfolio Manager has expressly consented thereto in writing.

(f) The Trustee shall join in the execution of any supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture or other amendment to this Indenture which affects the Trustee’s (or, if the Trustee is also the Collateral Administrator, the Collateral Administrator’s) own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(g) No amendment or supplement to this Indenture shall be effective against the Collateral Administrator if such amendment or supplement would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(h) The Issuer shall not enter into any amendment or supplement to this Indenture that would reduce or eliminate any express right of the Retention Holder under this Indenture without the prior written consent of the Retention Holder.

(i) [Reserved].

(j) If the Portfolio Manager determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Fallback Rate determined by the Portfolio Manager will replace the then-current Benchmark for all purposes relating to the Debt in respect of such determination on such date and all determinations on all subsequent dates. A supplemental indenture shall not be required in order to adopt the Fallback Rate.

In connection with the implementation of the Fallback Rate, the Portfolio Manager will have the right to make Benchmark Replacement Conforming Changes from time to time. A supplemental indenture shall not be required in order to effectuate any Benchmark Replacement Conforming Changes, but a supplemental indenture may be adopted in accordance with Section 8.1(xxiv) in order to memorialize such Fallback Rate (and its related Benchmark Replacement Conforming Changes) if determined by the Portfolio Manager (in its sole discretion) to be desirable.

Any determination, decision or election that may be made by the Portfolio Manager pursuant to this Section 8.4(j) including any determination with respect to a tenor, rate or adjustment of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Portfolio Manager’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the securities, shall become effective without consent from any other party. The Portfolio Manager shall provide notice of the Fallback Rate or any Benchmark Replacement Conforming Changes to each Rating Agency.

Section 8.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder or beneficial owner of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.6 Reference in Debt to Supplemental Indentures. Debt authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Debt originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Applicable Issuers shall so determine, new Debt, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Debt.

ARTICLE IX

REDEMPTION OF DEBT

Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Debt pursuant to the Priority of Payments.

Section 9.2 Optional Redemption. The Secured Debt shall be redeemable by the Applicable Issuers (x) in whole (with respect to all Classes of Secured Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds and/or Refinancing Proceeds (together with amounts available in the Collection Account and the Payment Account) if directed in writing by a Majority of the Subordinated Notes (and, solely in the case of a redemption from Refinancing Proceeds, with the consent of the Portfolio Manager) or the Portfolio Manager or (y) in part by Class from Refinancing Proceeds and Partial Refinancing Interest Proceeds (in the case of a Partial Redemption) on any Business Day after the end of the Non-Call Period if directed in writing by the Portfolio Manager, as long as the Secured Debt of each Class to be redeemed represents not less than the entire Class of such Secured Debt. In connection with any such redemption, the Secured Debt to be redeemed shall be redeemed or at the applicable Redemption Price and the Person or Persons entitled to give the above described written direction must provide the above described written direction to the Issuer, the Trustee and the Portfolio Manager not later than 20 days (or such shorter period of time as the Trustee and the Portfolio Manager find reasonably acceptable) prior to the date on which such redemption is to be made; provided that all Secured Debt to be redeemed or must be redeemed simultaneously.

(b) The Subordinated Notes may be redeemed at their Redemption Price, in whole but not in part, on any Business Day on or after the redemption, prepayment or repayment in full of the Secured Debt and payment in full of all amounts then due and owing of the Co‑Issuers, at the direction of a Majority of the Subordinated Notes (which direction may be given in connection with a direction to redeem or prepay the Secured Debt or at any time after the Secured Debt has been redeemed, prepaid or repaid in full) or the Portfolio Manager.

(c) The Secured Debt may be redeemed in whole from Refinancing Proceeds and/or Sale Proceeds or in part by Class from Refinancing Proceeds (in each case together with amounts available in the Collection Account and the Payment Account) as provided in Section 9.2(a); provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Portfolio Manager and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below. Prior to effecting any Refinancing, the Issuer shall, in relation to such Refinancing, provide notice to each Rating Agency. Notwithstanding anything to the contrary herein, for the purposes of any Refinancing, each Pari Passu Class will constitute a separate class.

(d) In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.2(a), such Refinancing shall be effective only if the Portfolio Manager certifies to the Issuer and the Trustee that (i) the Refinancing Proceeds, all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other amounts available in the Collection Account and the Payment Account shall be at least sufficient to redeem simultaneously the Outstanding Secured Debt at the Redemption Price thereof and to pay all amounts (including all Administrative Expenses (other than expenses that the Portfolio Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments on succeeding Payment Dates) then due and payable regardless of the Administrative Expense Cap) due and payable pursuant to the Priority of Payments on the Redemption Date prior to any distributions with respect to the Subordinated Notes, (ii) the Refinancing Proceeds, the Sale Proceeds, if any, and other available amounts in the Collection Account and the Payment Account are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(i) and (iv) if such Refinancing would potentially result (in the commercially reasonable judgment of the Portfolio Manager) in non-compliance (including if the Portfolio Manager would be required to acquire additional obligations of the Issuer) by the Portfolio Manager with the U.S. Risk Retention Rules applicable to it, the Portfolio Manager has consented to such Refinancing.

(e) In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a), such Refinancing shall be effective only if the Portfolio Manager certifies to the Issuer and the Trustee that (i) notice is provided to each Rating Agency in advance of such Refinancing becoming effective, (ii) the Refinancing Proceeds and the Partial Refinancing Interest Proceeds (and, for the avoidance of doubt, if the applicable Partial Redemption Date otherwise falls on a Payment Date, after giving effect to the application of Interest Proceeds and Principal Proceeds in accordance with the relevant Priority of Payments on such Payment Date) shall be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds and the Partial Refinancing Interest Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section

2.7(i), (v) the stated maturity of each class of obligations providing the Refinancing is no earlier than the earliest Stated Maturity of each Class of Secured Debt being refinanced, (vi) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or shall be adequately provided for from the Refinancing Proceeds and the Partial Refinancing Interest Proceeds (except for expenses that the Portfolio Manager informs the Trustee shall be paid solely as Administrative Expenses payable in accordance with the Priority of Payments on succeeding Payment Dates), (vii) either: (1) the interest rate of each class of obligations providing the Refinancing shall not be greater than the Interest Rate of the corresponding Class of Secured Debt subject to such Refinancing and (A) if such Secured Note has a floating Interest Rate then the corresponding class of obligations providing the Refinancing will have a floating interest rate and (B) if such Secured Note has a fixed Interest Rate then the corresponding class of obligations providing the Refinancing will have a fixed interest rate, or (2) if either (x) the Interest Rate payable on the applicable class of Secured Debt subject to such Refinancing is a floating interest rate and the interest rate payable on the corresponding class of obligations providing the Refinancing for such Class is a fixed interest rate or (y) the Interest Rate payable on the applicable class of Secured Debt subject to such Refinancing is a fixed interest rate and the interest rate payable on the corresponding class of obligations providing the Refinancing for such Class is a floating interest rate, the S&P Rating Condition is satisfied with respect to each Class of Secured Debt not subject to such Refinancing or (3) if the interest rate of the corresponding class of obligations providing the Refinancing with respect to the Class of Secured Debt subject to such Refinancing will be greater than the Interest Rate for such Class of Secured Debt subject to such Refinancing and both the interest rate payable on such Class of Secured Debt and the corresponding class of obligations providing the Refinancing with respect to such Class are either (A) floating interest rates or (B) fixed interest rates, as applicable, the weighted average, as determined by the Portfolio Manager (based on the aggregate principal amount of each Class of Secured Debt subject to such Refinancing) of the spread over the Benchmark and/or the fixed interest rate, as applicable, of all classes of obligations providing such Refinancing shall be less than the weighted average (based on the aggregate principal amount of each such Class) of the spread over the Benchmark and/or the fixed interest rate, as applicable, with respect to all Classes of Secured Debt subject to such Refinancing; provided that the S&P Rating Condition is satisfied with respect to each Class of Secured Debt not subject to such Refinancing, (viii) each class of obligations providing the Refinancing is subject to the Priority of Payments and does not rank higher in priority pursuant to the Priority of Payments than the corresponding Class of Secured Debt being refinanced, (ix) the voting rights, consent rights, redemption rights and all other rights of each class of obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Debt being refinanced (except that, at the Issuer’s election, the non-call period with respect to any class of obligations providing the Refinancing may be extended as it applies to a subsequent Refinancing in part by Class or a Re-Pricing or any class of obligations providing the Refinancing may not be subject to a subsequent Refinancing in part by Class or a Re-Pricing), (x) the Refinancing is approved by a Majority of Subordinated Notes and (xi) the principal amount of the obligations of a given class providing the Refinancing is equal to the outstanding principal amount of the corresponding Class of Secured Debt being refinanced.

(f) The Holders of the Subordinated Notes shall not have any cause of action against any of the Co-Issuers, the Portfolio Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Portfolio Manager, the Issuer and the Trustee shall amend this

Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Debt other than a Majority of the Subordinated Notes.

(g) In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 15 days prior to the Redemption Date (or such shorter period of time as the Trustee and the Portfolio Manager find reasonably acceptable), notify the Trustee and the Portfolio Manager in writing of such Redemption Date, the applicable Record Date, the principal amount of Secured Debt to be redeemed or prepaid on such Redemption Date and the applicable Redemption Price; provided that failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture or with respect to which a Refinancing fails to occur will not constitute an Event of Default.

(h) In connection with a Refinancing of all Classes of Secured Debt, a Majority of the Subordinated Notes and the Portfolio Manager may agree to designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds (such designated amount, the “Designated Excess Par”), and direct the Trustee to apply such Designated Excess Par on such Redemption Date as Interest Proceeds in accordance with the Priority of Payments.

Section 9.3 Tax Redemption. (a) The Debt shall be redeemed or prepaid in whole but not in part on any Business Day (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee and the Portfolio Manager not later than 30 days (or such shorter period of time as the Trustee and the Portfolio Manager find reasonably acceptable) prior to the Business Day on which such redemption of (x) a Majority of any Affected Class (voting separately by Class) or (y) a Majority of the Subordinated Notes, in either case, following the occurrence and during the continuation of a Tax Event.

(b) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Portfolio Manager, the Holders and the Issuer (which shall notify each Rating Agency) thereof.

(c) If an Officer of the Portfolio Manager obtains actual knowledge of the occurrence of a Tax Event, the Portfolio Manager shall promptly notify the Issuer (which shall notify each Rating Agency), the Collateral Administrator, and the Trustee thereof, and upon receipt of such notice the Trustee (on behalf of the Issuer) shall promptly notify the Holders of the Debt.

Section 9.4 Redemption Procedures. (a) Upon receipt of written notice of a redemption pursuant to Section 9.2 or 9.3, the Trustee (on behalf of the Issuer) shall deliver a notice (which notice may be provided via posting on the Trustee’s internet website for purposes of delivering such notice to each Holder of Debt) of redemption or prepayment not later than 10 days prior to the applicable Redemption Date, to each Holder of Debt at such Holder’s address in the Register, and to each Rating Agency then rating a Class of Secured Debt. Debt called for redemption or prepayment must be surrendered at the office of any Paying Agent.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Secured Debt to be redeemed or prepaid and, if applicable, the estimated Redemption Price of the Subordinated Notes;

(iii) all of the Secured Debt that is to be redeemed or prepaid are to be redeemed or prepaid in full and that interest on such Secured Debt shall cease to accrue on the Payment Date specified in the notice;

(iv) the place or places where the Secured Debt to be redeemed or prepaid are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and

(v) if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed or prepaid in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall, with respect to the Notes, be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

(c) The Co-Issuers shall have the option to withdraw any notice of Optional Redemption or Tax Redemption by written notice to the Trustee and the Portfolio Manager (x) in the case of an Optional Redemption effected in whole but not in part with Sale Proceeds, on any day up to and including the second Business Day prior to the scheduled Redemption Date, only if the Portfolio Manager has notified the Co-Issuers that it is unable to deliver such evidence or certifications in a form satisfactory to the Trustee and (y) in the case of an Optional Redemption effected in whole or in part with Refinancing Proceeds, up to and including the second Business Day prior to the scheduled Redemption Date only if the Portfolio Manager has notified the Co-Issuers and the Trustee that it is unable to obtain the applicable Refinancing on behalf of the Issuer. The failure to effect any Optional Redemption or Tax Redemption (x) which is so withdrawn in accordance with this Indenture or, (y) in the case of an Optional Redemption to be effected with the proceeds of a Refinancing or Sale Proceeds, which fails, shall not constitute an Event of Default.

(d) Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption or prepayment, or any defect therein, to any Holder of any Notes selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

(e) Upon receipt of a notice of redemption of the Secured Debt from Sale Proceeds pursuant to Section 9.2 (unless such Optional Redemption is being effected solely through a Refinancing) or Section 9.3, the Portfolio Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets in accordance with clause (f) below such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account shall be at least sufficient to pay the Redemption Prices of the Outstanding Secured Debt and all amounts due and payable pursuant to the Priority of Payments on the related Redemption Date prior to any distributions with respect to the Subordinated Notes. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem or prepay all Secured Debt then required to be redeemed or prepaid and to pay such fees and expenses, the Secured Debt may not be redeemed or prepaid. The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(f) Unless Refinancing Proceeds and/or Partial Refinancing Interest Proceeds (in the case of a Partial Redemption) are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Debt may be optionally redeemed or prepaid unless (i) at least five Business Days before the scheduled Redemption Date the Portfolio Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee (which may, at the Trustee’s option, be in the form of an Officer’s certificate of the Portfolio Manager in form reasonably acceptable to the Trustee), that the Portfolio Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other entity or entities to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets and/or the Hedge Agreements at a purchase price at least sufficient, together with the proceeds from Eligible Investments maturing, redeemable, prepayable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, any payments to be received in respect of any Hedge Agreements and all amounts available in the Collection Account and the Payment Account, to pay the Redemption Amount, (ii) at least five Business Days prior to the scheduled Redemption Date, prior to selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall certify in writing to the Trustee that, in its judgment, the aggregate sum of (A) any expected proceeds from Hedge Agreements and expected proceeds from the sale of Eligible Investments (such sale to be completed at least two Business Days prior to the scheduled Redemption Date), together with the proceeds from Eligible Investments maturing, redeemable, prepayable or putable to the issuer thereof at par two Business Days prior to the related Redemption Date, (B) for each Collateral Obligation, the product of its Principal Balance and its Market Value (expressed as a percentage of the par amount of such Collateral Obligation), and (C) without duplication, all available amounts in the Collection Account and the Payment Account shall equal or exceed the Redemption Amount and, at least the Business Day prior to the scheduled Redemption Date the Portfolio Manager shall certify in writing to the Trustee that all proceeds have been collected and are equal to or exceed the Redemption Amount, or (iii) at least five Business Days before the scheduled Redemption Date, the Portfolio Manager has furnished to the Trustee evidence in form reasonably satisfactory to the Trustee (which may, at the Trustee’s option, be in the form of an Officer’s certificate of the Portfolio Manager, in form reasonably satisfactory to the Trustee) that the Portfolio Manager (or an Affiliate or agent thereof) has priced but not yet closed another collateralized loan obligation transaction or similar transaction (provided such transaction has closed two Business Days prior to the scheduled Redemption Date), the net proceeds of which shall at least equal, in each case, an amount sufficient, together with (x) the proceeds from Eligible Investments maturing, redeemable, prepayable or putable to the issuer thereof at par two Business Days prior to the scheduled Redemption Date, (y) without duplication, any available amounts in the Collection Account and the Payment Account and (z) without duplication, the aggregate amount of the expected proceeds from the sale of the Assets and Eligible Investments not later than two Business Days immediately preceding the scheduled Redemption Date, to pay the Redemption Amount and, at least the Business Day prior to the scheduled Redemption Date the

Portfolio Manager shall certify in writing to the Trustee that the transaction and sales provided for in this subclause (iii) have been completed and that all proceeds have been collected and are equal to or exceed the Redemption Amount. Any certification delivered by the Portfolio Manager pursuant to this Section 9.4(f) shall include (1) the prices of, and expected or collected proceeds (as applicable) from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.4(f). Any Holder or beneficial owner of Debt, the Portfolio Manager or any of the Portfolio Manager’s Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

Section 9.5 Debt Payable on Redemption Date. Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed or prepaid shall, on the Redemption Date, subject to Section 9.4(f) and the Co-Issuers’ right to withdraw any notice of redemption pursuant to Section 9.4(c) or the failure of any Refinancing to occur, become due and payable at the Redemption Prices with respect thereto, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices) all Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on Debt to be so redeemed or prepaid, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date. Payments of interest and principal on Secured Debt so to be redeemed or prepaid which are payable on any Payment Date on or prior to the Redemption Date shall be payable to the Holders of such Secured Debt, or one or more predecessor Secured Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Secured Debt called for redemption or prepayment shall not be paid upon surrender thereof for redemption or prepayment, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remains Outstanding; provided that the reason for such non-payment is not the fault of such Debtholder.

(c) Notwithstanding anything to the contrary set forth herein, the proceeds from a Refinancing related to a redemption in part by Class and a Non-Payment Date Refinancing shall not constitute Interest Proceeds or Principal Proceeds but shall be applied directly on the related Redemption Date to redeem the Classes of Secured Debt subject to such redemption by Refinancing at the Redemption Price for such Classes of Secured Debt and to pay any fees, costs, charges and expenses incurred in connection with such Refinancing that are being paid from such proceeds; provided, that to the extent such Refinancing Proceeds are not applied to redeem such Classes of Secured Debt or to pay such other amounts, such Refinancing Proceeds shall be treated as Principal Proceeds or Interest Proceeds, at the direction of the Portfolio Manager. In addition, (i) on each Partial Redemption Date, unless an Enforcement Event has occurred and is continuing, Refinancing Proceeds and Partial Refinancing Interest Proceeds will be applied in accordance with the Priority of Redemption Proceeds to redeem the Secured Debt being refinanced and to pay any Administrative Expenses in connection therewith and (ii) on each Non-Payment Date Refinancing, unless an Enforcement Event has occurred and is continuing, Refinancing Proceeds will be applied in accordance with the Priority of Redemption Proceeds to redeem the Secured Debt being refinanced and to pay any Administrative Expenses in connection therewith.

Section 9.6 Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date during the Reinvestment Period, if the Portfolio Manager at its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Portfolio Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account or in the Permitted Use Account that are to be invested in additional Collateral Obligations (a “Special Redemption”). On the first Payment Date following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing Principal Proceeds (including funds in the Permitted Use Account transferred to the Collection Account) which the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations (such amount, the “Special Redemption Amount”) shall be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given by the Trustee not less than three Business Days prior to the applicable Special Redemption Date by email transmission or first class mail, postage prepaid, to each Holder of Secured Debt affected thereby at such Holder’s email address or mailing address in the Register and, subject to Section 14.3(c), to each Rating Agency.

Section 9.7 Rating Confirmation Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date if the Portfolio Manager notifies the Trustee that a redemption or prepayment is required pursuant to Section 7.18 in order to remedy an S&P Ramp-Up Failure (a “Rating Confirmation Redemption”). On the first Payment Date following the Collection Period in which such notice is given (a “Rating Confirmation Redemption Date”), the amount in the Collection Account representing Interest Proceeds and Principal Proceeds available in accordance with the Priority of Payments which must be applied in order for the Issuer to, either (i) obtain confirmation from S&P of the Initial Ratings of the Secured Debt or (ii) satisfy the Effective Date S&P Condition shall, be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.7 shall be given by the Trustee not less than one Business Day prior to the applicable Rating Confirmation Redemption Date by email transmission or first class mail, postage prepaid, to each Holder of Secured Debt affected thereby at such Holder’s email address or mailing address in the Register and, subject to Section 14.3(c), to the Rating Agencies.

Section 9.8 Clean-Up Call Redemption. At the written direction of the Portfolio Manager (which direction shall be given so as to be received by the Issuer, the Trustee and each Rating Agency not later than 30 days prior to the proposed Redemption Date), the Secured Debt shall be subject to redemption or prepayment by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 20% of the Target Portfolio Par.

(b) Any Clean-Up Call Redemption is subject to (i) the purchase of the Assets (other than the Eligible Investments referred to in clause (d) of this sentence) by the Portfolio Manager or any other Person from the Issuer, on or prior to the fifth Business Day immediately preceding the related Redemption Date, for a purchase price in Cash (the “Clean-Up Call Redemption Price”) at least equal to the greater of (1) the sum of (a) the Aggregate Outstanding Amount of the Secured Debt, plus (b) all unpaid interest on the Secured Debt accrued to the date of such redemption or prepayment, plus (c) the aggregate of all other amounts owing by the Issuer on the date of such redemption or prepayment that is payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes (including, for the avoidance of doubt, all outstanding Administrative Expenses), minus (d) the balance of the Eligible Investments in the Collection Account and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Trustee from the Portfolio Manager, prior to such purchase, of certification from the Portfolio Manager that the sum so received satisfies clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the Portfolio Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Redemption Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Portfolio Manager.

(c) Upon receipt from the Portfolio Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date and the Record Date for any redemption pursuant to this Section 9.8 and give written notice thereof to the Trustee, the Collateral Administrator, the Portfolio Manager and the Rating Agencies not later than 15 Business Days (or such shorter period of time as the Trustee and the Portfolio Manager may reasonably find acceptable) prior to the proposed Redemption Date.

(d) Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to the fourth Business Day prior to the related scheduled Redemption Date by written notice to the Trustee, each Rating Agency and the Portfolio Manager only if amounts equal to the Clean-Up Call Redemption Price are not received in full in immediately available funds by the fifth Business Day immediately preceding such Redemption Date. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Debt to be redeemed or prepaid at such Holder’s address in the Register, by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the related scheduled Redemption Date.

(e) On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Redemption Price shall be distributed pursuant to the Priority of Payments.

Section 9.9 Optional Re-Pricing. On any Business Day after the Non-Call Period, a Majority of the Subordinated Notes (with the consent of the Portfolio Manager) or the Portfolio Manager may direct the Co-Issuers to reduce the spread over the Benchmark (or the fixed rate of interest, as the case may be) with respect to any Class of Re-Pricing Eligible Debt, in accordance with the procedures described below (any such reduction, a “Re-Pricing” and any such Class to be subject to a Re‑Pricing, a “Re-Priced Class”); provided that the Co-Issuers shall not effect any Re-Pricing unless each condition specified below is satisfied with respect thereto. No terms of any Re-Pricing Eligible Debt other than the Interest Rate applicable to such Secured Debt may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the written approval of a Majority of the Subordinated Notes or the Portfolio Manager (as applicable) and such Re-Pricing Intermediary may assist the Issuer in effecting the Re-Pricing.

(b) At least 20 Business Days prior to the Business Day fixed by a Majority of the Subordinated Notes or the Portfolio Manager (as applicable) for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Portfolio Manager, the Trustee, the Collateral Administrator and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall:

(i) specify the proposed Re-Pricing Date and the revised spread (or a range of spreads) over the Benchmark and/or the Interest Rate to be applied with respect to such Class (each, a “Re-Pricing Rate”),

(ii) request that each Holder of the Re-Priced Class to consent to the terms of the proposed Re-Pricing or to specify the lowest spread (for Floating Rate Debt) or interest rate (for Fixed Rate Debt) at which the Holder will consent to Re-Pricing, and

(iii) specify the price (or the formula for calculating the price) at which Debt of any Holder of the Re-Priced Class that does not consent to the Re-Pricing pursuant to Section 9.9(c) may be sold and transferred, which, for purposes of such Re-Pricing, will be an amount equal to 100% of the Aggregate Outstanding Amount of such Debt, plus accrued and unpaid interest thereon (including Deferred Interest and interest on any accrued and unpaid Deferred Interest, with respect to such Debt) (the “Re-Pricing Sale Price”).

(c) In the event any Holders of the Re-Priced Class does not deliver written consent to the proposed Re-Pricing on or before the date which is 10 Business Days prior to the proposed Re-Pricing Date, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall, subject to the applicable procedures of DTC, deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by all such non-consenting Holders, and shall request each such consenting Holder to provide written notice to the Issuer, the Trustee, the Portfolio Manager and the Re-Pricing Intermediary (if any) if such Holder would like to purchase all or any portion of the Debt of the Re-Priced Class in an amount held by the non-consenting Holders (each such notice delivered by a consenting Holder, an “Exercise Notice”) within five Business Days of the date of such notice.

(d) In the event that the Issuer receives Exercise Notices with respect to an amount equal to or greater than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall, subject to the applicable procedures of DTC, on the Re-Pricing Date, cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof, to the Holders delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Debt such Holders indicated an interest in purchasing pursuant to their Exercise Notices (subject to reasonable adjustment, as determined by the Re-Pricing Intermediary, to comply with the applicable minimum denomination requirements and the applicable procedures of DTC).

(e) In the event that the Issuer receives Exercise Notices with respect to less than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will, on the

Re-Pricing Date, cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof, to the Holders delivering Exercise Notices with respect thereto, and any excess Debt of the Re-Priced Class held by non-consenting Holders will be sold to one or more transferees designated by the Co-Issuers or the Issuer, as applicable, or the Re-Pricing Intermediary on behalf of the Co-Issuers or the Issuer, as applicable.

(f) All sales of Debt to be effected pursuant to this Section 9.9 shall be made at the Re-Pricing Sale Price with respect to such Debt, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Indenture or with such modifications permitted by this Indenture. The Holder of each Note, by its acceptance of an interest in the Debt, agrees to the sale and transfer of its Debt in accordance with this Section 9.9 and agrees to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Portfolio Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by consenting Holders or non‑consenting Holders.

(g) The Issuer shall not effect any proposed Re-Pricing unless:

(i) the Co-Issuers and the Trustee have entered into a supplemental indenture dated as of the Re-Pricing Date solely to reduce the interest rate of the Re-Priced Class (and to make changes necessary to give effect to such reduction);

(ii) confirmation has been received that all Debt of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to the provisions above;

(iii) each Rating Agency has been notified of such Re-Pricing;

(iv) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds that shall be available after taking into account all amounts required to be paid under the Priority of Payments on the subsequent Payment Date prior to the distribution of any remaining Interest Proceeds to the Holders of the Subordinated Notes, unless such expenses have been paid or shall be adequately provided for by an entity other than the Issuer. Notwithstanding the foregoing, the fees of the Re-Pricing Intermediary payable by the Issuer shall not exceed an amount consented to by a Majority of the Subordinated Notes in writing;

(v) all accrued and unpaid interest (including, to the extent applicable, Deferred Interest and interest accrued and unpaid Deferred Interest) on any Debt subject to such Re‑Pricing must be paid in full on such Re-Pricing Date in accordance with the Priority of Payments;

(vi) the Issuer has provided to the Trustee an Officer’s certificate from the Portfolio Manager to the effect that all conditions precedent to the Re-Pricing have been satisfied; and

(vii) such Re-Pricing does not violate the laws, rules and regulations of the State of New York or the United States of America, each as applicable to the Issuer.

(h) Notice of a Re-Pricing shall be given by the Trustee not less than three Business Days prior to the proposed Re-Pricing Date to each Holder of Debt of the Re-Priced Class (with a copy to the Portfolio Manager) specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee in the name of and at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

(i) Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes or the Portfolio Manager (as applicable) on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee, the Collateral Administrator, the Portfolio Manager (if applicable) and the Holders of the Subordinated Notes (if applicable) for any reason. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Debt and each Rating Agency.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided in this Indenture. All Accounts will remain at all times (a) with a federal or state depository institution having combined capital and surplus of at least U.S.$200,000,000 (which may be the Trustee) that has a long-term issuer credit rating of at least “A” by S&P and a short-term rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P) or (b) in segregated non-interest bearing trust accounts with the corporate trust department of a federal or state-chartered depository institution (which may be the Trustee) subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which depository institution has (x) a long-term issuer credit rating of at least “A” by S&P and a short-term rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P) and (y) to the extent any related trust account is holding cash, satisfies the ratings requirements specified in clause (a) above. If at any time the ratings of a financial institution maintaining any accounts fail to meet the required ratings set forth above, the Issuer will cause the assets held in such Accounts to be moved within 30 calendar days to another institution that satisfies the requirements of clause (a) or (b) above. All Cash deposited in the accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national banking association holding segregated trust assets in a fiduciary capacity.

Section 10.2 Collection Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish two segregated trust accounts, one of which shall be designated the “Interest Collection Subaccount” and one of which shall be designated the “Principal Collection Subaccount” (and which together shall comprise the Collection Account), each held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee.” Any amounts received with respect to the Assets shall be deposited into the Interest Collection Subaccount or the Principal Collection Subaccount, as applicable, upon identification of such amounts as Interest Proceeds or Principal Proceeds by the Portfolio Manager in accordance with the terms hereof. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.5(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations, Specified Equity Securities or Loss Mitigation Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.5(a), (i) any funds designated as Principal Proceeds by the Portfolio Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations, Specified Equity Securities or Loss Mitigation Obligations in accordance with Article XII or in Eligible Investments). In addition, on or prior to the first Determination Date after the Effective Date, the Portfolio Manager on behalf of the Issuer may, by written direction to the Issuer and the Trustee, designate amounts in the Principal Collection Subaccount as Designated Principal Proceeds. Upon receipt of such notice, the Trustee shall withdraw funds on deposit in the Principal Collection Subaccount representing Designated Principal Proceeds and deposit funds in the Interest Collection Subaccount as Interest Proceeds. The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable, such funds to be deemed to be and held as Interest Proceeds and/or Principal Proceeds to the extent designated by the Portfolio Manager, such designation to be made on the day such monies are deposited into the Collection Account by the Issuer, by written instruction to the Trustee and the Collateral Administrator. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.5(a).

(b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Portfolio Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments, Defaulted Obligations or Equity Securities or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it shall sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Portfolio Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations subject to, and in accordance with, the requirements of Article XII and such direction. At any time, the Portfolio Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, withdraw funds on deposit in (x) the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations. At any time pursuant to, and in accordance with the requirements of, Article XII, the Portfolio Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, withdraw funds on deposit in (x) the Principal Collection Subaccount representing Principal Proceeds or (y) the Interest Collection Subaccount representing Interest Proceeds and, in each case, exercise a warrant held in the Assets, or to purchase or acquire any Loss Mitigation Obligation or any Specified Equity Security in accordance with the requirements of Article XII and such direction; provided, that as determined by the Portfolio Manager, (A) Interest Proceeds may only be used if such use would not cause the deferral of interest on any Class of Secured Debt on the next following Payment Date and (B) Principal Proceeds may only be used if, after giving effect to the application of such Principal Proceeds, the Adjusted Collateral Principal Amount is equal to or greater than the Reinvestment Target Par Balance; provided, further, that for the avoidance of doubt, Principal Proceeds may not be used to acquire any Specified Equity Security.

(d) The Portfolio Manager on behalf of the Issuer may direct the Trustee (with a copy to the Collateral Administrator) (which direction may be in the form of an Issuer Order or an email from an Authorized Officer of the Portfolio Manager) to, and upon receipt of such direction the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets, or to purchase or acquire any Loss Mitigation Obligation or any Specified Equity Security in accordance with the requirements of Section 10.2(c), Article XII and such direction; provided, that for the avoidance of doubt, Principal Proceeds may not be used to acquire any Equity Security or Specified Equity Security and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided, that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e) The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f) The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, (i) transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to, and to apply amounts in the Principal Collection Subaccount pursuant to, Sections 7.18(c) through (e), and/or (ii) apply amounts in the Principal Collection Subaccount pursuant to Section 9.6.

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Payment Account. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Portfolio Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Custodial Account. All Collateral Obligations, Loss Mitigation Obligations or Equity Securities delivered to the Custodian will be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Co-Issuers immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture, the Priority of Payments and the Account Control Agreement. Cash amounts credited to the Custodial Account shall remain uninvested, and shall be transferred to the Collection Account upon receipt thereof.

(c) Ramp-Up Account. The Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Ramp-Up Account. The Issuer shall direct the Trustee to deposit the amount specified pursuant to Section 3.1(a)(xi)(A) to the Ramp-Up Account. In connection with any purchase of an additional Collateral Obligation, the Trustee shall apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On any Business Day during the period between the Effective Date and the second Determination Date, the Trustee, at the direction of the Portfolio Manager (on behalf of the Issuer) (with notice to the Collateral Administrator), shall deposit any amounts remaining in the Ramp-Up Account (after taking into account any proceeds that shall be used to settle binding commitments entered into prior to such date) into the Principal Collection Subaccount to be applied as Principal Proceeds. In addition, on or prior to the first Determination Date after the Effective Date, the Portfolio Manager on behalf of the Issuer may, by written notice to the Issuer and the Trustee, designate amounts in the Ramp-Up Account as Designated Principal Proceeds. Upon receipt of such notice, the Trustee shall withdraw funds on deposit in the Ramp-Up Account representing Designated Principal Proceeds and deposit such funds in the Interest Collection Subaccount as Interest Proceeds. Upon the occurrence of an Event of Default, the Trustee shall deposit any remaining amounts in the Ramp-Up Account (after taking into account any proceeds that shall be used to settle binding commitments entered into prior to such date) into the Principal Collection Subaccount to be applied as Principal Proceeds. Any income earned on amounts deposited in the Ramp-Up Account shall be deposited in the Interest Collection Subaccount as Interest Proceeds.

(d) Expense Reserve Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Expense Reserve Account. The Issuer shall direct the Trustee to deposit the amount specified pursuant to Section 3.1(a)(xi)(B) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Portfolio Manager, (i) to pay expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers, the structuring and consummation of the Offering and the issuance or incurrence of the Debt; or (ii) to the Collection Account as Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) shall be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Portfolio Manager in its sole discretion) and the Expense Reserve Account shall be closed. Any income earned on amounts deposited in the Expense Reserve Account shall be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Interest Reserve Account. The Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Interest Reserve Account. A portion of the proceeds from the issuance or incurrence of the Debt in an amount equal to the Interest Reserve Amount shall be deposited in the Interest Reserve Account on the Closing Date. Amounts in the Interest Reserve Account shall be applied or withdrawn only as follows: (i) on or prior to the first Payment Date, the Portfolio Manager, in its discretion, may designate a portion of amounts on deposit in the Interest Reserve Account to be transferred to the Payment Account and applied as

Interest Proceeds on such Payment Date and (ii) amounts remaining in the Interest Reserve Account after the first Payment Date shall be transferred to the Collection Account as Interest Proceeds or Principal Proceeds, as designated by the Portfolio Manager.

(f) Permitted Use Account. The Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee” which shall be designated as the Permitted Use Account. Upon receiving a Contribution as described in Section 14.19, the Trustee will immediately deposit such Contribution into the Permitted Use Account. Funds on deposit in the Permitted Use Account may only be used, at the discretion of the Portfolio Manager (on behalf of the Issuer), for a Permitted Use (as designated by the related Contributor, or in the absence of such designation, as designated by the Portfolio Manager (in its sole discretion) at the time of designation to the Trustee) or for investment in Eligible Investments by the Trustee in accordance with this Indenture.

(g) If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer shall (at the direction of the Portfolio Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish a segregated, non-interest bearing trust account held in the name of the Trustee, which shall be designated as a Hedge Counterparty Collateral Account, and as to which the Trustee shall be the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in accordance with a securities account control agreement, upon terms determined by the Portfolio Manager and acceptable to the Trustee and Bank as securities intermediary or depository bank (in each case, solely with regard to their respective duties, liabilities and protections thereunder), and in accordance with the related Hedge Agreement, as determined by the Portfolio Manager. The Trustee (as directed by the Portfolio Manager on behalf of the Issuer) shall deposit into each Hedge Counterparty Collateral Account all collateral received by it from the related Hedge Counterparty for posting to such account and all other funds and property received by it from or on behalf of the related Hedge Counterparty and identified or instructed by the Portfolio Manager to be deposited into the Hedge Counterparty Collateral Account in accordance with the terms of the related Hedge Agreement. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account shall be in accordance with the written instructions of the Portfolio Manager.

Section 10.4 The Revolver Funding Account. The Trustee shall, prior to the Closing Date, establish a single, segregated trust account held in the name of “Jefferies Credit Partners BDC CLO I Ltd., subject to the lien of U.S. Bank Trust Company, National Association, as Trustee,” which shall be designated as the Revolver Funding Account. The Issuer shall direct the Trustee to deposit the amount specified pursuant to Section 3.1(a)(xi)(D) to the Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee and the Collateral Administrator, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount and deposited in the Revolver Funding Account; provided, that if such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation is a Participation Interest with respect to which the Selling Institution requires funds to be deposited with the Selling Institution in an amount equal to any portion of the undrawn amount of such obligation as collateral for the funding obligations under such obligation (such funds, collectively the “Institutional Collateral”), the Issuer shall deposit the Institutional Collateral with such Selling Institution rather than in the Revolver Funding Account (and the Issuer, or the Portfolio Manager on its behalf, shall notify and direct the Trustee in connection therewith), subject to the following sentence. Any such deposit of Institutional Collateral shall satisfy the following requirement, as determined by the Portfolio Manager: either (1) the aggregate amount of Institutional Collateral deposited with such Selling Institution under all Participation Interests shall not have an Aggregate Principal Balance in excess of 5.0% of the Collateral Principal Amount and shall not remain on deposit with such Selling Institution for more than 30 calendar days after such Selling Institution first fails to satisfy the rating requirements set out in the Third Party Credit Exposure Limits (and the terms of each such deposit shall permit the Issuer to withdraw the Institutional Collateral if such Selling Institution fails at any time to satisfy the rating requirements set out in the Third Party Credit Exposure Limits); or (2) such Institutional Collateral shall be deposited with a custodian meeting the requirements therefore as set out in Section 3.3(a) hereof.

Upon initial purchase of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be treated as part of the purchase price therefor. At the direction of the Portfolio Manager (or as otherwise provided in this Indenture), amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible Investments selected by the Portfolio Manager pursuant to Section 10.5 and earnings from all such investments shall be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Portfolio Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Portfolio Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

On the date any Loss Mitigation Obligation is acquired, to the extent such Loss Mitigation Obligation has any unfunded component, solely for the purposes of the funding obligations of the Issuer with respect to the Revolver Funding Account and Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, such Loss Mitigation Obligation shall be deemed to be a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation (as applicable).

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available at the direction of the Portfolio Manager solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided, that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown

Collateral Obligations and Revolving Collateral Obligations that are included in the Assets may be transferred by the Trustee (at the written direction of the Portfolio Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5 Reinvestment of Funds in Accounts; Reports by Trustee. By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Interest Reserve Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Portfolio Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Portfolio Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Portfolio Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b) The Trustee agrees to give the Issuer immediate notice if any Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Trustee shall supply, in a timely fashion, to the Co-Issuers (and the Issuer shall supply to each Rating Agency), the Portfolio Manager and the Collateral Administrator any information regularly maintained by the Trustee that the Co-Issuers, each Rating Agency then rating any Class of Secured Debt, the Portfolio Manager or the Collateral Administrator may from time to time reasonably request with respect to the Assets and the Accounts and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Portfolio Manager. The Trustee shall promptly forward to the Portfolio Manager copies of notices and other writings received by it from the issuer of any

Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

Nothing in this Section 10.5 shall be construed to impose upon the Trustee any duty to prepare any report or statement required under Section 10.6 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

(d) As promptly as possible following the delivery of each Monthly Report and Distribution Report to the Trustee pursuant to Section 10.6(a) or (b), as applicable, the Portfolio Manager on behalf of the Issuer shall cause a copy of such report (or portions thereof) to be delivered to Intex Solutions, Inc., or any other valuation provider deemed necessary by the Portfolio Manager.

Section 10.6 Accountings.

(a) Monthly. Not later than the 25th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than January, April, July and October in each year) and commencing in June 2025, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Trustee, the Portfolio Manager, the Placement Agent, Creditflux (including its Affiliates), Intex Solutions, Inc., Moody’s Analytics, Bloomberg L.P., Semeris Ltd. (but solely with respect to any current Holder of Debt) and/or any other widely recognized data provider and, upon written request therefor, to any Holder, and upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of Debt, a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month shall be the tenth Business Day before a Monthly Report is due. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the related Monthly Report Determination Date:

(i) Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds;

(ii) Adjusted Collateral Principal Amount of Collateral Obligations;

(iii) Collateral Principal Amount of Collateral Obligations;

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The CUSIP, LoanXiD, Bloomberg ID, ISIN, FIGI, and LEI, if available, or other security identifier thereof;

(C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread and (y) the identity of any Collateral Obligation for which interest is calculated with respect to an index other than the Term SOFR Rate;

(F) The stated maturity thereof;

(G) The related S&P Industry Classification;

(H) The Market Value;

(I) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(J) The country of Domicile and, if Domicile is determined pursuant to clause (d) of the definition thereof, the identity of the guarantor;

(K) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Defaulted Obligation, (3) a Delayed Drawdown Collateral Obligation, (4) a Revolving Collateral Obligation, (5) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (6) a Deferrable Security, (7) a Second Lien Loan, (8) an Unsecured Loan, (9) a Fixed Rate Obligation, (10) a Current Pay Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Cov-Lite Loan or (14) a First-Lien Last-Out Loan (as determined by the Portfolio Manager);

(L) The Aggregate Principal Balance of all Cov-Lite Loans;

(M) Whether the information relating to such Collateral Obligation is given on a settlement basis or a trade date basis;

(N) Whether any Trading Plans have been entered into and, if so, the identity of any Collateral Obligations acquired or disposed of in connection therewith; and

(O) The S&P Recovery Rate.

(v) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the applicable limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and

(B) Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).

(vii) The calculation specified in Section 5.1(g).

(viii) For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(ix) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments.

(x) Purchases, prepayments, and sales:

(A) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale;

(B) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date;

(C) Whether any Trading Plan has been applied and the Collateral Obligations that were subject to such Trading Plan and the percentage of the Aggregate Principal Balance consisting of Collateral Obligations that were subject to such Trading Plan;

(D) With respect to any sale and purchase of Collateral Obligations as contemplated in clause (a) of the proviso to the definition of “Discount Obligation” since the last Monthly Report Determination Date, (1) the identity and Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) of each of the Collateral Obligations that is sold and the Collateral Obligation that is purchased, (2) the sale price of the Collateral Obligation that is sold and the purchase price of the Collateral Obligation that is purchased, (3) the S&P Rating of each of the Collateral Obligations that is sold and the Collateral Obligation that is purchased, (4) as of the date of such acquisition, the percentage of the Collateral Principal Amount consisting of Collateral Obligations that have been acquired as contemplated in clause (a) of the proviso to the definition of “Discount Obligation” and (5) since the Closing Date, the percentage of the Target Portfolio Par consisting of Collateral Obligations that have been acquired as contemplated in clause (a) of the proviso to the definition of “Discount Obligation”; and

(E) With respect to any Bankruptcy Exchange of Collateral Obligations as contemplated in Section 12.1(h) since the last Monthly Report Determination Date, (1) the identity and Principal Balance of each of the Collateral Obligations that is disposed or exchanged and the Collateral Obligation that is acquired in connection with such Bankruptcy Exchange, (2) the sale price in respect of which the Collateral Obligation is disposed or exchanged and the purchase price in respect of which the Collateral Obligation is acquired, in each case, in connection with such Bankruptcy Exchange, (3) the S&P Rating of each of the Collateral Obligations that is disposed or exchanged and the Collateral Obligation that is acquired in connection with such Bankruptcy Exchange, (4) as of the date of such acquisition, the percentage of the Collateral Principal Amount consisting of Collateral Obligations that have been acquired in connection with a Bankruptcy Exchange as contemplated in Section 12.1(h) and (5) since the Closing Date, the percentage of the Target Portfolio Par consisting of Collateral Obligations that have been acquired in connection with a Bankruptcy Exchange as contemplated in Section 12.1(h) and whether this percentage is greater than the limitations set upon Bankruptcy Exchanges pursuant to the definition of “Bankruptcy Exchange”.

(xi) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xiii) The identity of each Deferring Security, the S&P Collateral Value and Market Value of each Deferring Security, and the date on which interest was last paid in full in Cash thereon.

(xiv) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv) The identity of each Equity Security and its related Obligor, along with the principal balance, the Market Value and the LoanXiD, Bloomberg ID, ISIN, FIGI, LEI and CUSIP (if available) thereof.

(xvi) The identity of each Collateral Obligations with an S&P Rating derived from a Moody’s rating as set forth in clause (iii)(a) of the definition of “S&P Rating.”

(xvii) The Aggregate Excess Funded Spread.

(xviii) The identity of each Eligible Investment, the ratings assigned to such Eligible Investment by S&P and the stated maturity of such Eligible Investment.

(xix) Such other information as any Rating Agency or the Portfolio Manager may reasonably request.

(xx) The identity of each bond, note and other security held by the Issuer.

(xxi) For each Monthly Report prior to the S&P CDO Monitor Election Date:

(A) The Default Rate Dispersion;

(B) The S&P Weighted Average Rating Factor;

(C) The Obligor Diversity Measure;

(D) The Industry Diversity Measure;

(E) The Regional Diversity Measure; and

(F) The S&P Weighted Average Life

(xxii) For each Monthly Report after the S&P CDO Monitor Election Date, the S&P Weighted Average Floating Spread Input and the S&P Weighted Average Recovery Rate Input, in each case, calculated in the manner required for the S&P CDO Monitor.

(xxiii) The Asset Replacement Percentage and the calculation thereof (as provided by the Portfolio Manager);

(xxiv) The identity of each Loss Mitigation Obligation, each Specified Defaulted Obligation and each Specified Equity Security and, in the case of Loss Mitigation Obligations, the percentage thereof as against the Reinvestment Target Par Balance and the Collateral Principal Amount, as well as whether such percentages are greater than the limitations set forth with respect to the acquisition of Loss Mitigation Obligations provided for in Section 12.2(f);

(xxv) In respect of the first Monthly Report only, the following information provided solely by the Portfolio Manager:

If the percentage and/or the dollar amount of each Class of Debt purchased by the Retention Holder as part of the “eligible vertical interest” composing the U.S. Retention

Interest on the Closing Date is materially different from the percentage and/or the dollar amount described in the second preliminary Offering Circular dated February 27, 2025, relating to the offer and sale of the Offered Securities, a description of any such material differences.

For the avoidance of doubt, each of the Placement Agent, the Trustee and the Collateral Administrator: (i) has not participated in the preparation of any information provided under Section 10.6(a)(xxv), (ii) is not responsible for, and is not making any representation concerning the accuracy or completeness of any information provided under Section 10.6(a)(xxv), and (iii) assumes no responsibility for the contents of any information provided under Section 10.6(a)(xxv).

Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify each Rating Agency), the Collateral Administrator and the Portfolio Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Portfolio Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants appointed by the Issuer pursuant to Section 10.8 to perform agreed upon procedures on such Monthly Report and the Trustee’s records to assist the Trustee in determining the cause of such discrepancy. If such procedures reveal an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date (other than any Payment Date resulting from clause (2) in the definition thereof), and shall make available such Distribution Report to the Trustee, the Portfolio Manager, each Rating Agency and the Placement Agent, Creditflux (including its Affiliates), Intex Solutions, Inc., Bloomberg L.P., Semeris Ltd. (but solely with respect to any current Holder of Debt) and/or any other widely recognized data provider and, upon written request therefor, any Holder and, upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of Debt not later than one Business Days preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.6(a);

(ii) (a) the Aggregate Outstanding Amount of the Secured Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class, (b) the amount of principal payments to be made on the Secured Debt of each Class on the next Payment Date, the amount of any Deferred Interest on the Class C Notes and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and the amount of payments to be made on the Subordinated Notes on the next Payment Date;

(iii) the Interest Rate and accrued interest for each applicable Class of Secured Debt for such Payment Date;

(iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii), or each clause of Section 11.1(a)(iii) (to the extent that the related Payment Date is a Partial Redemption Date) or each clause of Section 11.1(a)(iv), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period;

(B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i), Section 11.1(a)(ii), Section 11.1(a)(iii) (to the extent that the related Payment Date is a Partial Redemption Date) and Section 11.1(a)(iv) on the next Payment Date (net of amounts which the Portfolio Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi) such other information as the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c) Interest Rate Notice. The Issuer shall include (or cause to be included) in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Portfolio Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the

Portfolio Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Portfolio Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Portfolio Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in Notes shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that (a) (i) except in the case of Subordinated Notes, are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction in compliance with Regulation S, (ii) are Qualified Institutional Buyers and Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser) or (iii) solely in the case of Subordinated Notes sold on the Closing Date, Permitted AIs and (b) in the case of clause (a), can make the representations set forth in Section 2.5 of this Indenture or the appropriate Exhibit to this Indenture. The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a) in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.12.

Each Holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any Holder may provide such information on a confidential basis to any prospective purchaser of such Holder’s Notes that is permitted by the terms of this Indenture to acquire such Holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f) Placement Agent Information. The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders and beneficial owners of the Debt and to the Portfolio Manager.

(g) Distribution of Reports. The Trustee shall make the Monthly Report and the Distribution Report available to the Persons entitled to receive them pursuant to this Indenture via its internet website; provided, that for the avoidance of doubt, delivery of each Monthly Report pursuant to Section 10.6(a) and of each Distribution Report pursuant to Section 10.6(b) shall be deemed satisfied by posting such document to the Trustee’s website and the Trustee is hereby authorized and directed to grant access to such website to Intex Solutions, Inc., Moody’s Analytics, Bloomberg L.P., Semeris Ltd. (but solely with respect to any current Holder of Debt) and/or such other widely recognized data provider as is specified by the Portfolio Manager to the Trustee in writing, it being understood that the Trustee shall have no liability for granting such access, including for use of such information by any of the foregoing data providers or any of their subscribers. The Trustee’s internet website shall initially be located at [***]. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at [***]. The Trustee may change the way such statements are distributed. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on the accuracy and completeness of the Monthly Reports and the Distribution Reports delivered to it by or on behalf of the Issuer (including as to information or data contained therein regarding the Collateral Obligations) and shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(h) Issuer Responsibility for Information. In preparing and furnishing (or causing to be prepared and furnished) the Monthly Reports and the Distribution Reports, the Issuer shall rely conclusively on the accuracy and completeness of the information or data regarding the Collateral Obligations that has been provided to it by the Collateral Administrator (which shall rely, in turn on certain information provided to it by the Portfolio Manager), and, except as otherwise expressly required by this Indenture, the Issuer shall not verify, recompute, reconcile or recalculate any such information or data.

Section 10.7 Release of Collateral. Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Portfolio Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (which certification shall be deemed to have been made upon delivery of an Issuer Order or trade ticket in respect of such sale) (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Portfolio Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Portfolio Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom.

(a) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) (A) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (B) provide notice thereof to the Portfolio Manager, and (ii) deliver any Asset, and release, or cause to be released, such Asset from the lien of this Indenture, to be sold in connection with a redemption pursuant to Section 9.2 or 9.3 (and Section 12.1(e) or (f)), as applicable, accompanied by instruction from the Portfolio Manager to the effect that such release and delivery is in connection with a sale of such Asset to fund a redemption pursuant to Section 9.2 or 9.3, and shall apply the Sale Proceeds as provided in this Indenture.

(b) Upon receiving actual notice of any Offer or any request for a waiver, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Portfolio Manager of any Asset that is subject to an Offer or such request. Unless the Debt has been accelerated following an Event of Default, the Portfolio Manager may, so long as such Offer constitutes a Permitted Offer, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment or exchange therefor, or (y) the Issuer or the Trustee to agree to, so long as such consent, waiver, modification or action would not cause the related Collateral Obligation to fail to satisfy the requirements set forth in the definition of “Collateral Obligation” as of the date of such consent, waiver, modification or action, or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(c) As provided in Section 10.2(a), the Trustee shall deposit any net cash proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(d) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Debt Outstanding and all obligations of the Co-Issuers to the Secured Parties have been satisfied, release any remaining Assets from the lien of this Indenture.

(e) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.

(f) Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.8 Reports by Independent Accountants. At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of performing agreed-upon procedures required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder or beneficial owner of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly notify the Portfolio Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee or the Collateral Administrator to agree to the procedures performed by such firm (with respect to any of the reports of such accountants required or contemplated by this Indenture), the Issuer hereby directs the Trustee and the Collateral Administrator to so agree to the terms and conditions requested by such accountants as a condition to receiving documentation required by this Indenture; it being understood and agreed that the Trustee and the Collateral Administrator shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

The Trustee and Collateral Administrator may require the delivery of an Issuer Order directing the execution of any such agreement or other acknowledgement required for the delivery of any report of such Independent accountants to the Trustee or Collateral Administrator under this Indenture or other Transaction Document. The Bank is hereby authorized, without liability on its part, to execute and deliver any acknowledgement or other agreement with such firm of Independent certified public accountants required for the Trustee (or Collateral Administrator, as applicable) to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement with respect to the sufficiency of the procedures to be performed by the Independent accountants, (ii) releases by the Trustee (on behalf of itself and/or the Holders) of any claims, liabilities, and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent certified public accountants, and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee reasonably determines may subject it to risk of expenses or liability for which it is not adequately indemnified or otherwise adversely affects it.

(a) On or before March 20 of each year commencing in 2026, the Issuer shall cause to be delivered to the Collateral Administrator (upon execution of an acknowledgment letter) and the Portfolio Manager an agreed-upon procedures report from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Debt as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent certified public accountants shall be conclusive. The Issuer shall request such Independent certified public accountants to provide such report not later than the date 90 days earlier than the due date of each such report. To the extent a beneficial owner or Holder of Debt requests the yield to maturity in respect of the relevant Debt in order to determine any “original issue discount” in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer calculate such yield to maturity. The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants’ calculation. If the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to the beneficial owner or Holder of Debt.

(b) Upon the written request of the Trustee or any Holder of a Subordinated Note, the Issuer shall cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.9 Reports to the Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency then rating a Class of Secured Debt pursuant to the terms of this Indenture, the Issuer shall provide the Portfolio Manager and each Rating Agency then rating any Class of Secured Debt with all information or reports delivered to the Trustee hereunder and the Trustee shall provide all such information to the Placement Agent upon the Placement Agent’s written request, and, subject to Section 14.3(c), such additional information as any Rating Agency then rating any Class of Secured Debt may from time to time reasonably request (including (a) notification to S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and (b) notification to S&P of any Specified Event, which notice to S&P shall include a copy of such Specified Event and a brief summary of its purpose); provided that reports or statements of the Issuer’s Independent certified public accountants shall not be provided to any Rating Agency. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via email in accordance with Section 14.3(a), a Microsoft Excel file of the S&P Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each Obligor thereon, the CUSIP number thereof (if applicable) and the Priority Category (as specified in Section 1 of Schedule 6 hereof).

Section 10.10 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it shall cause each Securities Intermediary establishing such accounts to enter into an account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.11 Investment Company Act Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a) Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders shall include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Co-Issuers that are U.S. persons (as defined in Regulation S) be “qualified purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, each Co-Issuer must have a “reasonable belief” that all holders of its outstanding securities that are “U.S. persons” (as defined in Regulation S), including transferees, are Qualified Purchasers or entities owned exclusively by Qualified Purchasers. Consequently, all sales and resales of the Notes in the United States or to “U.S. persons” (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers. Each purchaser of a Note in the United States who is a “U.S. person” (as defined in Regulation S) (other than a Permitted AI, with respect to Subordinated Notes sold on the Closing Date) (such Note, a “Restricted Note”) shall be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers who is also a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB; (iii) the purchaser is not formed for the purpose of investing in either Co-Issuer; (iv) the purchaser, and each account for which it is purchasing, shall hold and transfer at least the Minimum Denominations of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser shall provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Securities may only be transferred to a transferee who is both (I) a (x) Qualified Purchaser or (y) entity owned exclusively by Qualified Purchasers and (II) a QIB, and all subsequent transferees are deemed to have made representations (i) through (vi) above.

The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.

This Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Co-Issuers determine that any “U.S. person” (as defined in Regulation S) (other than a Permitted AI, with respect to Subordinated Notes sold on the Closing Date) who is a Holder or beneficial owner of an interest in a Restricted Note is determined not to have been a QIB/QP at the time of acquisition of such Restricted Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Note (or any interest therein) to a Person that is either (A) not a “U.S. person” (as defined in Regulation S) or (B) both (x) a (I) Qualified Purchaser or (II) entity owned exclusively by Qualified Purchasers and (y) a QIB, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Holder or beneficial owner fails to effect the transfer required within such 30-day period, the Issuer (or the Portfolio Manager acting on behalf of the Issuer), without further notice to such Holder or beneficial owner, shall and is hereby irrevocably authorized by such Holder or beneficial owner, to cause its Restricted Note or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Portfolio Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Co-Issuers and the Portfolio Manager, in connection with such transfer, that such Person meets the qualifications set forth in clause (A) or (B) above and pending such transfer, no further payments shall be made in respect of such Restricted Note or beneficial interest therein held by such Holder or beneficial owner.”

(b) DTC Actions. The Issuer shall direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer shall direct DTC to include the marker “3c7” in the DTC 20‑character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer shall direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer shall direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual shall contain a description of the relevant restrictions imposed by Section 3(c)(7) of the Investment Company Act.

(iii) On or prior to the Closing Date, the Issuer shall instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer shall from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer shall cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, etc. The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the Investment Company Act restrictions on the Global Notes. Without limiting the foregoing, the Placement Agent shall request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7,” to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “qualified purchasers” as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Global Notes shall not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the Investment Company Act of 1940, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a <144A3c7Disclaimer> indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such <144A3c7Disclaimer> indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule

144A under the Securities Act, and (ii) “Qualified Purchasers,” as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

Section 10.12 Closing Date. On the Closing Date, the Issuer shall compile and make available (or cause to be compiled and made available) to Intex Solutions, Inc., and Bloomberg L.P. a schedule of Collateral Obligations, which schedule shall list each Collateral Obligation Delivered hereunder and each Collateral Obligation with respect to which the Portfolio Manager on behalf of the Issuer has entered into a binding commitment to purchase or enter into and shall include, with respect to each such Collateral Obligation, the Obligor, Principal Balance, the coupon/spread, the stated maturity, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P) and the country of Domicile.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account. Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date and Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date Refinancing Date), the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 (or any amounts transferred from the Interest Reserve Account pursuant to Section 10.3) in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i) and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i) On each Payment Date and Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date Refinancing Date), unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer or the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof; provided that amounts paid pursuant to clause (2) may not exceed, in the aggregate, the Administrative Expense Cap;

(B) to the payment of all unpaid Base Management Fees due and payable to the Portfolio Manager until such amount has been paid in full;

(C) to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the early termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty under a Hedge Agreement pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(D) to the payment of accrued and unpaid interest on the Class A Notes, until such amount has been paid in full;

(E) [reserved];

(F) to the payment of accrued and unpaid interest on the Class B Notes, until such amount has been paid in full;

(G) if either of the Class A/B Coverage Tests is not satisfied as of the related Determination Date, to make payments in accordance with the Secured Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied as of the related Determination Date on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H) to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes, until such amount has been paid in full;

(I) to the payment of any Deferred Interest on the Class C Notes, until such amount has been paid in full;

(J) if either of the Class C Coverage Tests is not satisfied as of the related Determination Date, to make payments in accordance with the Secured Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied as of the related Determination Date on a pro forma basis after giving effect to all payments pursuant to this clause (J);

(K) if, with respect to any Payment Date following the Effective Date, S&P has not yet confirmed its Initial Ratings of the Secured Debt pursuant to Section 7.18(e) (unless the Effective Date S&P Condition has been satisfied), amounts available for distribution pursuant to this clause (K) shall be used for application in accordance with the Secured Debt Payment Sequence on such Payment Date in an amount sufficient to cause S&P to confirm its Initial Ratings of the Secured Debt (or to satisfy the Effective Date S&P Condition with respect to the Secured Debt);

(L) [reserved];

(M) to the payment of all unpaid Subordinated Management Fees due and payable to the Portfolio Manager until such amount has been paid in full;

(N) to the payment of (1) first (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second any amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (C) above;

(O) to the payment to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(P) to the Holders of the Subordinated Notes until the Target Return has been achieved; and

(Q) (1) 80% of the remaining Interest Proceeds to the Holders of the Subordinated Notes and (2) 20% of the remaining Interest Proceeds to the Portfolio Manager in respect of the Incentive Management Fee.

(ii) On each Payment Date and Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date Refinancing Date), unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which shall not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) Principal Proceeds that have previously been reinvested in Collateral Obligations or that the Portfolio Manager has committed to invest in specified Collateral Obligations during the next Interest Accrual Period in accordance with Section 12.2) shall be applied in the following order of priority:

(A) to pay the amounts referred to in clauses (A) through (J) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided, that payments under (i) clause (H) and clause (I) of Section 11.1(a)(i) shall be made only to the extent the Class C Notes are the Controlling Class at such time;

(B) on any Rating Confirmation Redemption Date, if after the application of Interest Proceeds pursuant to clause (K) of Section 11.1(a)(i) S&P has not yet confirmed its Initial Ratings of the Secured Debt pursuant to this Indenture (unless the Effective Date S&P Condition has been satisfied) to make payments in accordance with the Secured Debt Payment Sequence an amount sufficient to cause S&P to confirm its Initial Ratings of the Secured Debt (or to satisfy the Effective Date S&P Condition with respect to the Secured Debt);

(C) (1) on any Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date

Refinancing Date), to make payments in accordance with the Secured Debt Payment Sequence, and (2) on any other Payment Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Portfolio Manager, in accordance with the Secured Debt Payment Sequence;

(D) (1) during the Reinvestment Period, at the discretion of the Portfolio Manager, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations and (2) after the Reinvestment Period, to invest Principal Proceeds received (x) with respect to any Collateral Obligations for which the trade date has occurred during the Reinvestment Period but which will settle after such date and/or (y) in Substantially In-Progress Assets, in each case in accordance with Section 12.2(a)(2);

(E) after the Reinvestment Period, to make payments in accordance with the Secured Debt Payment Sequence;

(F) to pay the amounts referred to in clause (M) of Section 11.1(a)(i) to the extent not already paid thereunder;

(G) to pay the amounts referred to in clause (N) of Section 11.1(a)(i) (in the order of priority stated therein) to the extent not already paid thereunder and under clause (A) above;

(H) to pay the amounts referred to in clause (O) of Section 11.1(a)(i) to the extent not already paid thereunder;

(I) to the Holders of the Subordinated Notes until the Target Return has been achieved; and

(J) (1) 80% of the remaining Principal Proceeds to the Holders of the Subordinated Notes and (2) 20% of the remaining Principal Proceeds to the Portfolio Manager in respect of the Incentive Management Fee.

In determining the amount of any payment required to satisfy any Coverage Test, for purposes of the priorities set forth in Sections 11.1(a)(i) and (ii) above, the Aggregate Outstanding Amount of the Secured Debt shall give effect to the application of Principal Proceeds to be used on the applicable Payment Date to repay principal of the Secured Debt, and the application of Interest Proceeds on such Payment Date pursuant to all prior clauses in the priorities set forth in Sections 11.1(a)(i) above.

(iii) On any Partial Redemption Date or Non-Payment Date Refinancing Date, Refinancing Proceeds (including, if such date is a Non-Payment Date Refinancing Date, all available amounts in the Collection Account) and Partial Refinancing Interest Proceeds (if applicable) will be distributed (after the application of Interest Proceeds and Principal Proceeds under the relevant Priority of Payments if such date is otherwise a Payment Date) in the following order of priority (the “Priority of Redemption Proceeds”)

(A) to pay the Redemption Price of each Class of Debt being redeemed;

(B) to pay any Administrative Expenses related to the Refinancing; and

(C) any remaining amounts, to the Collection Account as Principal Proceeds or Interest Proceeds, at the direction of the Portfolio Manager.

(iv) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) and 11.1(a)(iii), if acceleration of the maturity of the Secured Debt has occurred following an Event of Default and declaration of such acceleration has not been rescinded (an “Enforcement Event”), pursuant to Section 5.2(b), on each Payment Date or other dates fixed by the Trustee, all Interest Proceeds and Principal Proceeds shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer or the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except that, if a liquidation of Assets has commenced, no such limitation shall apply);

(B) to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the early termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C) to the payment of all unpaid Base Management Fees due and payable to the Portfolio Manager until such amount has been paid in full;

(D) (1) first, to the payment of accrued and unpaid interest on the Class A Notes, until such amounts have been paid in full and (2) second, to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(E) [reserved];

(F) to the payment of accrued and unpaid interest on the Class B Notes, until such amount has been paid in full;

(G) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(H) (1) first, to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes, and (2) second, to the payment of any Deferred Interest on the Class C Notes, in each case, until such amounts have been paid in full;

(I) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(J) to the payment of all unpaid Subordinated Management Fees due and payable to the Portfolio Manager until such amount has been paid in full;

(K) to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any amounts due any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial early termination) of such Hedge Agreement not otherwise paid pursuant to clause (B) above;

(L) to the payment to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(M) to the Holders of the Subordinated Notes until the Target Return has been achieved; and

(N) (1) 80% of the remaining Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes and (2) 20% of the remaining Interest Proceeds and Principal Proceeds to the Portfolio Manager in respect of the Incentive Management Fee.

(v) If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds with respect to the Assets shall be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii), Section 11.1(a)(iii) and Section 11.1(a)(iv), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as designated in, and to such entities as indicated in, the Distribution Report in respect of such Payment Date.

(d) The Portfolio Manager may, in its sole discretion (but shall not be obligated to), elect to irrevocably waive payment of any or all of any Portfolio Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(b) of the Portfolio Management Agreement. Any such Portfolio Management Fee, if expressly waived permanently, shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished. Any other waived or deferred Base Management Fees shall, without further action by the Portfolio Manager, automatically be due and payable without any interest thereon on the following Payment Date in accordance with the Priority of Payments in the same manner as accrued and unpaid Base Management Fees, to the extent payment of such waived or deferred Base Management Fee shall not result in insufficient proceeds remaining to pay accrued and unpaid interest on the Secured Debt on such Payment Date. Any other waived or deferred Subordinated Management Fees shall, upon election by the Portfolio Manager, be payable without any interest thereon on subsequent Payment Dates in accordance with the Priority of Payments to the extent so directed by the Portfolio Manager in a notice delivered to the Trustee no later than the related Determination Date.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3 (regardless of any provision in this Article XII that purports to be without restriction), the Portfolio Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell, and the Trustee shall sell on behalf of the Issuer in the manner so directed by the Portfolio Manager, any Collateral Obligation, Defaulted Obligation, Loss Mitigation Obligation or Equity Security if, as certified by the Portfolio Manager (on which certificate the Trustee may rely and provided that such certification shall be deemed to have been given upon delivery to the Trustee of a trade ticket executed by the Portfolio Manager on behalf of the Issuer), such sale meets the requirements of any one of clauses (a) through (i) of this Section 12.1 (provided that if an Event of Default has occurred and is continuing, the Portfolio Manager may not direct the Trustee to sell any Collateral Obligation pursuant to Sections 12.1(b) or (g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a) Credit Risk Obligations. The Portfolio Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b) Credit Improved Obligations. The Portfolio Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction.

(c) Defaulted Obligations and Loss Mitigation Obligations. The Portfolio Manager may direct the Trustee to sell any (i) Defaulted Obligation or (ii) Loss Mitigation Obligation at any time without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after the date on which such obligation becomes a Defaulted Obligation (or, in the case of a Specified Defaulted Obligation, was designated as a “Specified Defaulted Obligation”), the Market Value and Principal Balance of such Defaulted Obligation will be deemed to be zero.

(d) Equity Securities and Specified Equity Securities. The Portfolio Manager may direct the Trustee to sell any Equity Security at any time without restriction, and will use its commercially reasonable efforts to effect the sale of any Equity Security within three years after receipt of, or of such security becoming, an Equity Security, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e) Optional Redemption. After a Majority of the Subordinated Notes has notified the Trustee and the Portfolio Manager of an Optional Redemption of the Secured Debt in accordance with Section 9.2(a), the Portfolio Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(f)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Portfolio Manager on its behalf) may at any time effect the sale (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(f)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g) Discretionary Sales. The Portfolio Manager may direct the Trustee to sell any Collateral Obligation at any time (other than if an Event of Default has occurred and is continuing) if:

(i) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 30% of the Adjusted Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be); and

(ii) either: (A) during the Reinvestment Period, the Portfolio Manager reasonably believes prior to such sale that it shall be able to enter one or more binding commitments to reinvest all or a portion of the proceeds of such sale in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Aggregate Principal Balance of such Collateral Obligation within 20 Business Days after the settlement of such sale in accordance with the Investment Criteria; or (B) at any time, either (1) the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Collateral Obligation or (2) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated cash proceeds of such sale) plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, shall be greater than (or equal to) the Reinvestment Target Par Balance.

For purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of any Collateral Obligations sold shall be reduced to the extent of any purchases of Collateral Obligations of the same Obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Collateral Obligation was sold with the intention of purchasing a Collateral Obligation of the same Obligor (which would be pari passu or senior to such sold Collateral Obligation).

(h) Bankruptcy Exchanges. Notwithstanding anything to the contrary contained herein, the Portfolio Manager may direct the Trustee to acquire, dispose of or exchange and the Trustee shall acquire, dispose of or exchange in the manner directed by the Portfolio Manager any Collateral Obligation in connection with a Bankruptcy Exchange at any time.

(i) Clean-Up Call Redemption. After the Portfolio Manager has notified the Issuer and the Trustee of a Clean-Up Call Redemption in accordance with Section 9.8, the Portfolio Manager may at any time effect the sale of any Collateral Obligation without regard to the limitations in this section by directing the Trustee to effect such sale; provided that the Sale Proceeds therefrom are used for the purposes specified in Section 9.8 (and applied pursuant to the Priority of Payments).

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Portfolio Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, proceeds of additional notes issued pursuant to Sections 2.14 and 3.2, amounts on deposit in the Ramp-Up Account, the Permitted Use Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction; provided, that for the avoidance of doubt, with respect to any Collateral Obligations for which the trade date has occurred during the Reinvestment Period but which settle after such date, the purchase of such Collateral Obligations shall be treated as a purchase made during the Reinvestment Period for purposes of this Section 12.2.

(a) (1) Investment during the Reinvestment Period. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Portfolio Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Portfolio Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (iii), (iv), (v) and (vi) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(i) unless such asset is a Substantially In-Progress Asset, the commitment to purchase occurs during the Reinvestment Period;

(ii) such obligation is a Collateral Obligation;

(iii) if the commitment to make such purchase occurs on or after the Effective Date (or in the case of the Interest Coverage Tests, on or after the Determination Date occurring immediately preceding the second Payment Date), each Coverage Test shall be satisfied, or if not satisfied, such Coverage Test shall be maintained or improved;

(iv) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (x) the Investment Criteria Adjusted Balance of all additional Collateral Obligations purchased with the proceeds from such sale shall at least equal the Sale Proceeds from such sale, (y) after giving effect to such purchase, the Adjusted Collateral Principal Amount shall be maintained or increased (when compared to the Adjusted Collateral Principal Amount immediately prior to such sale) or (z) after giving effect to such purchase, the Aggregate Principal Balance of all Collateral Obligations (excluding (i) the Collateral Obligation being sold but including, without duplication, the anticipated cash proceeds of such sale and (ii) Defaulted Obligations) plus the S&P Collateral Value of each Defaulted Obligation plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, shall be greater than (or equal to) the Reinvestment Target Par Balance;

(v) either (I) other than in the case of a Bankruptcy Exchange, each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale or other disposition of a Credit Risk Obligation, a Defaulted Obligation or an Equity Security, the S&P CDO Monitor Test) shall be satisfied or (II) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test shall be maintained or improved after giving effect to the investment;

(vi) the date on which the Issuer (or the Portfolio Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period; and

(vii) with respect to the use of Sale Proceeds of Credit Improved Obligations and Collateral Obligations sold in accordance with Section 12.1(g), either (x) the Aggregate Principal Balance of all Collateral Obligations purchased with such Sale Proceeds shall be greater than or equal to the Aggregate Principal Balance of the disposed Collateral Obligations or (y) after giving effect to such reinvestment of such Sale Proceeds, the Aggregate Principal Balance of all Collateral Obligations (excluding (i) the Collateral Obligation being sold but including, without duplication, the anticipated cash proceeds of such sale and (ii) Defaulted Obligations) plus the S&P Collateral Value of each Defaulted Obligation plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, shall be greater than (or equal to) the Reinvestment Target Par Balance.

(2) Investment after the Reinvestment Period. After the Reinvestment Period, the Portfolio Manager, on behalf of the Issuer, may use Principal Proceeds to complete investments by the Issuer that were significantly in process as of the end of the Reinvestment Period and as to which the Issuer and the prospective underlying obligor have commenced, in good faith, negotiating the terms of the investment and which the Portfolio Manager reasonably expects (as of the last day of the Reinvestment Period and which expectation shall not be called into question as a result of subsequent events) to be consummated prior to the date that is 60 days after the expiration of the Reinvestment Period (each such asset, a “Substantially In-Progress Asset”). Except investments in Substantially In-Progress Assets and as set forth in the following provisos, the Portfolio Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer after the Reinvestment Period; provided that in accordance with Section 12.2(i), cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period; provided further that, such reinvestment is subject to the requirement that the Portfolio Manager reasonably believes, in accordance with its obligations under the Portfolio Management Agreement, that after giving effect to any such reinvestment, that each of the conditions specified in Section 12.2(a)(1) shall be satisfied.

(b) Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Portfolio Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Portfolio Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the 10 Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided, that (A) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (B) no Trading Plan Period may include a Determination Date, (C) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (D) no Trading Plan may result in the averaging of the purchase price of a Collateral Obligation or Collateral Obligations purchased at separate times for purposes of determining whether any particular Collateral Obligation is a Discount Obligation, (E) the difference between the earliest stated maturity and the longest stated maturity of any two Collateral Obligations included in such Trading Plan shall be less than or equal to 3 years, (F) no Trading Plan may result in the purchase of a Collateral Obligation that has a stated maturity of less than six months from the date such Collateral Obligation is purchased, (G) no Trading Plan may result in the purchase of a Collateral Obligation that matures prior to the six-month anniversary of the expiry of the related Trading Plan Period and (H) so long as the Investment Criteria are satisfied upon the expiry of the related Trading Plan Period, the failure of all of the terms and assumptions specified in such Trading Plan to be satisfied shall not be deemed to constitute a failure of such Trading Plan; provided that the Issuer (or the Portfolio Manager on its behalf) shall provide prior written notice to S&P upon the failure of the Investment Criteria to be satisfied upon the expiry of the related Trading Plan and the S&P Rating Condition shall be satisfied for each subsequent Trading Plan until a subsequent Trading Plan (for which the S&P Rating Condition was satisfied) is successfully completed.

(c) Maturity Amendments. The Issuer (or the Portfolio Manager on the Issuer’s behalf) may vote in favor of a Maturity Amendment only if, as determined by the Portfolio Manager, each of the following clauses (A) and (B) are satisfied: (A) either (i) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (ii) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Weighted Average Life Test will be maintained or improved after giving effect to such Maturity Amendment, in each case after giving effect to any Trading Plan in effect during the applicable Trading Plan Period; and (B) after giving effect to such Maturity Amendment, the stated maturity of the Collateral Obligation that is the subject of such Maturity Amendment is not later than two years beyond the earliest Stated Maturity of the Debt; provided that (x) clause (A) is not required to be satisfied with respect to any Maturity Amendment so long as the Aggregate Principal Balance (based on Principal Balances as of the time of each Maturity Amendment) of all Collateral Obligations (whether or not then owned by the Issuer) with respect to which the Issuer (or the Portfolio Manager on the Issuer’s behalf) has consented to Maturity Amendments without satisfying clause (A), measured cumulatively from the Closing Date, does not exceed 12.5% of the Target Portfolio Par and (y) clause (B) is not required to be satisfied with respect to any Maturity Amendment so long as immediately following such Maturity Amendment, not more than 5.0% of the Collateral Principal Amount consists of Long-Dated Obligations. Notwithstanding the above, (i) (1) the Issuer (or the Portfolio Manager on the Issuer’s behalf) may vote in favor of any Maturity Amendment without regard to clauses (A) or (B) above, so long as (I) in the Portfolio Manager’s reasonable judgment, not voting in favor of such Maturity Amendment would have a material adverse effect on the Co-Issuers, the Secured Debt or the Holders or (II) the Portfolio Manager will use its commercially reasonable efforts to sell such Collateral Obligation (each, a “Specified Unsold Obligation”) within 30 days after the effective date of such Maturity Amendment and reasonably believes that any such sale will be completed prior to the end of such 30 day period and (2) any Specified Unsold Obligation with respect to which a trade date in respect of its sale has not occurred within 30 days following the effective date of the related Maturity Amendment shall be deemed to be a Defaulted Obligation and (ii) the Issuer will not be in violation of the restrictions in this paragraph if the maturity date of a Collateral Obligation is extended without meeting the requirements of clause (A) or (B) above so long as the Issuer (or the Portfolio Manager on behalf of the Issuer) did not consent (or fail to object, in the case of an objection right) to such Maturity Amendment.

(d) Certifications by Portfolio Manager. (i) Not later than the Subsequent Delivery Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Portfolio Manager shall deliver by email or other electronic transmission (of a .pdf or similar file) to the Trustee and the Collateral Administrator an Officer’s certificate of the Portfolio Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 (on which the Trustee and the Collateral Administrator may rely and provided that such certification shall be deemed to have been given upon delivery to the Trustee of a trade ticket executed by the Portfolio Manager on behalf of the Issuer) and (ii) not later than the Business Day immediately preceding the end of the Reinvestment Period, the Portfolio Manager shall deliver to the Trustee and the Collateral Administrator a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee and the Collateral Administrator (which certification shall be deemed to be made upon delivery of the related schedule) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount, any Scheduled Distributions of Principal Proceeds, as well as any Principal Proceeds that shall be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations (which certification shall be deemed to be made upon delivery of the related schedule).

(e) Unsaleable Assets. Notwithstanding the other requirements set forth in this Indenture, on any Business Day after the Reinvestment Period, the Portfolio Manager, in its sole discretion, may conduct an auction on behalf of the Issuer of Unsaleable Assets in accordance with the procedures described in this Section 12.2(e). Promptly after receipt of written notice from the

Portfolio Manager of such auction, the Trustee shall provide notice (in such form as is prepared by the Portfolio Manager) to the Holders of an auction, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures: (i) any Holder or beneficial owner of Debt may submit a written bid within 10 Business Days after the date of such notice to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice); (ii) each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice; (iii) if no Holder or beneficial owner of Debt submits such a bid within the time period specified under clause (i) above, unless the Portfolio Manager determines that delivery in-kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee shall provide notice thereof to each Holder and offer to deliver (at such Holder’s expense) a pro rata portion (as determined by the Portfolio Manager) of each unsold Unsaleable Asset to the Holders or beneficial owners of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to Minimum Denominations; provided that, to the extent that Minimum Denominations do not permit a pro rata distribution, the Trustee shall distribute the Unsaleable Assets on a pro rata basis to the extent possible and the Portfolio Manager shall select by lottery the Holder or beneficial owner to whom the remaining amount shall be delivered and deliver written notice thereof to the Trustee; provided, further, that the Trustee shall use commercially reasonable efforts to effect delivery of such interests; and (iv) if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee shall promptly notify the Portfolio Manager and offer to deliver (at the cost of the Portfolio Manager) the Unsaleable Asset to the Portfolio Manager. If the Portfolio Manager declines such offer, the Trustee shall take such action as directed by the Portfolio Manager (on behalf of the Issuer) in writing to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means. The Trustee’s sole obligation with respect to any Unsaleable Assets shall be to act at the direction of the Portfolio Manager as set forth in this Section 12.2(e).

(f) Notwithstanding anything else to the contrary herein, the Issuer may purchase a Loss Mitigation Obligation or Specified Equity Security at any time (i) using funds on deposit in the Permitted Use Account, (ii) from Interest Proceeds or (iii) in the case of Loss Mitigation Obligations, Principal Proceeds, and, in each such case, such purchase of any Loss Mitigation Obligation or Specified Equity Security will not be required to meet the Investment Criteria (or the definition of “Collateral Obligation”); provided, that, (x) the Portfolio Manager shall not direct a withdrawal of Principal Proceeds in an amount that would cause any Overcollateralization Ratio Test to not be satisfied after giving effect to such withdrawal, (y) after giving effect to the purchase of any such Loss Mitigation Obligation with Principal Proceeds, (1) the Aggregate Principal Balance of the Collateral Obligations (excluding the Principal Balance of any Defaulted Obligations and including the S&P Collateral Value of any Defaulted Obligations) plus the Aggregate Principal Balance of all Eligible Investments on deposit in the Principal Collection Subaccount and the Ramp-Up Account, is greater than or equal to the Reinvestment Target Par Balance, (2) the aggregate amount of Principal Proceeds used to acquire Loss Mitigation Obligations, measured cumulatively since the Closing Date, does not exceed 10.0% of the Target Portfolio Par and (3) not more than 5.0% of the Collateral Principal Amount consists of Loss Mitigation Obligations acquired with Principal Proceeds and (z) the Issuer shall not acquire any Loss Mitigation Obligation or Specified Equity Security with Interest Proceeds unless, as determined by the Portfolio Manager, both prior to and after giving effect to such acquisition, such payment would not (in the reasonable determination of the Portfolio Manager) result in insufficient Interest Proceeds being available for the payment in full of interest due on any Class of Secured Debt on the immediately following Payment Date.

(g) [Reserved].

(h) Post-Reinvestment Period Settlement Reporting. With respect to the purchase of any Collateral Obligation, the settlement date for which the Portfolio Manager reasonably expects will occur after the end of the Reinvestment Period, such Collateral Obligation may only be purchased with (x) scheduled distributions of Principal Proceeds that the Portfolio Manager reasonably expects will be received prior to the end of the Reinvestment Period and (y) Sale Proceeds received by the Issuer after the end of the Reinvestment Period in settlement of a sale or disposition with a trade date prior to the end of the Reinvestment Period. In each case, the related Collateral Obligation will be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria. Not later than the Business Day immediately following the end of the Reinvestment Period, the Portfolio Manager will deliver to the Trustee and the Collateral Administrator a schedule of Collateral Obligations (including their Principal Balances) purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred.

(i) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

Section 12.3 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Portfolio Manager (or with an account or portfolio for which the Portfolio Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Portfolio Management Agreement; provided, that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Retention Holder at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Principal Balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Retention Holder to the Issuer); provided, further, that, for the avoidance of doubt, it is hereby acknowledged the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Subsequent Delivery Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(a)(viii) as of such Subsequent Delivery Date; provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the

Issuer, in respect of such acquisition by the delivery (including by facsimile or electronic transmission) to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Portfolio Manager.

(c) Notwithstanding anything contained in this Article XII or Article V to the contrary (except for any liquidation of Assets due to an Event of Default and the acceleration of the maturity of the Secured Debt, which liquidation shall be subject to Article V), the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation not otherwise then permitted to be sold or acquired by the Portfolio Manager under this Indenture (i) that has been consented to by holders of Debt evidencing at least (x) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Debt and (y) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Debt and (ii) of which each Rating Agency and the Trustee has been notified.

Section 12.4 The Advisory Committee. The Issuer shall have the power and authority to form an Advisory Committee. The Advisory Committee will have the functions contemplated in this Indenture (including the Advisory Committee Guidelines) and the Portfolio Management Agreement, including having the power to approve Restricted Transactions in accordance with the Advisory Committee Guidelines.

(b) Each Holder of any Debt, by its acceptance thereof, shall be deemed to have approved each consent and other action taken by the members of the Advisory Committee to the extent contemplated in this Indenture (including the Advisory Committee Guidelines) and the Portfolio Management Agreement.

Section 12.5 Optional Repurchase or Substitution. Subject to the limitations set forth below, the Retention Holder will have the right but not the obligation to repurchase, or substitute another Collateral Obligation for, any:

(i) Collateral Obligation that becomes a Defaulted Obligation;

(ii) Collateral Obligation that has a Material Covenant Default;

(iii) Collateral Obligation that becomes subject to a proposed Specified Amendment; or

(iv) Collateral Obligation that becomes a Credit Risk Obligation (each of the above, a “Substitution Event”).

(b) At all times, (i) the Aggregate Principal Balance of all substituted Collateral Obligations (each, a “Substitute Collateral Obligation”) owned by the Issuer at any time since the Closing Date plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Retention Holder pursuant to its right of optional repurchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 20% of the Net Purchased Loan Balance in the aggregate; provided, that clause (ii) above shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Retention Holder in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Retention Holder determines that such purchase is, in the commercially reasonable business judgment of the Retention Holder, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation and (y) the Portfolio Manager determines that the Portfolio Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Portfolio Manager Standard or any provision of this Indenture or the Portfolio Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Retention Holder pursuant to Section 12.1(d). The foregoing provisions in this paragraph are the “Repurchase and Substitution Limit.”

(c) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the following conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution), which conditions are:

(i) each Coverage Test, Collateral Quality Test and Concentration Limitation remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Concentration Limitation is maintained or improved;

(ii) the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii) the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv) if any of the Collateral Obligations being substituted for are Second Lien Loans, the Aggregate Principal Balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the Principal Balance of the Collateral Obligations being substituted that are Second Lien Loans and (y) if none of the Collateral Obligations being substituted are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v) the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for;

(vi) solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for; and

(vii) the EU/UK Risk Retention Requirements will be satisfied with respect to such substitution.

(d) Any substitution of a Collateral Obligation will be initiated by delivery of written notice by the Retention Holder to the Trustee, the Collateral Administrator, the Issuer and the Portfolio Manager that the Retention Holder intends to substitute a Collateral Obligation pursuant to this Indenture and shall be completed prior to the earliest of (x) the expiration of 90 days after the delivery of such notice, (y) delivery of written notice to the Trustee from the Retention Holder stating that the Retention Holder does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount, or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, three (3) Business Days after the effective date set forth in such Specified Amendment (such period described in clause (x), (y) or (z), as applicable, being the “Substitution Period”). Each notice of substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary) shall be deemed to constitute Principal Proceeds; provided, that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary). To the extent any cash or other property received by the Issuer from the Retention Holder in connection with a Substitution Event as described herein exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer.

(e) For each Substitute Collateral Obligation, the Retention Holder will make, as of the related Cut-Off Date, the representations and warranties in the Master Loan Sale Agreement. Prior to any substitution of a Collateral Obligation to the Issuer, the Portfolio Manager must provide written notice thereof to the Rating Agency.

(f) In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Retention Holder shall have the right, but not the obligation, to repurchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a repurchase, the Retention Holder shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding Principal Balance of the repurchased Collateral Obligation being deposited into the Principal Collection Subaccount and the amount of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Subaccount, regardless of whether such amounts are deemed to be capital contributions). To the extent the Transfer Deposit Amount exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer. The Issuer and, at the written direction of the Issuer, the Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Retention Holder or the Portfolio Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of this Indenture.

ARTICLE XIII

DEBTHOLDERS’ RELATIONS

Section 13.1 Subordination. Anything in this Indenture or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitute a Junior Class agree for the benefit of the Holders of the Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner set forth in this Indenture.

(b) If any Holder of Debt of any Junior Class shall have received any payment or distribution in respect of such Debt contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c) Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class of Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d) The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, to the provisions of Section 5.4(d).

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder or beneficial owner under this Indenture, each Holder and each beneficial owner of Secured Debt or Subordinated Notes (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of Secured Debt or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Portfolio Manager); (b) shall only consider the interests of itself and/or its affiliates; and (c) shall not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any Holder or beneficial owner of Secured Debt or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Portfolio Manager), nor shall any such restrictions apply to any affiliates of any Holder or beneficial owner.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Portfolio Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer), unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer or the Portfolio Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Portfolio Manager or any other Person (on which the Trustee shall also be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Portfolio Manager or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Portfolio Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Portfolio Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Portfolio Manager, the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Applicable Issuers, then notwithstanding that the satisfaction of such condition is a condition precedent to the Applicable Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Trustee agrees to accept and act upon instructions, certifications or directions or similar communications pursuant to this Indenture sent by unsecured email or other similar unsecured electronic methods. If such person elects to give the Trustee facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or beneficial owners of Debt may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or such beneficial owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(b) The principal amount or face amount, as the case may be, and registered numbers of Debt held by any Person, and the date of such Person’s holding the same, shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Debt issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

Section 14.3 Notices, etc., to Trustee, the Co-Issuers, the Portfolio Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, the Administrator, each Hedge Counterparty and each Rating Agency. Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or beneficial owners or other documents provided or permitted by this Indenture to be made upon, given, emailed or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by email, or by facsimile in legible form at the following address applicable to such form of delivery (or at any other address provided in writing by the relevant party):

(i) the Trustee and, so long as the Trustee is the Paying Agent, the Paying Agent, at its applicable Corporate Trust Office; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Bank (in any capacity hereunder) shall be deemed effective only upon receipt thereof by an Authorized Officer;

(ii) the Issuer at c/o Appleby Global Services (Cayman) Limited, PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands, Attention: The Directors, telephone no.: [***], email: [***], with a copy to the Portfolio Manager at its address below;

(iii) the Co-Issuer at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald J. Puglisi, facsimile no.: [***], telephone no.:, [***] email: [***], with a copy to the Portfolio Manager at its address below;

(iv) the Portfolio Manager at Jefferies Credit Management LLC, 520 Madison Avenue, New York, New York, 10022, Attention: General Counsel, facsimile no.: [***], telephone no.: [***], email: [***];

(v) the Placement Agent, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, addressed to it at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Global Structured Credit or at any other address subsequently furnished in writing to the Issuer and the Trustee;

(vi) the Collateral Administrator at U.S. Bank Trust Company, National Association, 190 S. LaSalle St, 8th Floor, Chicago, IL 60603, MK-IL-SL8T, Attention: Global Corporate Trust, Reference: Jefferies Credit Partners BDC CLO I Ltd, email: [***], and with respect to any notices hereunder other than any notice pursuant to Article XII hereof, or at any other address previously furnished in writing to the parties hereto;

(vii) subject to clause (c) below and Section 7.20, the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) (a) in connection with any request to S&P for a confirmation of its Initial Ratings of the Secured Debt in connection with the Effective Date, an email to [***], (b) in connection with any application for a ratings estimate by S&P in respect of a Collateral Obligation, an email to [***], (c) in connection with any request for S&P CDO Monitor cases, an email to [***] and (d) in all other cases, an email to [***];

(viii) the Administrator at c/o Appleby Global Services (Cayman) Limited, PO Box 500, 71 Fort Street, Grand Cayman, KY1 – 1106, Cayman Islands, Attention: The Directors, telephone no.: [***], email: [***]; and

(ix) if to any Hedge Counterparty, in accordance with the notice provisions of the related Hedge Agreement.

(b) If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other Person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Debtholders or other documents provided or permitted by this Indenture to be sent to either or both of the Rating Agencies shall be sent by the Portfolio Manager on behalf of the Issuer and, if pursuant to the terms of this Indenture, the Trustee is to send such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Debtholders or other documents provided or permitted by this Indenture to the Rating Agencies, it shall instead be sent to the Portfolio Manager first for dissemination to the Rating Agencies.

(d) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a password-protected website containing such information.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Notes, emailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Such notices shall be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by email and stating the email address for such transmission. Thereafter, the Trustee shall give notices to such Holder by email, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. In lieu of the foregoing, notices for Holders may also be posted to the Trustee’s password-protected internet website.

Subject to the requirements of Section 14.15, the Trustee shall make available to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder, (iii) applicable law or (iv) the terms of any confidentiality or non-disclosure agreement to which the Trustee is party in connection with the performance of its duties hereunder (including, without limitation, contained in any agreement or acknowledgment governing any report, statement or certificate prepared by the Issuer’s accountants). The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Debtholder status.

Neither the failure to provide any notice, nor any defect in any notice so made available, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), shall continue in full force and effect, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, shall not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Nothing in this Indenture or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Portfolio Manager, the Collateral Administrator, the Holders of the Debt and (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture; provided that the Placement Agent shall be an express third-party beneficiary of clause (xv) of Section 8.1, the second sentence of Section 8.4(c) and Section 16.1(i).

Section 14.9 Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Debt or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10 Governing Law. THIS INDENTURE AND THE DEBT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND THE DEBT AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS INDENTURE OR THE DEBT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or Proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture, each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any suit, action or Proceedings brought in any such court, waives any claim that such suit, action or Proceedings has been brought in an inconvenient forum and further waives the right to object, with respect to such suit, action or Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing suit, action or Proceedings in any other jurisdiction, nor shall the bringing of suit, action or Proceedings in any one or more jurisdictions preclude the bringing of suit, action or Proceedings in any other jurisdiction.

Section 14.12 Waiver of Jury Trial. EACH OF THE ISSUER, THE CO-ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Debt may be executed and delivered in counterparts (including by facsimile transmission), each of which shall be deemed an original, and all of which together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any signature (including, without limitation, any electronic signature (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Agreement, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Agreement. Any requirement in this Indenture or the Debt that a document, including the Debt, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Portfolio Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Portfolio Manager with respect to any communication to a Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.17, unless otherwise agreed to in writing by the Portfolio Manager.

Section 14.15 Confidential Information. The Trustee, the Collateral Administrator and each Holder and beneficial owner of Debt shall maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer (after consultation with the Co-Issuer) or such Holder or beneficial owner in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisers, financial advisers and other professional advisers who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to this Indenture, the Portfolio Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) any other Person from which such former Person offers to purchase any security of the Co-Issuers (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) S&P (subject to Section 14.17 and, with respect to the Trustee in its capacity as Information Agent); (ix) any other Person with the consent of the Co-Issuers and the Portfolio Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; provided, further, that delivery to Holders or beneficial owners by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or beneficial owners shall not be a violation of this Section 14.15. Each Holder and beneficial owner of Debt agrees, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders or beneficial owners of Debt any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner, such Holder or beneficial owner agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder and each beneficial owner of Debt, by its acceptance of its interest in such Debt, shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15.

(a) For the purposes of this Section 14.15, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt by or on behalf of the Co-Issuers in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or beneficial owner or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder or beneficial owner; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder or beneficial owner other than (x) through disclosure by the Co-Issuers or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder or beneficial owner, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Co-Issuers or a contractual duty to the Co-Issuers; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers and the Portfolio Manager.

(b) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority, and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Collateral

Administration Agreement. In addition, the Trustee, the Collateral Administrator, the Holders and beneficial owners of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Co-Issuers, the Debt, and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state, and local tax treatment and that may be relevant to understanding such U.S. federal, state, and local tax treatment.

Section 14.16 Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Debt or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other of the Co‑Issuers under this Indenture, the Debt, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any action to enforce, or bring any suit, action or Proceeding, in respect of this Indenture, the Debt, any such agreement or otherwise against the other of the Co-Issuers. In particular, neither of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or shall have any claim in respect to any assets of the other of the Co-Issuers.

Section 14.17 Communications with the Rating Agencies. If the Issuer shall receive any written or oral communication from any Rating Agency (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt, the Issuer agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Portfolio Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt with any Rating Agency (or any of its respective officers, directors or employees) without the participation of the Portfolio Manager, unless otherwise agreed to in writing by the Portfolio Manager. The Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt with any Rating Agency without the prior written consent (which may be in the form of email correspondence) or participation of the Portfolio Manager, unless otherwise agreed to in writing by the Portfolio Manager; provided that nothing in this Section 14.17 shall prohibit the Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Debt or this Indenture.

Section 14.18 [Reserved].

Section 14.19 Contributions. Subject to the prior written consent of the Portfolio Manager and certain conditions described in this Indenture, at any time, (i) any Holder of Subordinated Notes, by delivery of a written notice to the Issuer, the Trustee, the Collateral Administrator and the Portfolio Manager in the form of Exhibit D, may make a voluntary contribution of cash (each, a “Cash Contribution”) and (ii) any Holder of Subordinated Notes may, with notice to the Trustee and the Collateral Administrator delivered at least three Business Days prior to the related Payment Date by delivery of a written notice in the form of Exhibit D, designate as a contribution to the Issuer any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed to such Holder in accordance with the Priority of Payments (each, a “Reinvestment Contribution” and, together with Cash Contributions, “Contributions”).

(b) The Portfolio Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion (notice of which determination shall be provided to the Issuer and the Trustee). Contributions shall be repaid to the applicable Contributor (in accordance with the payment instructions provided to the Trustee by each Contributor) on the first Payment Date or Payment Dates on which funds in respect thereof are available in accordance with the Priority of Payments (such applicable amount inclusive of the Contribution, the “Contribution Repayment Amount”); provided, that such Contributor may irrevocably waive all or a portion of the applicable Contribution Repayment Amount.

(c) No Contribution or portion thereof will be returned to the Contributor at any time other than by operation of the Priority of Payments.

(d) Each Contribution will be deposited into the Permitted Use Account and applied by the Portfolio Manager on behalf of the Issuer to a Permitted Use (including for use to repurchase Debt or for the purchase or acquisition of additional Collateral Obligations, Loss Mitigation Obligations or Specified Equity Securities during the Reinvestment Period for the account of the Issuer) as designated by the related Contributor (or, in the absence of such designation, as designated by the Portfolio Manager (in its sole discretion)). For the avoidance of doubt, (i) any amounts deposited into the Permitted Use Account pursuant to a Reinvestment Contribution will be deemed for all purposes as having been paid to such Holder of the Subordinated Notes pursuant to the Priority of Payments on such Payment Date (except for purposes of payment of the Contribution Repayment Amount on subsequent Payment Dates) and (ii) any amounts deposited into the Permitted Use Account pursuant to a Cash Contribution after a Determination Date may not be applied on the related Payment Date.

ARTICLE XV

ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT

Section 15.1 Assignment of Portfolio Management Agreement. The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Portfolio Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(a) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management Agreement, nor shall any of the obligations contained in the Portfolio Management Agreement be imposed on the Trustee.

(b) Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Portfolio Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(c) The Issuer represents that the Issuer has not executed any other assignment of the Portfolio Management Agreement.

(d) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(e) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Portfolio Manager in the Portfolio Management Agreement, to the following:

(i) The Portfolio Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Portfolio Manager subject to the terms (including the standard of care set forth in the Portfolio Management Agreement) of the Portfolio Management Agreement.

(ii) The Portfolio Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Portfolio Management Agreement to the Trustee as representative of the Debtholders and the Portfolio Manager shall agree that all of the representations, covenants and agreements made by the Portfolio Manager in the Portfolio Management Agreement are also for the benefit of the Trustee.

(iii) The Portfolio Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Portfolio Manager to the Issuer pursuant to the Portfolio Management Agreement.

(iv) Neither the Issuer nor the Portfolio Manager will enter into any agreement amending, modifying or terminating the Portfolio Management Agreement (other than an amendment to (x) correct inconsistencies, typographical or other errors, defects or ambiguities, (y) conform the Portfolio Management Agreement to the final Offering Circular with respect to the Debt or to this Indenture (as it may be amended from time to time pursuant to Article VIII) or (z) with the consent of a Majority of the Subordinated Notes, permanently or temporarily remove any Portfolio Management Fee payable to the Portfolio Manager) or selecting or consenting to a successor manager unless (A) a Majority of the Controlling Class does not object to such amendment, modification or waiver within

10 Business Days after the Issuer provides notice thereof, provided that, notwithstanding this clause (A), if the effect of such amendment is to modify any provisions of the Portfolio Management Agreement with respect to the rights of the Controlling Class to consent to any action thereunder, neither the Issuer nor the Portfolio Manager will enter into any such agreement to amend, modify or terminate the Portfolio Management Agreement without the written consent of a Majority of the Controlling Class, and (B) if such amendment or modification (i) would increase one or more of the prescribed percentages that are used to determine one or more of the Portfolio Management Fees (as contemplated by the definitions thereof) and would have a material adverse effect on the rights of the holders of the Subordinated Notes or (ii) would otherwise have a material adverse effect on the rights of the holders of the Subordinated Notes, then a Majority of the Subordinated Notes does not object to such amendment or modification within 10 Business Days after the Issuer provides notice thereof; provided in each case that, subject to the conditions to appointment of a successor manager, the Portfolio Management Agreement may be amended or replaced to evidence or effect such succession.

(v) Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Portfolio Management Agreement), the Portfolio Manager shall continue to serve as Portfolio Manager under the Portfolio Management Agreement notwithstanding that the Portfolio Manager shall not have received amounts due it under the Portfolio Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Portfolio Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Portfolio Manager under the Portfolio Management Agreement until the payment in full of all Secured Debt (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Portfolio Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary Insolvency Proceeding filed or commenced by a Person other than the Portfolio Manager, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) Except with respect to transactions contemplated by Section 5 of the Portfolio Management Agreement, if the Portfolio Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Debt and any other account or portfolio for which the Portfolio Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Portfolio Manager will give written notice to the Trustee, who shall promptly forward such notice to the relevant Holder, briefly describing such conflict and the action it proposes to take. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Portfolio Management Agreement.

(f) Upon a Trust Officer of the Trustee receiving written notice from the Portfolio Manager that an event constituting “Cause” as defined in the Portfolio Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Debtholders (as their names appear in the Register) and the Rating Agencies.

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1 Hedge Agreements. Subject to the terms of this Section 16.1, the Issuer (or the Portfolio Manager on behalf of the Issuer) may enter into Hedge Agreements, with the consent of a Majority of the Controlling Class, from time to time on and after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and making payments on, the Debt. The Issuer (or the Portfolio Manager on behalf of the Issuer) shall promptly provide written notice of entry into any Hedge Agreement to the Trustee and the Collateral Administrator. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall not enter into any Hedge Agreement, or any modification of an existing Hedge Agreement, unless the S&P Rating Condition has been satisfied with respect thereto. The Issuer shall provide a copy of each Hedge Agreement to each Rating Agency and the Trustee.

(a) Each Hedge Agreement shall contain appropriate limited recourse and non‑petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(i). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings unless, the S&P Rating Condition is satisfied, or credit support is provided as set forth in the Hedge Agreement. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI.

(b) In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), notwithstanding any term hereof to the contrary, (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Portfolio Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Portfolio Manager under the terminated Hedge Agreement.

(c) The Issuer (or the Portfolio Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value (when added to any collateral then held by or on behalf of the Issuer pursuant to such credit support annex) under such credit support annex equal to the required credit support amount.

(d) Each Hedge Agreement shall, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy Rating Agency criteria in effect at the time of execution of the Hedge Agreement; (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement; and (iii) require that the written terms of any derivative directly relate to the Collateral Obligations and the Debt and such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Debt.

(e) The Issuer shall give prompt notice to each Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty credit support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(f) If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, promptly after becoming aware thereof the Portfolio Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Trustee, demanding payment thereunder.

(g) Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

(h) The Issuer shall not be permitted to enter into or amend any Hedge Agreement without the consent of a Majority of the Controlling Class and unless (i) either (A) it obtains an opinion of Cadwalader, Wickersham & Taft LLP, Paul Hastings LLP or an opinion of nationally recognized counsel experienced in such matters that the Issuer entering into such Hedge Agreement shall not cause it to be considered a “commodity pool” as defined in Section 1a(10) of the CEA, or (B) the Issuer shall be operated such that the Portfolio Manager and/or such other relevant party to the transaction, as applicable, shall be eligible for an exemption from registration as a “commodity pool operator” and a “commodity trading advisor” under the CEA and all conditions precedent to obtaining such an exemption have been satisfied, (ii) the Issuer receives an opinion of Cadwalader, Wickersham & Taft LLP, Paul Hastings LLP or an opinion of nationally recognized counsel experienced in such matters approved by the Placement Agent that either (A) the Issuer entering into such Hedge Agreement shall not, in and of itself, cause the Issuer to become a “hedge fund or private equity fund” as defined for the purposes of Section 13 of the Bank Holding Company Act, as amended, or (B) if the Issuer were to become a “hedge fund or private equity fund,” then an exemption would apply enabling a banking entity to sponsor or acquire an ownership interest in the Issuer, and to engage in covered transactions with the Issuer, notwithstanding the general prohibitions of such Section 13, (iii) the written terms of the Hedge Agreement directly relate to the Collateral Obligations and the Debt, and (iv) such Hedge Agreement reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Notes.

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

Executed as a Deed by:

JEFFERIES CREDIT PARTNERS BDC CLO I LTD.,
as Issuer

By: /s/ Nadish Seebaluck
Name: Nadish Seebaluck
Title: Director

In the presence of:

Witness: /s/ Sanya Welds

Name: Sanya Welds

Occupation: Senior Administrator-Fiduciary Services

Title:

[Signature Page to Indenture (Jefferies Credit Partners BDC CLO I)]

JEFFERIES CREDIT PARTNERS BDC CLO I LLC,
as Co-Issuer

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

[Signature Page to Indenture (Jefferies Credit Partners BDC CLO I)]

ARTICLE XVIIEXHIBIT A-1

FORM OF SECURED NOTE

SECURED NOTE
representing

CLASS [A][B][C] [SENIOR]1 SECURED [DEFERRABLE]2 FLOATING RATE NOTES DUE 2037

Certificate No. [ ]

Type of Note (check applicable):

☐ Rule 144A Global Secured Note with an initial principal amount of $__________

☐ Regulation S Global Secured Note with an initial principal amount of $__________

☐ Certificated Secured Note with a principal amount of $__________

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INDENTURE REFERRED TO HEREIN. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS: (A)(1)(i) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES THEREUNDER, (A “QUALIFIED PURCHASER”), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST, EXCEPT AS OTHERWISE AGREED TO BY THE ISSUER) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT (A “QIB”), ACQUIRING ITS INTEREST IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A, THAT IS NEITHER A DEALER DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER, NOR A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, EXCEPT WITH RESPECT TO INVESTMENT DECISIONS MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (B) NOT A “U.S. PERSON” (A “U.S. PERSON”) ACQUIRING

1 To be inserted into the Class A Notes and Class B Notes.

2 To be inserted into the Class C Notes.

USActive 61446358.4A-1-1

ITS INTEREST IN AN “OFFSHORE TRANSACTION,” AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN A TRANSACTION EXEMPT FROM REGISTRATION PURSUANT TO REGULATION S OR (C) SOLELY IN THE CASE OF SUBORDINATED NOTES SOLD ON THE CLOSING DATE WITH THE CONSENT OF THE ISSUER AND THE PLACEMENT AGENT, AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”) THAT IS ALSO A QUALIFIED PURCHASER OR AN ENTITY OWNED (OR BENEFICIALLY OWNED) EXCLUSIVELY BY QUALIFIED PURCHASERS AND/OR KNOWLEDGEABLE EMPLOYEES (WITHIN THE MEANING SET FORTH IN RULE 3c-5 PROMULGATED UNDER THE INVESTMENT COMPANY ACT, “KNOWLEDGEABLE EMPLOYEES”) WITH RESPECT TO THE ISSUER (ANY SUCH ENTITY, A “PERMITTED AI”), AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

[THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF THIS NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]3

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON‑EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON‑U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON‑U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY

3 To be inserted into the Class A Notes and the Class B Notes.

USActive 61446358.4A-1-2

REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.]4

[EACH PURCHASER OR TRANSFEREE OF ANY INTEREST IN A CLASS C NOTE PRIOR TO THE ISSUANCE TO THE ISSUER OF THE TAX OPINION HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT ON EACH DATE ON WHICH SUCH PERSON HOLDS ANY INTEREST IN SUCH NOTE THAT IT IS NOT AND WILL NOT BE AND IS NOT ACTING AND WILL NOT BE ACTING ON BEHALF OF (I) A BENEFIT PLAN INVESTOR OR (II) A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON‑U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”) OR TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE PORTFOLIO MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO OTHER PLAN LAW. FOR PURPOSES OF THE IMMEDIATELY FOREGOING, THE TERM “TAX OPINION” MEANS AN OPINION OF COUNSEL OF CADWALADER, WICKERSHAM & TAFT LLP OR ANOTHER NATIONALLY RECOGNIZED TAX COUNSEL TO THE EFFECT THAT, UNDER CURRENT LAW AND TO THE EXTENT ISSUED TO PERSONS OTHERWISE UNRELATED TO THE ISSUER, ALTHOUGH THERE IS NO SPECIFIC AUTHORITY WITH RESPECT TO THE CHARACTERIZATION FOR U.S. FEDERAL INCOME TAX PURPOSES OF SECURITIES HAVING THE SAME TERMS OF SUCH CLASS C NOTES, SUCH CLASS C NOTE WILL BE CHARACTERIZED AS INDEBTEDNESS FOR U.S. FEDERAL INCOME TAX PURPOSES. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY. EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) AFTER SUCH TIME AS THE ISSUER SHALL HAVE RECEIVED THE TAX OPINION (AS DEFINED ABOVE) WILL BE REQUIRED OR DEEMED TO REPRESENT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON‑EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON‑U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY OTHER PLAN LAW, ITS

4 To be inserted into the Class A Notes and the Class B Notes.

USActive 61446358.4A-1-3

ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW.]5

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED OR REQUIRED TO REPRESENT, WARRANT AND AGREE THAT, IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (I) NONE OF THE ISSUER, THE CO-ISSUER, THE PORTFOLIO MANAGER, THE RETENTION HOLDER, THE TRUSTEE, THE COLLATERAL ADMINISTRATOR, THE ADMINISTRATOR, THE PLACEMENT AGENT OR ANY FINANCIAL INTERMEDIARIES OR OTHER PERSONS THAT PROVIDE MARKETING SERVICES, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED AND NONE WILL PROVIDE ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE WITHIN THE MEANING OF SECTION 3(21) OF ERISA TO THE BENEFIT PLAN INVESTOR, OR TO ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), IN CONNECTION WITH THE DECISION TO INVEST IN, HOLD OR DISPOSE OF THIS NOTE, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS NOTE, AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

[ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO‑ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, TRANSFERS OF REGISTERED OWNERSHIP OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX CERTIFICATIONS UNDER SECTION 2.13 OF THE INDENTURE.]6

5 To be inserted into the Class C Notes only.

6 To be inserted into Global Secured Notes.

USActive 61446358.4A-1-4

[EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, TRANSFERS OF REGISTERED OWNERSHIP OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX CERTIFICATIONS UNDER SECTION 2.13 OF THE INDENTURE.]7

[PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.]8

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (WITHIN THE MEANING OF SECTION 1272 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT APPLEBY GLOBAL SERVICES (CAYMAN) LIMITED, 71 FORT STREET, P.O. BOX 500, GRAND CAYMAN KY1-1106, CAYMAN ISLANDS, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.]9

7 To be inserted into Certificated Secured Notes.

8 To be inserted into Global Secured Notes.

9 To be inserted into the Class C Notes

USActive 61446358.4A-1-5

NOTE DETAILS

This Note is one of a duly authorized issue of Notes issued under the Indenture (as defined below) having the applicable class designation and other details specifically indicated below (the “Note Details”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Issuers, the Notes, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of any inconsistency between this Note (including the Note Details) and the terms of the Indenture, the terms of the Indenture shall govern.

Issuer: Jefferies Credit Partners BDC CLO I Ltd.

Co-Issuer: Jefferies Credit Partners BDC CLO I LLC

Note issued by Co-Issuer: ☐ Yes ☐ No

Note issued only by Issuer: ☐ Yes ☐ No

Trustee: U.S. Bank Trust Company, National Association

Indenture: Indenture, dated as of March 20, 2025, among the Issuer, the Co-Issuer and the Trustee, as amended, modified or supplemented from time to time.

Registered Holder: ☐ CEDE & CO ☐ _________________ (insert name)

Stated Maturity: The Payment Date in April 2037

Payment Dates: The 25th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2025 and each Redemption Date (other than a Partial Redemption Date that does not otherwise fall on a Payment Date and a Non-Payment Date Refinancing Date), except that the final Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day).

Interest Deferrable (check “yes” only where designated as “Deferrable” on the first page of this Note): ☐ Yes ☐ No

USActive 61446358.4A-1-6

Floating Rate (check “yes” only where designated as “Floating” on the first page of this Note) ☐ Yes ☐ No

Class designation and interest rate (check

applicable): ☐ Class A Benchmark + 1.55%

☐ Class B Benchmark + 1.80%

☐ Class C Benchmark + 2.25%

Principal amount (if Global Note, check applicable “up

to” principal amount): ☐ Class A $232,000,000

☐ Class B $40,000,000

☐ Class C $32,000,000

Minimum denominations: $250,000 and integral multiples of $1.00 in excess thereof

Note identifying numbers: As indicated in the applicable table below for the type of Note and applicable Class indicated on the first page above.

USActive 61446358.4A-1-7

• Rule 144A Global Secured Notes

Designation	CUSIP	ISIN
Class A Notes	471914AA9	US471914AA97
Class B Notes	471914AE1	US471914AE10
Class C Notes	471914AG6	US471914AG67

• Regulation S Global Secured Notes

Designation	CUSIP	ISIN
Class A Notes	G5S907AA5	USG5S907AA53
Class B Notes	G5S907AC1	USG5S907AC10
Class C Notes	G5S907AD9	USG5S907AD92

• Certificated Secured Notes

Designation	CUSIP	ISIN
Class A Notes	471914AB7	US471914AB70
Class B Notes	471914AF8	US471914AF84
Class C Notes	471914AH4	US471914AH41

USActive 61446358.4A-1-8

The Issuer (and, if applicable, the Co-Issuer), for value received, hereby promise to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture), the principal sum identified as the principal amount of this Note set forth in the Note Details (or, if this note is identified as a Global Note in the Note Details, such lesser principal amount shown on the books and records of the Trustee) on the Stated Maturity set forth in the Note Details, except as provided below and in the Indenture. The obligations of the Co-Issuers under this Note and the Indenture are limited recourse obligations of the Co-Issuers payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer (and, if applicable, the Co-Issuer) promises to pay, in accordance with the Priority of Payments, interest on the Aggregate Outstanding Amount of this Note on each Payment Date and each other date that interest is required to be paid on this Note upon earlier redemption or payment at a rate per annum equal to the interest rate for this Note in the Note Details set forth above in arrears.

If the Note Details indicate that this Note is floating rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. If the Note Details indicate that this Note is fixed rate, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. To the extent lawful and enforceable, interest that is not paid when due and payable shall accrue interest at the applicable interest rate until paid as provided in the Indenture. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the last Business Day of the calendar month prior to such Payment Date.

Interest will cease to accrue on this Note or, in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. The principal of this Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

If the Note Details indicate that interest on this Note is deferrable, any interest on this that is not paid when due by operation of the Priority of Payments will be deferred. Any interest so deferred will be added to the principal balance of the Class to which this Note belongs, and thereafter, interest will accrue on the aggregate outstanding principal amount of such Class of Notes, as so increased.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is duly authorized and issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective

USActive 61446358.4A-1-9

rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

If this is a Global Secured Note as identified in the Note Details, except as otherwise provided in the Indenture, transfers of this Note shall be limited to transfers of such Global Secured Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee. Interests in this Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Secured Notes of the same Class or to a transferee taking an interest in a Global Secured Note of the same Class or to a transferee taking an interest in a Global Secured Note of the opposing designation ((i) Rule 144A, in the case of a Regulation S Global Secured Note or (ii) Regulation S, in the case of a Rule 144A Global Secured Note) of the same Class, subject to and in accordance with the restrictions set forth in the Indenture. Interests in this Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, a Global Secured Note of the opposing designation ((i) Rule 144A, in the case of a Regulation S Global Secured Note or (ii) Regulation S, in the case of a Rule 144A Global Secured Note) of the same Class subject to the restrictions as set forth in the Indenture. This Global Secured Note is subject to mandatory exchange for Certificated Notes of the same Class under the limited circumstances set forth in the Indenture. Upon redemption, exchange of or increase in any principal amount represented by this Global Secured Note, this Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

If this is a Certificated Secured Note as identified in the Note Details, this Note may be transferred to a transferee acquiring Certificated Secured Notes of the same Class, to a transferee taking an interest in a Rule 144A Global Secured Note of the same Class or to a transferee taking an interest in a Regulation S Global Secured Note of the same Class, subject to and in accordance with the restrictions set forth in the Indenture.

This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

USActive 61446358.4A-1-10

This Note shall be issued in the minimum denominations set forth in the Note Details.

Title to Notes shall pass by registration in the Register kept by the Registrar, which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Trustee or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each Holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings or other proceedings under Cayman Islands law, U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THIS NOTE AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE OR THIS NOTE (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS.

USActive 61446358.4A-1-11

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of March 20, 2025.

JEFFERIES CREDIT PARTNERS BDC CLO I LTD.

By:
Name:
Title:

USActive 61446358.4A-1-12

JEFFERIES CREDIT PARTNERS BDC CLO I LLC

By:
Name: Donald J. Puglisi
Title:

USActive 61446358.4A-1-13

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

USActive 61446358.4A-1-14

[SCHEDULE A10

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this Global Secured Note have been made:

Date exchange/ redemption/ increase made	Original principal amount	Part of principal amount exchanged/redeemed/ increased	Remaining principal amount following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer
$[ ]

10 Insert in the case of Global Notes.

USActive 61446358.4A-1-15

[SCHEDULE A]

ASSIGNMENT FORM

For value received

does hereby sell, assign, and transfer to

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: ___________________ Your Signature

(Sign exactly as your name appears in the security)]11

11 Insert in the case of Certificated Notes.

USActive 61446358.4A-1-16

ARTICLE XVIIIEXHIBIT A-2

FORM OF SUBORDINATED NOTE

SUBORDINATED NOTE
representing

SUBORDINATED NOTES DUE 2037

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INDENTURE REFERRED TO HEREIN. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS: (A)(1)(i) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES THEREUNDER, (A “QUALIFIED PURCHASER”), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST, EXCEPT AS OTHERWISE AGREED TO BY THE ISSUER) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT (A “QIB”), ACQUIRING ITS INTEREST IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A, THAT IS NEITHER A DEALER DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER, NOR A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, EXCEPT WITH RESPECT TO INVESTMENT DECISIONS MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; OR (B) SOLELY IN THE CASE OF SUBORDINATED NOTES SOLD ON THE CLOSING DATE WITH THE CONSENT OF THE ISSUER AND THE PLACEMENT AGENT, AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”). THAT IS ALSO A QUALIFIED PURCHASER OR AN ENTITY OWNED (OR BENEFICIALLY OWNED) EXCLUSIVELY BY QUALIFIED PURCHASERS AND/OR KNOWLEDGEABLE EMPLOYEES (WITHIN THE MEANING SET FORTH IN RULE 3c-5 PROMULGATED UNDER THE INVESTMENT COMPANY ACT, “KNOWLEDGEABLE EMPLOYEES”) WITH RESPECT TO THE ISSUER (ANY SUCH ENTITY, A “PERMITTED AI”), AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

A-2-1

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF THIS NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH PURCHASER OF THIS NOTE WILL BE REQUIRED TO REPRESENT AND WARRANT IN WRITING TO THE TRUSTEE (1) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (2) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS A CONTROLLING PERSON AND (3) THAT (a) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON–EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND (b) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (i) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE PORTFOLIO MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO OTHER PLAN LAW, AND (ii) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON. “OTHER PLAN LAW” MEANS ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED

A-2-2

TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

NO SALE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH SALE OR TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE SUBORDINATED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUBORDINATED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS (“25% LIMITATION”).

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED OR REQUIRED TO REPRESENT, WARRANT AND AGREE THAT, IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (I) NONE OF THE ISSUER, THE CO-ISSUER, THE PORTFOLIO MANAGER, THE RETENTION HOLDER, THE TRUSTEE, THE COLLATERAL ADMINISTRATOR, THE ADMINISTRATOR, THE PLACEMENT AGENT OR ANY FINANCIAL INTERMEDIARIES OR OTHER PERSONS THAT PROVIDE MARKETING SERVICES, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED AND NONE WILL PROVIDE ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE WITHIN THE MEANING OF SECTION 3(21) OF ERISA TO THE BENEFIT PLAN INVESTOR, OR TO ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), IN CONNECTION WITH THE DECISION TO INVEST IN, HOLD OR DISPOSE OF THIS NOTE, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS NOTE, AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, TRANSFERS OF REGISTERED OWNERSHIP OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX CERTIFICATIONS UNDER SECTION 2.13 OF THE INDENTURE.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATED TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED NOTES AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE.

A-2-3

JEFFERIES CREDIT PARTNERS BDC CLO I LTD.

CERTIFICATED SUBORDINATED NOTE
representing

SUBORDINATED NOTES DUE 2037

C-1

CUSIP No.: [47234JAA5]12[47234JAB3]13 U.S.$99,200,000

ISIN: [US47234JAA51]14[US47234JAB35]15

JEFFERIES CREDIT PARTNERS BDC CLO I LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [ ] United States Dollars (U.S.$[ ]) on April 25, 2037 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive. The Subordinated Notes represent unsecured, subordinated obligations of the Issuer and are not entitled to security under the Indenture.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of other classes of Notes as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2037 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of March 20, 2025 (the “Indenture”) among the Issuer, Jefferies Credit Partners BDC CLO I LLC, as Co-Issuer (the “Co-Issuer”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

12 In the case of Rule 144A Notes.

13 In the case of Certificated Notes.

14 In the case of Rule 144A Notes.

15 In the case of Certificated Notes.

A-2-4

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be transferred to a transferee acquiring Certificated Subordinated Notes of the same Class, subject to and in accordance with the restrictions set forth in the Indenture.

This Note may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Notes and payment in full of all amounts then due and owing of the Co-Issuers, at the direction of a Majority of the Subordinated Notes, as set forth in Section 9.2(b) of the Indenture.

In addition, the Issuer has the right to compel any Holder or beneficial owner to sell and transfer its interest in this Note, or may sell such interest on behalf of any Holder or beneficial owner, in the manner, under the conditions and with all the effect provided in the Indenture in the event that such Holder or beneficial owner is a Non-Permitted Holder as set forth in Section 2.12(b) of the Indenture or a Non-Permitted ERISA Holder as set forth in Section 2.12(d) of the Indenture.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

This Note will be issued in minimum denominations of $1,125,000 and integral multiples of $1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar, which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Trustee or Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each Holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings or other proceedings under Cayman Islands law, U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

A-2-5

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THIS NOTE AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE OR THIS NOTE (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS.

A-2-6

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of March 20, 2025.

Jefferies Credit Partners BDC CLO I Ltd.

By:
Name:
Title:

A-2-7

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2-8

SCHEDULE A

ASSIGNMENT FORM

For value received

does hereby sell, assign, and transfer to

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: ___________________ Your Signature

(Sign exactly as your name appears in the security)

A-2-9